Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Datalink Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DATALINK CORPORATION
10050 Crosstown Circle, Suite 500
Eden Prairie, MN 55344
(952) 944-3462

November 29, 2016

To Our Shareholders:

        You are invited to attend a special meeting of the shareholders of Datalink Corporation, a Minnesota corporation (which we refer to as "Datalink," the "Company," "we," "our" or "us"), which we will hold at our principal executive offices located at 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344, on Thursday, January 5, 2017 at 9:00 a.m. local time. We refer to such meeting, including any adjournment or postponement thereof, as the "special meeting."

        At the special meeting, you will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "merger agreement"), dated as of November 6, 2016, by and among Datalink, Insight Enterprises Inc., a Delaware corporation ("Insight"), and Reef Acquisition Co., a Minnesota corporation and a wholly owned subsidiary of Insight ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Datalink (the "merger"), the separate existence of Merger Sub will cease, and Datalink will continue as the surviving corporation. You will also be asked to consider and vote on (1) a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger; and (2) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement or in the absence of a quorum.

        If the merger agreement is adopted and the merger is completed, Datalink will become a wholly owned subsidiary of Insight, and, at the effective time, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Merger Sub, Insight or any direct or indirect wholly owned subsidiary of Insight or of Datalink immediately prior to the effective time of the merger, which will be cancelled and not converted, and any dissenting shares) will be cancelled and converted into the right to receive the merger consideration of $11.25 per share in cash, without interest.

        Our board of directors has unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement, determined that the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Datalink and its shareholders and resolved to recommend that Datalink shareholders vote in favor of the adoption of the merger agreement. Accordingly, our board unanimously recommends that the shareholders of Datalink Corporation vote (1) "FOR" the proposal to approve and adopt the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Datalink in connection with the merger, and (3) "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

        Your vote is very important.    The merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal cast their vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of our common stock on the proposal to adopt the merger agreement will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. We encourage you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about Datalink from documents we have filed with the Securities and Exchange Commission. See "Where You Can Find Additional Information" on page 89.

        Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free, at 1 (800) 322-2885.

        On behalf of our board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,
/s/ PAUL F. LIDSKY
Paul F. Lidsky President, Chief Executive Officer, and Director

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This document is dated November 29, 2016 and is first being mailed to shareholders on or about November 30, 2016.

DATALINK CORPORATION
10050 Crosstown Circle, Suite 500
Eden Prairie, MN 55344

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 5, 2017

        NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Datalink Corporation, a Minnesota corporation (which we refer to as "Datalink," the "Company," "we," "our" or "us"), will be held at our principal executive offices, located at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota, on Thursday, January 5, 2017 at 9:00 a.m. local time (the "special meeting"), to consider and vote upon the following proposals:

  1.
  To approve and adopt the Agreement and Plan of Merger, dated as of November 6, 2016 (which, as it may be amended from time to time, we refer to as the "merger agreement"), by and among Datalink, Insight Enterprises, Inc., a Delaware corporation ("Insight"), and Reef Acquisition Co., a Minnesota corporation and a direct, wholly owned subsidiary of Insight ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Datalink (the "merger");

  2.
  To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Datalink's named executive officers in connection with the merger; and

  3.
  To approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

        Only shareholders of record as of the close of business on November 23, 2016 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

        Our board unanimously recommends that our shareholders vote (1) "FOR" the proposal to approve and adopt the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Datalink in connection with the merger, and (3) "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

        Your vote is important, regardless of the number of shares of our common stock you own. Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you have internet access, we encourage you to submit your proxy via the internet. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Before voting your shares, we urge you to read the accompanying proxy statement carefully, including its annexes and the documents incorporated by reference in the document. Your prompt attention is greatly appreciated.

By order of our board of directors,
/s/ GREGORY T. BARNUM Gregory T. Barnum Vice President, Finance and Chief Financial Officer and Secretary

Minneapolis, Minnesota
November 29, 2016

YOUR VOTE IS IMPORTANT

        If your shares are registered directly in your name:    If you are a shareholder of record, you may vote your shares through the internet, by telephone or by mail as described below. Please help us save time and postage costs by voting through the internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.     BY INTERNET

  a.
  Go to the website at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on January 4, 2017.

  b.
  Please have your proxy card available to verify your identity and create an electronic ballot.

  c.
  Follow the simple instructions provided.

2.     BY TELEPHONE

  a.
  On a touch-tone telephone in the United States, call toll-free 1 (800) 690-6903, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on January 4, 2017.

  b.
  Please have your proxy card available to verify your identity.

  c.
  Follow the simple instructions provided.

3.     BY MAIL

  a.
  Mark, sign and date your proxy card.

  b.
  Return it in the postage-paid envelope that will be provided.

        If your shares are held in the name of a broker, bank or other nominee:    You should receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to approve and adopt the merger agreement, without your instructions.

        If you fail to return your proxy card, grant your proxy electronically over the internet or by telephone or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid legal proxy issued in your name in order to vote in person at the special meeting. A shareholder providing a proxy may revoke it at any time before it is exercised by providing written notice of revocation to our Secretary or by providing a proxy of a later date.

        You should not return your stock certificate or send documents representing our common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of our common stock for the merger consideration.

i

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
 Toll-Free 1 (800) 322-2885

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Reef Acquisition Co. with and into Datalink Corporation, with Datalink Corporation surviving as a wholly owned subsidiary of Insight Enterprises, Inc., which transaction we refer to as the merger, and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 89. The merger agreement is attached as Annex A to this proxy statement.

The Companies (page 19)

Datalink

        Datalink Corporation, referred to as "Datalink," the "Company," "we," "our" or "us," is a Minnesota corporation. We provide information technology (IT) services and solutions that help organizations transform technology, operations and service delivery to meet business challenges. Focused on midsize and large companies, we provide a full life cycle of services including consulting, strategy, design, deployment, management, and support. We leverage technology from the industry's leading original equipment manufacturers (OEMs) as part of our IT solutions portfolio. See "Where You Can Find More Information" on page 89 and "The Companies—Datalink" on page 19.

Insight

        Insight Enterprises, Inc., referred to as "Insight," is a Delaware corporation. Insight is a Fortune 500-ranked global provider of IT hardware, software, cloud and service solutions to business, government, healthcare and educational clients in North America, Europe, the Middle East, Africa ("EMEA"), and Asia-Pacific ("APAC"). Insight's offerings in North America and select countries in EMEA include hardware, software and services. Its offerings in the remainder of its EMEA segment and in APAC are largely software and select software-related services. See "The Companies—Insight" on page 19.

Merger Sub

        Reef Acquisition Co., referred to as "Merger Sub," is a Minnesota corporation and a wholly owned subsidiary of Insight that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Datalink will continue as the surviving corporation. See "The Companies—Merger Sub" on page 19.

The Merger (page 26)

        You will be asked to consider and vote upon the proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 6, 2016, by and among Datalink, Insight and Merger Sub (as it may be amended from time to time, the "merger agreement"). A copy of the merger agreement is attached as Annex A. The merger agreement provides, among other things, that at the effective time of the merger (the "effective time"), Merger Sub will be merged with and into Datalink, and each issued and outstanding share of common stock, par value $0.001 per share, of Datalink ("our common stock"), other than shares of our common stock owned directly by Datalink or Merger Sub or by any direct or indirect wholly owned subsidiary of Insight or of Datalink as of immediately prior to the effective time (the "cancelled shares") and any shares of our common stock held of record or beneficially by a person who has not voted in favor of approval and adoption of the merger agreement and who is entitled to properly demand dissenter's rights with respect to such shares (the "dissenting shares"), will be converted automatically into the right to receive $11.25 in cash, without interest (the "merger consideration").

The Special Meeting of Our Shareholders (page 20)

        Place, Date and Time.    The special meeting will be held at 9:00 a.m., local time, on January 5, 2017 at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344. To attend the meeting, you will need to present valid photo identification, such as a driver's license or passport, and proof of ownership of our common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this document, you will not be admitted to the special meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

        Purpose of the Special Meeting.    At the special meeting, you will be asked (1) to consider and vote on the proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 6, 2016, by and among Datalink, Insight, and Merger Sub, pursuant to which Merger Sub will be merged with and into Datalink; (2) to consider and vote on the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Datalink's named executive officers in connection with the merger; and (3) to consider and vote on the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement or in the absence of a quorum.

        Who Can Vote at the Meeting.    You can vote at the special meeting, in person or by proxy, all of the shares of our common stock you own of record as of November 23, 2016, which is the record date for the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain a legal proxy from them and vote the shares yourself at the meeting. As of November 23, 2016, there were 22,256,459 shares of our common stock outstanding held by 158 holders of record.

        What Vote is Required for Approval of the Merger Agreement.    Approval of the merger agreement requires that shareholders holding a majority of the shares of our common stock outstanding at the close of business on the record date for the special meeting and entitled to be cast on such proposal vote "FOR" the proposal to approve and adopt the merger agreement. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, such failure to instruct your nominee will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

        Quorum.    A quorum will be present if holders of record of a majority of the shares of our common stock outstanding on the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

        Procedure for Voting.    You can vote shares you hold of record by attending the special meeting and voting in person or by mailing the enclosed proxy card or voting by telephone or through the Internet. If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, your shares will not be voted, which will have the same effect as a vote against approval of the merger agreement.

        How to Revoke Your Proxy.    You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. To revoke your proxy, you must (a) submit a new proxy with a more recent date than that of the first proxy given before 11:59 P.M. Eastern Time on January 4, 2017 by (1) following the Internet voting instructions or (2) following the telephone voting instructions; (b) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (c) if you are a registered shareholder, attend the meeting in person and deliver a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it—that is, by Internet, telephone or mail.

Shares Held by Directors and Executive Officers (page 83)

        At the close of business on the record date, directors and executive officers of Datalink were entitled to vote approximately 1,814,504 shares of our common stock, which in the aggregate represented approximately 8.2% of the shares of our common stock issued and outstanding on such date. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page 83.

        Each of Datalink's directors has agreed with Insight that they will vote their shares in favor of the proposal to approve and adopt the merger agreement and a proposal to adjourn the meeting, if necessary or appropriate, and we expect the directors to also vote their shares in favor of the other proposal to be considered at the special meeting. See "The Voting Agreement" beginning on page 78. We currently expect that our executive officers will also vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Recommendation of the Datalink Board of Directors (page 24); Reasons for the Merger (page 35)

        Our board has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Our board unanimously recommends that Datalink shareholders vote "FOR" the proposal to approve and adopt the merger agreement at the special meeting.

        For a description of the reasons considered by our board in deciding to recommend approval of the merger agreement, see the section entitled "The Merger (Proposal 1)—Reasons for our Board's Recommendation in Favor of the Merger" beginning on page 35.

Opinion of Datalink's Financial Advisor (page 41)

        At the November 6, 2016 meeting of our board, representatives of Raymond James & Associates, Inc. ("Raymond James") rendered Raymond James' oral opinion, which was subsequently confirmed by delivery of a written opinion to our board dated November 6, 2016, as to the fairness, as of such date, from a financial point of view, to the holders of our outstanding common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion. The Raymond James opinion was based in part on certain non-public unaudited prospective financial information prepared by our management, described below under "The Merger (Proposal 1)—Certain Datalink Unaudited Prospective Financial Information" beginning on page 39.

        The full text of the written opinion of Raymond James, dated November 6, 2016, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Annex D to this document. Raymond James provided its opinion for the information and assistance of our board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the merger consideration to be received by the holders of our common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger contemplated thereby. The Raymond James opinion does not constitute a recommendation to our board or any holder of our common stock as to how our board, such shareholder or any other person should vote or otherwise act with respect to the merger or any other matter.

Certain Effects of the Merger on Datalink (page 26)

        Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into Datalink, with Datalink surviving the merger. Throughout this proxy statement, we use the term "surviving corporation" to refer to Datalink as the surviving corporation following the merger. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur at the time the articles of merger are duly filed with the Secretary of State of the State of Minnesota or at such later date as may be agreed by Datalink and Merger Sub and specified in the articles of merger.

Effect on Datalink if the Merger is Not Completed (page 26)

        If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, the common stock will continue to be listed and traded on the Nasdaq Global Market, a listing tier of The Nasdaq Stock Market LLC ("Nasdaq") and registered under the U.S. Securities and Exchange Act of 1934 (the "Exchange Act") and we will continue to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Insight a termination fee upon or following the termination of the merger agreement, as described under "The Merger Agreement—Termination Fee" beginning on page 76.

When the Merger Becomes Effective (page 62)

        The merger agreement provides that the merger will become effective within two business days after the satisfaction of the conditions to the merger, but no earlier than January 3, 2017. As of the date of this document, the parties expect to complete the merger in the first quarter of 2017, shortly after the approval and adoption of the merger agreement by our shareholders. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside the control of Datalink or Insight may delay the completion of the merger, or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

Treatment of Datalink Equity Awards (page 63)

        Restricted Stock.    At the effective time, each share of restricted stock that is outstanding immediately prior to the effective time will terminate and be cancelled in exchange for the merger consideration (subject to any applicable withholding tax).

        Stock Options.    At the effective time, each option to purchase our common stock (a "stock option") that is outstanding prior to the effective time, whether vested or unvested, will, (i) if the exercise price of such option is equal to or greater than the merger consideration, terminate and be cancelled without any consideration being payable; or (ii) if the exercise price of such option is less than the merger consideration, terminate and be cancelled in exchange for the aggregate option consideration with respect to such option (subject to applicable withholding tax). The option consideration equals the difference between the merger consideration and the exercise price payable for each share issuable under such option.

        Restricted Stock Units and Performance Stock Units.    At the effective time, each award of Datalink restricted stock units ("RSUs") or performance stock units ("PSUs") that is outstanding or payable prior to the effective time, whether vested or unvested, will terminate and be cancelled as of immediately prior to the effective time in exchange for the right to receive the product of (i) the number of shares subject to such RSU or PSU, as applicable; and (ii) the merger consideration (subject to any applicable withholding tax). For purposes of the merger agreement, the deferred stock units held by certain of our directors are considered RSUs.

No Solicitation; Alternative Proposals (page 68)

        The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding competing transactions and our board's ability to change or withdraw its recommendation in favor of the merger agreement. Notwithstanding these restrictions, under circumstances specified in the merger agreement, our board may respond to unsolicited bona fide written competing proposals or terminate the merger agreement and enter into an agreement with respect to a superior proposal or withdraw its recommendation in favor of the merger agreement. See "The Merger Agreement—No Solicitation; Alternative Proposals" beginning on page 68.

Change in Board Recommendation (page 70)

        Our board unanimously recommends that our shareholders vote "FOR" the proposal to approve and adopt the merger agreement. Nevertheless, our board may make a change of recommendation or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal (as defined in the section entitled "The Merger Agreement—No Solicitation; Alternative Proposals" beginning on page 68) if we receive an unsolicited bona fide written takeover proposal that our board, after consultation with outside legal and financial advisors, concludes constitutes a superior proposal (taking into account any offers made by Insight to adjust the terms of the merger agreement) or if there has been an intervening event unrelated to a takeover proposal and, in any event, failure to take such action would be inconsistent with our board's fiduciary duties under applicable law.

Interests of Datalink's Directors and Executive Officers in the Merger (page 48)

        When considering the recommendation by our board in favor of the merger agreement and the merger, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours, including the following:

  •
  An agreement among Insight, us and each of our directors (Brent G. Blackey, Paul F. Lidsky, Greg R. Meland, J. Patrick O'Halloran, James E. Ousley, Mercedes Walton and James L. Zucco, Jr.) pursuant to which the directors will vote (i) in favor of the approval and adoption of the merger agreement and all agreements related to the merger; (ii) in favor of any related proposal in furtherance of the merger agreement and/or in furtherance of effecting the merger and the other transactions contemplated by the merger agreement; and (iii) against any alternative proposal, any other extraordinary transaction involving us other than the merger, any corporate action that could frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the merger agreement, or any other proposal relating to any such action;

  •
  The payment to each of our named executive officers (Paul F. Lidsky, Gregory T. Barnum, Patricia A. Hamm, M. Shawn O'Grady and Denise M. Westenfield) of the amounts that would be payable to such officers under our 2016 incentive plan if "target" were achieved, even if "target" performance is not achieved;

  •
  Payments in connection with unvested stock options, shares of restricted stock, restricted stock units and performance stock units at the closing of the merger, as described in the section entitled "The Merger Agreement—Treatment of Datalink Equity Awards" on page 63;

  •
  A retention bonus letter agreement between us and Mr. Lidsky pursuant to which, contingent upon the closing of the merger and Mr. Lidsky's engagement as a consultant for 60 days after the closing of the merger, Mr. Lidsky will be eligible to receive either (i) a retention bonus payment in the amount of $200,000 or (ii) a consulting separation payment in the amount of $200,000, in addition to the existing severance benefits outlined in Mr. Lidsky's employment agreement with us;

  •
  A retention bonus letter agreement between us and Ms. Westenfield pursuant to which, contingent upon the closing of the merger, Ms. Westenfield will be eligible to receive (i) a retention bonus payment in the amount of $90,000, subject to her continued employment through the five-month anniversary of the closing of the merger or earlier termination without cause, and (ii) upon a termination without cause, a severance payment in the amount of $90,000 or, if such termination occurs after the five-month anniversary of the merger, determined in accordance with Insight's Separation Plan;

  •
  An offer letter between Insight and Mr. O'Grady pursuant to which Mr. O'Grady will be employed by Insight as a Senior Vice President and General Manager and will be entitled to base compensation, a target annual variable bonus opportunity, and a one-time award of restricted stock units of Insight, among other benefits and compensation as further described in such offer letter;

  •
  The entitlement of certain of our executive officers to receive severance payments and benefits under their respective executive employment agreements in the event the officer's employment is terminated on or following the closing of the merger either by the surviving corporation without cause or by the officer for good reason; and

  •
  Continued indemnification and directors' and officers' liability insurance to be provided by the surviving corporation.

        If the proposal to approve and adopt the merger agreement is approved by our shareholders and the merger closes, any shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all of our other shareholders entitled to receive the per-share merger consideration.

        See "The Merger (Proposal 1)—Interests of Datalink's Directors and Executive Officers in the Merger" beginning on page 48.

        The members of our board were aware of these interests of our directors and executive officers and considered them, among other matters, when approving the merger agreement and the merger and determining to recommend that its shareholders vote "FOR" the approval of the merger agreement and the merger.

Material U.S. Federal Income Tax Consequences of the Merger (page 57)

        If you are a U.S. holder (as defined in the section entitled "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 57), the receipt of cash in exchange for shares of our common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of our common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Regulatory Approvals (page 59)

        HSR Waiting Period.    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, the merger may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the United States Federal Trade Commission (the "FTC") and all statutory waiting period requirements have been satisfied.

        German Competition Clearance.    The merger is also subject to the merger control provisions of the German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen) (the "German Competition Act"), which among other things provides that the merger may not be completed until notification has been given, and clearance has been received from, Germany's Federal Cartel Office (the "FCO").

Financing of the Merger (page 48)

        The merger is not conditioned upon receipt of financing by Insight. Insight plans to finance the transaction through a combination of existing cash on hand and borrowing under its existing credit facilities.

Conditions to Completion of the Merger (page 73)

        The conditions to each party's obligations to complete the merger include the following:

  •
  the adoption of the merger agreement by our shareholders;

  •
  the absence of an injunction or judgment issued by any court of competent jurisdiction or governmental authority, and of any law or other legal restraint, that would make illegal or otherwise prevent or prohibit the consummation of the merger;

  •
  the expiration or early termination of the waiting period applicable to the consummation of the merger under the HSR Act and the receipt of clearance of the FCO under the German Competition Act;

  •
  the accuracy of the other party's representations and warranties in the merger agreement, subject to certain qualifications; and

  •
  the other party's performance in all material respects of its covenants and obligations under the merger agreement.

        In addition, the conditions to Insight's and Merger Sub's obligations to complete the merger also include the following:

  •
  the absence of any pending action by any governmental authority of competent jurisdiction that seeks, directly or indirectly, to make illegal, prohibit or materially delay or otherwise restrain consummation of the merger or performance of the merger agreement;

  •
  the absence of a material adverse effect with respect to Datalink;

  •
  the receipt by Insight of the consent of RSM US LLP necessary for Insight to incorporate RSM US LLP's audit report with respect to the Company's most recent annual report, and the provision by us and our management of all representation or other letters required for RSM US LLP to provide such consent (except in certain circumstances where Insight is not prepared to file its Current Report on Form 8-K containing pro forma financial information about the merger, in which case this condition will not apply); and

  •
  if the closing has not occurred prior to March 1, 2017, the timely filing by Datalink of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Termination (page 75)

        The merger agreement may be terminated (subject, in each case, to certain limitations):

  •
  by the mutual written consent of Datalink and Insight;

  •
  by either Datalink or Insight, if:

  •
  the merger has not occurred on or before April 25, 2017;

  •
  the consummation of the merger has been made illegal or has been permanently restrained, enjoined or otherwise prevented by a final and non-appealable judgment, law or other legal restraint or prohibition;

  •
  the requisite vote of our shareholders is not obtained at the special meeting; or

  •
  the other party has breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement such that the closing conditions would not be satisfied, and such breach or failure cannot be cured or, if capable of being cured, has not been cured by the earlier of April 25, 2017 or 30 days after receipt of written notice of such breach or failure; or

  •
  by Insight, if:

  •
  our board has changed or failed to reaffirm its recommendation in favor of approval of the merger agreement and the merger to our shareholders;

  •
  our board has approved, adopted, or recommended a takeover proposal or approved, recommended, entered into, or allowed us to enter into a definitive agreement with respect to a takeover proposal; or

  •
  this proxy statement is distributed without including our board's recommendation in favor of the merger;

  •
  by Datalink, at any time prior to the time the Datalink shareholder vote is obtained, in order to accept a superior proposal, provided that Datalink pays the termination fee.

Termination Fee (page 76)

        Following termination of the merger agreement under specified circumstances generally relating to a competing transaction, Datalink may be required to pay Insight a termination fee of $7.5 million.

Employee Matters (page 72)

        The merger agreement provides for the following treatment with respect to those employees of Datalink and its subsidiaries who continue to be employed by the surviving corporation or one of its subsidiaries after the effective time, whom we refer to as the "continuing employees":

  •
  from the effective time through the first anniversary of the effective time, Insight will provide each continuing employee compensation and benefits opportunities (excluding defined benefit plans and equity and equity-based awards) that are substantially comparable in the aggregate to either (i) the compensation and benefits provided such employee immediately prior to the effective time, or (ii) compensation and benefits currently provided by Insight to similarly-situated employees of Insight;

  •
  Insight will honor all employee benefit plans of Datalink and all employment, severance and termination plans and contracts in accordance with their terms as in effective immediately before the effective time; and

  •
  for purposes of vesting, eligibility and level of benefits under the employee benefit plans of Insight, each continuing employee will receive credit for his or her years of service with Datalink before the effective time, to the same extent as such employee was entitled before the effective time, to credit for such service under any similar employee benefit plan in which such employee participated immediately prior to the effective time.

Market Prices and Dividend Data (page 82)

        Our common stock is traded on Nasdaq, under the symbol "DTLK." The closing sale price of our common stock on November 4, 2016, which was the last trading day before the merger was publicly announced, was $9.43 per share. On November 28, 2016 the most recent practicable date before the filing of this document, the closing price for our common stock was $11.16 per share. See "Market Price of Datalink Common Stock" on page 82.

        Under the terms of the merger agreement, during the period from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement (such period, the "pre-closing period"), we may not declare or pay any cash dividends to our shareholders without Insight's written consent. We have paid no dividends on our common stock since our initial public offering in 1999. Under our current dividend policy, we intend to retain future earnings for use in our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Dissenters' Rights (page 85)

        If the merger agreement is approved by Datalink shareholders at the special meeting and the merger is consummated, shareholders of Datalink who do not vote in favor of the Merger Agreement and who otherwise comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act will be entitled to demand payment for his or her shares and an appraisal of the value of those shares. The rights of dissenting shareholders under the Minnesota Business Corporation Act are discussed in the section entitled "Dissenters' Rights" beginning on page 85. Any exercise of dissenters' rights must be in accordance with the procedures set forth in Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, which sections are attached as Annex C to the Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a shareholder of Datalink. Please refer to the more detailed information contained elsewhere in this document, the annexes to this document and the documents referred to or incorporated by reference in this document, which we urge you to read carefully and in their entirety. You may obtain the information incorporated by reference into this document without charge by following the instructions under the section entitled "Where You Can Find Additional Information" on page 89.

Q:
Why am I receiving this document?

A:
On November 6, 2016, Datalink entered into a definitive agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Insight, with and into Datalink, with Datalink surviving the merger as a wholly owned subsidiary of Insight. You are receiving this document in connection with the solicitation of proxies by our board in favor of the proposal to approve and adopt the merger agreement and a proposal to adjourn the meeting, if necessary or appropriate, and to approve the other related proposal to be voted on at the special meeting.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of our common stock is called a "proxy card." Our board has designated Gregory T. Barnum and Paul F. Lidsky, and each of them with full power of substitution, as proxies for the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will be held at Datalink's principal executive offices located at 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344, on Thursday, January 5, 2017, at 9:00 a.m. local time (including any adjournment or postponement thereof, the "special meeting").

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of our common stock as of the close of business on November 23, 2016, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. As of the close of business on the record date, there were 22,256,459 shares of our common stock outstanding and entitled to vote at the special meeting, held by 158 holders of record. Each share of our common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, to be the "shareholder of record." In this case, we have sent this proxy statement and your proxy card to you directly.

If your shares are held through a broker, bank or other nominee, you are considered the "beneficial owner" of the shares of our common stock held in "street name." In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to approve and adopt the merger agreement;

•
to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the named executive officers of Datalink in connection with the merger; and

•
to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

Q:
What is the proposed merger and what effects will it have on Datalink?

A:
The proposed merger is the acquisition of Datalink by Insight pursuant to the merger agreement. If the proposal to approve and adopt the merger agreement is approved by the holders of our common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Datalink, with Datalink continuing as the surviving corporation. As a result of the merger, Datalink will become a wholly owned subsidiary of Insight. We will cooperate with Insight to de-list our common stock from Nasdaq and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, the common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Insight a termination fee upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fee" beginning on page 76.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per-share merger consideration of $11.25 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own. For example, if you own 100 shares of common stock, you will receive $1,125.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes. In any case, you will not own shares in the surviving corporation.

Q:
What will the holders of Datalink restricted stock, stock options, RSUs and PSUs receive in the merger?

A:
Restricted Stock. At the effective time, each share of restricted stock that is outstanding immediately prior to the effective time will terminate and be cancelled in exchange for the merger consideration.

Stock Options. At the effective time, each stock option that is outstanding prior to the effective time, whether vested or unvested, will, (i) if the exercise price of such option is equal to or greater than the merger consideration, terminate and be cancelled without any consideration being payable; or (ii) if the exercise price of such option is less than the merger consideration, terminate and be cancelled in exchange for the aggregate option consideration with respect to such option. The option consideration equals the difference between the merger consideration and the exercise price payable for each share issuable under such option.

Restricted Stock Units and Performance Stock Units. At the effective time, each award of Datalink RSUs or PSUs that is outstanding or payable prior to the effective time, whether vested or unvested, will terminate and be cancelled as of immediately prior to the effective time in exchange for the right to receive the product of (i) the number of shares subject to such RSU or PSU, as applicable; and (ii) the merger consideration (subject to any applicable withholding tax). For purposes of the merger agreement, the deferred stock units held by certain of our directors are considered RSUs.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as soon as possible on or after the date of the special meeting, and currently expect to consummate the merger during the first quarter of 2017. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to conditions, including approval of the merger agreement by our shareholders and the receipt of regulatory approvals. See "The Merger Agreement—When the Merger Becomes Effective" on page 62 and "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 73.

Q:
Am I entitled to appraisal or dissenters' rights under Minnesota Law?

A:
Yes. As a holder of the Company's common stock, you are entitled to exercise dissenters' rights under the Minnesota Business Corporation Act in connection with the merger if you take certain actions and meet certain conditions. See "Dissenters' Rights" beginning on page 85.

Q:
Will I be subject to U.S. federal income tax upon the exchange of our common stock for cash pursuant to the merger?

A:
If you are a U.S. holder (as defined under "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 57), the exchange of our common stock for cash pursuant to the merger generally will require a U.S. holder to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received by such U.S. holder pursuant to the merger and such U.S. holder's adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. Backup withholding may also apply to the cash payment pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 57 of this proxy statement.

Q:
How do I attend the special meeting?

A:
To attend the meeting, you will need to present valid photo identification, such as a driver's license or passport, and proof of ownership of our common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this document, you will not be admitted to the special meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

If you are not a holder of record as of the record date, you may be admitted to the meeting only if you have a valid legal proxy from a holder of record as of the record date. You must present that proxy, as well as a form of valid photo identification, at the entrance to the meeting.

Q:
How many shares are needed to constitute a quorum?

A:
A quorum will be present if holders of record of a majority of the shares of our common stock outstanding on the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
What vote of Datalink shareholders is required to approve and adopt the merger agreement?

A:
Approval of the merger agreement requires that shareholders holding a majority of the shares of our common stock outstanding at the close of business on the record date for the special meeting and entitled to be cast on such proposal vote "FOR" the proposal to approve and adopt the merger agreement. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote "AGAINST " the proposal to approve and adopt the merger agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, such failure to instruct your nominee will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

Q:
What vote of Datalink shareholders is required to approve the other proposals to be voted upon at the special meeting?

A:
Each of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Datalink in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires that more shares are voted "FOR" such proposal than "AGAINST."

  An abstention with respect to either proposal and a failure to vote your shares of our common stock on either proposal (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will not have the effect of either a vote "FOR" or a vote "AGAINST" such proposals.

Q:
How does our board recommend that I vote?

A:
Our board unanimously recommends that our shareholders vote:

•
"FOR" the proposal to approve and adopt the merger agreement;

•
"FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to our named executive officers in connection with the merger; and

•
"FOR" the proposal regarding adjournment of the special meeting.

  For a discussion of the factors that our board considered in determining to recommend the approval of the merger agreement, please see the section entitled "The Merger (Proposal 1)—Reasons for our Board's Recommendation in Favor of the Merger" beginning on page 35. In addition, in considering the recommendation of our board with respect to the merger agreement, you should be aware that some of our directors and executive officers have potential interests that may be different from, or in addition to, the interests of our shareholders generally. For a discussion of these interests, please see the section entitled "The Merger (Proposal 1)—Interests of Datalink's Directors and Executive Officers in the Merger" beginning on page 48.

Q:
How do Datalink's directors and officers intend to vote?

A:
Each of our directors has agreed with Insight that they will vote their shares in favor of the proposal to approve and adopt the merger agreement and a proposal to adjourn the meeting, if necessary or appropriate, and we expect the directors to also vote their shares in favor of the other proposal to be considered at the special meeting. See "The Voting Agreement" beginning on page 78. We currently expect that our executive officers will also vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Q:
What will happen if shareholders do not approve the advisory (non-binding) proposal on certain compensation that may be paid or become payable to Datalink's named executive officers in connection with the merger?

A:
The inclusion of this proposal is required by the SEC rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by shareholders and is not binding on Datalink or Insight. If the merger agreement is approved by Datalink shareholders and the merger is completed, the merger-related compensation will be paid to Datalink's named executive officers in accordance with the terms of their compensation agreements and arrangements even if shareholders do not approve this proposal.

Q:
What do I need to do now? How do I vote my shares of our common stock?

A:
We urge you to read this entire document carefully, including its annexes and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of our common stock you own. See page i at the beginning of this proxy statement for instructions on how to vote your shares in person or by proxy over the internet, by telephone or by mail.

Q:
Can I revoke my proxy?

A:
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. To revoke your proxy, you must (a) submit a new proxy with a more recent date than that of the first proxy given before 11:59 P.M. Eastern Time on January 4, 2017 by (1) following the Internet voting instructions or (2) following the telephone voting instructions; (b) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (c) if you are a registered shareholder, attend the meeting in person and deliver a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it—that is, by Internet, telephone or mail.

Q:
Will my shares of our common stock held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of our common stock you may hold in "street name" will be deemed to be held by a different shareholder (that is, your custodial bank, broker or other financial nominee) than any shares of our common stock you hold of record, any shares of our common stock held in "street name" will not be combined for voting purposes with shares of our common stock you hold of record. Similarly, if you own shares of our common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of our common stock because they are held in a different form of record ownership. Shares of our common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of our common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares are voted at the special meeting, you should read carefully any proxy materials received and follow the instructions included therewith.

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares of our common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of our common stock are voted.

Q:
What happens if I sell my shares of our common stock before completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of our common stock through completion of the merger. Consequently, if you transfer your shares of our common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for shareholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of our common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of our common stock evidenced by stock certificates for the merger consideration. If your shares of our common stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the merger consideration. Do not send in your certificates now.

Q:
Where can I find the voting results of the special meeting?

A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed. See "Where You Can Find Additional Information" on page 89 of this proxy statement.

Q:
Where can I find more information about Datalink?

A:
You can find more information about us from various sources described in the section entitled "Where You Can Find Additional Information" on page 89.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact MacKenzie Partners, Inc., which is acting as the proxy solicitation agent and information agent for Datalink in connection with the merger.

If you have questions or need assistance voting your shares, please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
 Toll-Free 1 (800) 322-2885

or

Datalink Corporation
Attn: Investor Relations
10050 Crosstown Circle, Suite 500
Eden Prairie, Minnesota 55344
(952) 944-3462

        If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This communication contains forward-looking statements, including statements relating to the completion of the transaction and statements regarding Datalink's future performance. Forward-looking statements can usually be identified by the use of words such as "aim," "anticipate," "believe," "continue," "could," "estimate," "evolve," "expect," "forecast," "intend," "looking ahead," "may," "opinion," "plan," "possible," "potential," "project," "should," "will" and other expressions which indicate future events or trends. Forward-looking statements are likely to address matters such as, among other things, Datalink's, Insight's and their respective affiliates' respective or combined anticipated sales, expenses, margins, tax rates, capital expenditures, profits, cash flows, liquidity and debt levels. These forward-looking statements are based on the companies' current plans, expectations and assumptions and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements.

        These risks and uncertainties include, but are not limited to, the following factors:

  •
  the risk that we are unable to consummate the merger within the anticipated time period, or at all, due to the failure to obtain shareholder approval to approve and adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger;

  •
  the risk that the merger agreement may be terminated in circumstances requiring us to pay Insight a termination fee of $7.5 million;

  •
  the risk of any event, change or other circumstances occurring that could give rise to the termination of the merger agreement;

  •
  the risk that Insight may be unable to access its financing or the failure of any such financing to be sufficient to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

  •
  the effect of the announcement or pendency of the merger on our business relationships (including, without limitation, customers and suppliers), operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

  •
  the risks related to diverting management's or employees' attention from ongoing business operations;

  •
  the risks associated with limitations placed on our ability to operate our business under the merger agreement;

  •
  the risk that our stock price may decline significantly if the merger is not completed or may suffer as a result of uncertainty surrounding the merger;

  •
  the risk that the merger may not be consummated in a timely manner, if at all;

  •
  the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others;

  •
  the possibility that the companies may be adversely affected by other economic, business and/or competitive factors;

  •
  worldwide economic conditions and their impact on customer purchasing decisions;

  •
  rapid technological changes and competitive pressures in the industry; and

  •
  the other risks, factors and matters described or incorporated by reference in this proxy statement, including the "Risk Factors" described in our Form 10-K for the fiscal year ended December 31, 2015 and in our subsequent filings on Form 10-Q (see "Where You Can Find Additional Information" on page 89).

        Many of these factors are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by applicable law, we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

 THE COMPANIES

Datalink

        Datalink Corporation, referred to as "Datalink," the "Company," "we," "our" or "us," is a Minnesota corporation. Datalink was incorporated in Minnesota in 1987. We provide information technology (IT) services and solutions that help organizations transform technology, operations and service delivery to meet business challenges. Focused on midsize and large companies, we provide a full life cycle of services including consulting, strategy, design, deployment, management, and support. We leverage technology from the industry's leading original equipment manufacturers (OEMs) as part of our IT solutions portfolio.

        Our solutions can include hardware products, such as servers, disk arrays, tape systems, networking and interconnection components and software products. Our data center strategy is supported through multiple trends in the market and involves supporting the market and our clients with a single vendor to provide their data center infrastructure needs. As of September 30, 2016, we had 36 locations, including both leased facilities and home offices, throughout the United States. We historically have derived our greatest percentage of net sales from clients located in the central part of the United States.

        Our common stock is currently listed on the Nasdaq Global Market under the ticker symbol "DTLK."

        Our principal executive offices are located at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344, and our telephone number is (952) 944-3462. Datalink's website is located at www.datalink.com. The information contained on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Insight

        Insight Enterprises, Inc., referred to as "Insight," is a Delaware corporation. The Company was incorporated in Delaware in 1991 and is the successor to a business that commenced operations in 1988. Insight is a Fortune 500-ranked global provider of IT hardware, software, cloud and service solutions to business, government, healthcare and educational clients in North America, Europe, the Middle East, Africa ("EMEA"), and Asia-Pacific ("APAC"). Insight's offerings in North America and select countries in EMEA include hardware, software and services. Its offerings in the remainder of its EMEA segment and in APAC are largely software and select software-related services.

        Insight's common stock is currently listed on the Nasdaq Global Select Market under the ticker symbol "NSIT."

        Insight's principal executive offices are located at 6820 South Harl Avenue, Tempe, Arizona 85283, and its telephone number is (480) 333-3000. Insight's website is located at www.insight.com. The information contained on, or accessible through, Insight's website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Merger Sub

        Reef Acquisition Co., referred to as "Merger Sub," is a Minnesota corporation and a wholly owned subsidiary of Insight. Merger Sub was formed in November 2016 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and it currently has no other business or operations. Upon completion of the merger, Merger Sub will cease to exist and Datalink will continue as the surviving corporation.

        Merger Sub's principal executive offices are located at 6820 South Harl Avenue, Tempe, Arizona 85283, and its telephone number is (480) 333-3000.

 THE SPECIAL MEETING

        We are furnishing this document to Datalink shareholders as part of the solicitation of proxies by our board for use at the special meeting or any adjournment or postponement thereof. This document provides Datalink shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

        This document is being furnished to our shareholders as part of the solicitation of proxies by our board for use at the special meeting to be held at Datalink's principal executive offices located at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344, on Thursday, January 5, 2017 at 9:00 a.m. local time, or at any adjournment or postponement thereof.

        To attend the meeting, you will need to present valid photo identification, such as a driver's license or passport, and proof of ownership of our common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date.

        If you are not a holder of record as of the record date, you may be admitted to the meeting only if you have a valid legal proxy from a holder of record as of the record date who has obtained an admission ticket. You must present that proxy and admission ticket, as well as a form of valid photo identification, at the entrance to the meeting.

Purposes of the Special Meeting

        At the special meeting, Datalink shareholders will be asked to consider and vote on the following proposals:

  •
  to approve and adopt the merger agreement, dated as of November 6, 2016, by and among Datalink, Insight and Merger Sub, a wholly owned subsidiary of Insight;

  •
  to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Datalink's named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this document entitled "The Merger (Proposal 1)—Interests of Datalink's Directors and Executive Officers in the Merger" beginning on page 48; and

  •
  to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement or in the absence of a quorum.

        Our shareholders must approve and adopt the merger agreement for the merger to occur. If our shareholders fail to approve and adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this document as Annex A, and the material provisions of the merger agreement are described in the section entitled "The Merger Agreement" beginning on page 61.

        The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve and adopt the merger agreement. Accordingly, a shareholder may vote to approve the executive compensation and vote not to approve and adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either Datalink or Insight. Accordingly, if the merger agreement is approved by Datalink shareholders and the merger is completed, the merger-related compensation may be paid to Datalink's executive officers even if the shareholders fail to approve the proposal.

        Datalink does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

        This document and the enclosed form of proxy are first being mailed to Datalink shareholders on or about November 30, 2016.

Record Date and Quorum

        The holders of record of our common stock as of the close of business on November 23, 2016, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, 22,256,459 shares of our common stock were outstanding.

        The presence at the special meeting, in person or represented by proxy, of the holders of record of a majority of our common stock outstanding at the close of business on the record date will constitute a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

        Each share of our common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

        For Datalink to complete the merger, Datalink shareholders holding a majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote on such proposal must vote "FOR" the proposal to approve and adopt the merger agreement. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

        Approval of each of the advisory (non-binding) proposal on certain compensation that may be paid or become payable to Datalink's named executive officers in connection with the merger and the adjournment proposal requires that more shares are voted "FOR" than "AGAINST" such proposal. An abstention with respect to either proposal and a failure to vote your shares of our common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will not have the effect of either a vote "FOR" or a vote "AGAINST" these proposals.

Voting by Datalink's Directors and Executive Officers

        At the close of business on the record date, our directors and executive officers were entitled to vote approximately 1,814,504 shares of our common stock, which in the aggregate represents approximately 8.2% of the shares of our common stock issued and outstanding on that date. Each of our directors has agreed with Insight that they will vote their shares in favor of the proposal to approve and adopt the merger agreement and a proposal to adjourn the meeting, if necessary or appropriate, and we expect the directors to also vote their shares in favor of the other proposal to be considered at the special meeting. See "The Voting Agreement" beginning on page 78. We currently expect that our executive officers will also vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

        A total of 11,128,230 votes are needed to approve and adopt the merger agreement. Approximately 1,558,264 shares are held by our directors and subject to the voting agreement. Therefore, approximately 9,569,966 additional votes entitled to be cast by shareholders other than our directors must be cast to approve and adopt of the merger agreement in order to approve the transaction.

Voting; Proxies; Revocation

Attendance

        All holders of shares of our common stock as of the close of business on November 23, 2016, the record date, including shareholders of record and beneficial owners of our common stock registered in the "street name" of a broker, bank or other nominee, are invited to attend the special meeting. If you are a shareholder of record, please be prepared to provide valid photo identification, such as a driver's license or passport, and proof of ownership of our common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this document, you will not be admitted to the special meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

        If you are not a holder of record as of the record date, you may be admitted to the meeting only if you have a valid legal proxy from a holder of record as of the record date. You must present that proxy, as well as a form of valid photo identification, at the entrance to the meeting.

Voting in Person

        Shareholders of record will be able to vote in person at the special meeting. We will give you a ballot when you arrive. If you are not a shareholder of record but instead hold your shares of our common stock in "street name" through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. Attending the meeting in person does not itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

        To ensure that your shares of our common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

  Shares of Common Stock Held by Record Holder

        If you are a shareholder of record, you may provide voting instructions by proxy using one of the methods described below.

        To vote over the internet, go to the web address www.proxyvote.com and follow the instructions for voting. Have your proxy card available when you access the web page. If you vote over the internet, please do not mail your proxy card.

        To vote by telephone, dial 1 (800) 690-6903 in the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

        To vote by mail, mark your proxy card, date and sign it and return it in the postage-prepaid envelope. You should not return your stock certificate or send documents representing our common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of our common stock for the merger consideration.

        If you vote by proxy (regardless of whether you vote over the internet, by telephone or by mail), your votes must be received by 11:59 p.m., Eastern Time, on January 4, 2017 to be counted.

        Your proxy card will count as a "vote" if you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal. In this case, your proxy will be voted "FOR" such proposal.

        A failure to vote or an abstention will have the same effect as voting "AGAINST" the proposal to approve and adopt the merger agreement. An abstention and, assuming a quorum is present, a failure to vote will not have the effect of either a vote "FOR" or a vote "AGAINST" on the other two proposals.

  Shares of Common Stock Held in "Street Name"

        If you hold your shares in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on any of the proposals, which will have the same effect as voting "AGAINST" the proposal to approve and adopt the merger agreement, but, assuming a quorum is present, will not have the effect of either a vote "FOR" or a vote "AGAINST" the other two proposals.

        In accordance with the rules of Nasdaq, brokers, banks and other nominees that hold shares of our common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to the proposal to approve and adopt the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Datalink in connection with the merger, or the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Therefore, unless you attend the special meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of our common stock not being present at the meeting and not being voted on any of the proposals. Consequently, there cannot be any broker non-votes occurring in connection with any of the proposals at the special meeting.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a shareholder of record, you may revoke your proxy by:

  •
  submitting a new proxy card with a later date, which is received by Datalink prior to the final vote at the special meeting;

  •
  using the telephone or internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to Datalink;

  •
  attending the special meeting and voting in person; or

  •
  delivering a written notice of revocation by mail to Datalink in care of the Secretary at 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344, Attn: Secretary, which is received by Datalink prior to the final vote at the special meeting.

        Please note that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. If you want to revoke your proxy by mailing a new proxy card to Datalink or by sending a written notice of revocation to Datalink, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Datalink before the special meeting.

        Please note that if you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in "street name," you may also revoke a prior proxy by voting in person at the special meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Abstentions

        An abstention occurs when a shareholder attends a meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of our common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

        Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement. The requisite number of shares to approve the other two proposals is based on the total number of shares voted "FOR" such proposal compared to the number of shares voted "AGAINST" such proposal. If you abstain from voting with respect to such proposals or do not vote on such proposals, such failure to vote will not have the effect of either a vote "FOR" or a vote "AGAINST" the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the named executive officers of Datalink in connection with the merger or the proposal regarding adjournment of the special meeting.

Board of Directors' Recommendation

        Our board, after considering various factors described in the section entitled "The Merger (Proposal 1)—Reasons for our Board's Recommendation in Favor of the Merger" beginning on page 35, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, advisable and in the best interests of Datalink and our shareholders, and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The Board unanimously recommends that you vote (1) "FOR" the proposal to approve and adopt the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Datalink in connection with the merger, and (3) "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

Solicitation of Proxies

        Our board is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We have retained MacKenzie Partners, Inc. ("MacKenzie"), a proxy solicitation firm, to assist our board in the solicitation of proxies for the special meeting, and we expect to pay MacKenzie $12,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the internet by MacKenzie or, without additional compensation, by certain of our directors, officers and employees.

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on January 5, 2017

        The proxy statement is available at www.proxyvote.com.

 THE MERGER (PROPOSAL 1)

        The description of the merger in this section and elsewhere in this document is qualified in its entirety by reference to the complete text of the merger agreement and the voting agreement, copies of which are attached as Annex A and Annex B and are incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the transaction documents carefully and in their entirety.

Certain Effects of the Merger

        If the merger agreement is approved by our shareholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into Datalink, and the separate corporate existence of Merger Sub will cease. Datalink will be the surviving corporation in the merger and will continue its corporate existence as a Minnesota corporation and a wholly owned subsidiary of Insight.

        Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of our common stock issued and outstanding immediately before the effective time (other than cancelled shares and dissenting shares) will be converted into the right to receive $11.25 in cash, without interest, less any required withholding taxes. At the effective time of the merger, our current shareholders will cease to have ownership interests in the company or rights as its shareholders. Therefore, our current shareholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

        Our common stock is currently registered under the Exchange Act and is quoted on Nasdaq under the symbol "DTLK." As a result of the merger, Datalink will cease to be a publicly traded company and will be a wholly owned subsidiary of Insight. Following the consummation of the merger, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Datalink will no longer be required to file periodic reports with the SEC with respect to our common stock, in each case in accordance with applicable law, rules and regulations.

Effects on Datalink if the Merger is Not Completed

        If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, the common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. From time to time, our board will evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

        If the merger agreement is terminated, under specified circumstances, we may be required to pay Insight a termination fee, as described under "The Merger Agreement—Termination Fee" on page 76.

Background of the Merger

        The following chronology summarizes certain key events and contacts that led to the signing of the merger agreement. It does not purport to catalogue every conversation among our board, members of our management, or our representatives and other parties.

        During the past several years, as part of our ongoing strategic-planning process, our management and our board regularly reviewed and assessed, among other things, our long-term strategic goals and opportunities, competitive environment, and short- and long-term performance in light of our strategic plan, with the goal of maximizing shareholder value.

        In January 2016, Paul F. Lidsky, our President and Chief Executive Officer, received an unsolicited request for an in-person meeting with Party A, a strategic party. On January 19, 2016, Mr. Lidsky met with the President of Party A, and at that meeting received an unsolicited letter from Party A proposing to acquire the Company at a price of $10.00 in cash per share. The closing price of our common stock on that date was $6.40 per share. At the meeting, the President of Party A provided his views regarding operational plans and potential synergies, as well as the next steps required in connection with a potential transaction. Mr. Lidsky then discussed the meeting with Jim Ousley, chair of our board, and Brent Blackey and Greg Meland, two other non-employee members of our board. On January 28, 2016, at the direction of Messrs. Ousley, Blackey and Meland, Mr. Lidsky followed up with Party A and indicated that our board would need to discuss the proposal but that the proposed price of $10.00 in cash per share was at the very low end of the range Mr. Lidsky expected our board would consider.

        On January 29, 2016, our board convened to consider the proposal from Party A. Our legal counsel, Faegre Baker Daniels LLP ("FaegreBD"), provided a presentation to our board regarding their fiduciary duties in connection with a potential sale transaction. Our board then discussed the offer from Party A and the competitive environment in which we operate, and determined that our management should continue to pursue the opportunity with Party A while being mindful of our board's concerns regarding a potential leak of a Company sale process. Our board also directed our management to contact representatives of Raymond James, based on their industry expertise and prior presentations regarding the industry to our board, to determine their interest in serving as our board's financial advisor in connection with the proposed process, which management did on February 1, 2016. Our management subsequently negotiated the terms of an engagement letter with representatives of Raymond James and, after our board approved the engagement letter, it was executed on February 4, 2016. We also negotiated and entered into a non-disclosure agreement with Party A on February 4, 2016, and provided Party A with limited financial information regarding the Company in a data room that opened on February 24, 2016.

        As we requested in mid-March 2016, on March 29, 2016, Party A provided a written proposal to acquire the Company for a price of at least $10.30 per share, with the offer price potentially being as high as $10.75 per share if certain financial criteria were met. The offer was contingent on the receipt of financing by Party A. The closing price of our common stock on that date was $8.51 per share. Party A affirmed substantially all of these transaction terms, including the price per share, in an updated indication of interest received on April 12, 2016. The closing price of our common stock on that date was $9.13 per share.

        During February, March, April and May, and including after Party A's initial and updated indications of interest were received, Mr. Lidsky and representatives of Raymond James had periodic conversations with Party A regarding a potential sale transaction, including Party A's sources of financing, to determine whether Party A would be able to consummate a transaction if the parties could agree on terms.

        On April 20, 2016, our board met to consider the proposal from Party A. FaegreBD provided a presentation to our board regarding its fiduciary duties in connection with a potential sale transaction. Raymond James provided a presentation regarding the terms of the potential transaction with Party A, including price and the likelihood of consummating a transaction based on the limited information regarding Party A's financing sources that Party A had provided to us and our advisors. Our board then determined that Raymond James should inform Party A that our board was not interested in pursuing a transaction with Party A at that time, but that our board would consider a definitive proposal offered by Party A that had a higher likelihood of consummation, based on, among other things, executed commitment letters for financing in an amount sufficient to fund the transaction, and a higher price. The closing price of our common stock on that date was $8.84 per share.

        On May 25, 2016, our board met to discuss with representatives of Raymond James the financial markets, the systems integrator landscape and the competitive landscape for the Company, including the pressures that traditional information technology vendors were facing from next-generation technologies and the ongoing erosion of industry profit margins. Raymond James provided a presentation regarding Datalink's strategic alternatives, including remaining as an independent public company (while considering a share buyback or dividend), pursuing a consolidation with another company in the industry, or pursuing a sale to a third party. That presentation also included profiles of certain potential strategic buyers and identified certain financial sponsors that might be interested in acquiring the Company. After this update and presentation, our board discussed whether the challenges in the industry and competitive landscape for the Company made this a good time to consider a potential sale of the Company. At the conclusion of the meeting, our board directed Mr. Lidsky to instruct Raymond James to prepare for a sale process, subject to confirmation at a board meeting on June 1, 2016, which Mr. Lidsky did on May 26, 2016. The closing price of our common stock on May 25, 2016 was $8.11 per share.

        At its meeting on June 1, 2016 and after FaegreBD provided a presentation to our board regarding their fiduciary duties in connection with a potential sale transaction, our board discussed our recent performance and a potential sale in more detail. Raymond James provided a list of potential third-party acquirers to approach during a sale process. Our board discussed a preliminary timeline for a potential sale, the process for identifying potential participants in a sale process and control of confidential information to minimize the risk of information leakage. After these discussions, our board authorized Raymond James to identify a list of potential acquirers, including Party A, based on our board's input, review that list with our management to determine which parties to approach, and begin discussions with potential acquirers to determine interest in acquiring us. The closing price of our common stock on June 1, 2016 was $8.17 per share.

        On June 6, 2016, Raymond James began contacting potential strategic acquirers, with management's authorization, to gauge their interest in a potential transaction. Potential participants were selected based on, among other things, their financial capabilities, anticipated interest in conducting transactions similar to the proposed transaction and acquisition histories. In response to requests from FaegreBD on behalf of our board, Raymond James provided completed questionnaires inquiring as to the existence of potential conflicts of interest with identified strategic acquirers and financial sponsors. The questionnaires, which confirmed the absence of any material relationship with Insight or the other potential acquirers, were circulated to our board. Beginning June 6, Raymond James contacted 13 strategic acquirers (including Party A, Party B and Insight), 10 of which (including Party A, Party B and Insight) signed a non-disclosure agreement, in each case with a standstill clause that terminated upon public announcement of certain transactions (including the merger), with us. Later in June, Raymond James also contacted 14 financial sponsors (including Party C), 13 of which (including Party C) signed a non-disclosure agreement, in each case with a standstill clause that terminated upon public announcement of certain transactions (including the merger), with us. Potential acquirers that signed non-disclosure agreements were provided with a management presentation and access to a data room to allow them to conduct limited due diligence to determine their interest in a potential transaction.

        Beginning on June 21, 2016 through July 7, 2016, our management team participated in executive presentations with eight parties that had expressed an interest in acquiring us. An executive presentation was conducted with Insight on June 28, 2016. Throughout July, we also responded to limited due diligence requests from the interested parties. Raymond James also communicated to the interested parties that initial indications of interest were due on July 18, 2016 from strategic buyers and July 21, 2016 from financial sponsors.

        On July 27, 2016, our board met for an update on the sale process, including a review of the initial indications of interest. FaegreBD provided a presentation to our board regarding their fiduciary duties in connection with a potential sale transaction. Raymond James reviewed the initial indications of interest that had been received. Four strategic parties (in addition to Party A, which submitted the proposal described above on March 29, 2016), including Insight and Party B, and five financial sponsors, including Party C, submitted initial indications of interest. The highest price included in an initial indication of interest was submitted by Insight, with a range of $10.75-11.75 per share. Party B submitted a range of $10.50-11.00 per share, and Party C submitted a price of $11.00 per share. The other initial indications of interest included prices from a low of $8.80 per share to a high of $10.50 per share. Raymond James also reviewed the conditions and significant open diligence items with respect to the initial indications of interests, as well as potential alternatives with respect to the sale process for our board to consider. FaegreBD reviewed potential transaction structures, a transaction timeline and other transaction-related matters with our board. Mr. Lidsky addressed the impacts a transaction and the sale process might have on us. After discussion, our board directed our management and the Raymond James team to continue to pursue a transaction with the five parties that submitted the highest-priced initial indications of interest, including Insight, Party B and Party C. The closing price of our common stock on July 27, 2016 was $7.82 per share.

        After the close of trading on July 28, 2016, we announced our results for the second quarter ending June 30, 2016, and the closing price of our common stock on July 29, 2016 was $8.58 per share.

        Our management team provided management presentations to the five parties that were selected by our board. The presentation to the Insight management team was conducted on August 4, 2016, the presentation to Party C was conducted on August 8, 2016, and the presentation to Party B was conducted on August 15, 2016. Presentations to the two other participants were made on August 5 and 10, 2016. During August 2016, the five parties were also provided with additional diligence materials relating to the Company, we responded to certain diligence requests submitted by the parties and our management team held several meetings with representatives of the parties, including Insight, Party B and Party C, on various matters, including human resources and benefits, sales and financial matters.

        Raymond James provided a draft of the merger agreement by email to Party B on August 5, 2016, to Insight on August 9, 2016, and to Party C on August 15, 2016. During August, FaegreBD had telephone conferences with legal counsel for each of Insight, Party B and Party C to discuss transaction structure and requirements under Minnesota law.

        On August 16, 2016, Raymond James provided each of Insight, Party B and Party C with an instruction letter relating to their final proposals. The letter instructed each party to submit its proposal by 5:00 p.m. Eastern time on August 30, 2016, and, among other items, to include a mark-up of the merger agreement with the proposal.

        On August 30, 2016, each of Parties B and C submitted their final proposals to acquire us, and on August 31, 2016, Insight submitted its proposal. Party B offered a price of $12.00 per share and indicated that it expected to be able to execute a definitive merger agreement within 30 days from the date it was granted exclusivity. Party B indicated that its proposal was contingent on the satisfactory completion of due diligence calls to certain third parties, and provided negotiated commitment letters required to finance its proposal. Party B's mark-up of the merger agreement added a financing structure that potentially extended the timeline to closing and included a reverse termination fee payable by Party B if it did not obtain its debt financing, among other matters.

        Party C offered a price of $11.00 per share and indicated that it expected to be able to execute a definitive merger agreement within 30 to 45 days from the date it was granted exclusivity. Party C indicated that its proposal was contingent on the satisfactory completion of due diligence calls to certain third parties. Although Party C's markup did not include any financing contingency or reverse termination fee, it indicated that it was still exploring third-party financing.

        Insight offered a price of $11.75 per share and indicated that it expected to be able to execute a definitive merger agreement within 30 days from the date it was granted exclusivity. Insight indicated that it required no new financing for the acquisition. Insight's mark-up of the merger agreement added a condition regarding continued employment of certain unspecified individuals, increased the termination fee from 2.5% of enterprise value as provided in our auction draft to 4.0% of enterprise value, and indicated that certain performance awards for which vesting conditions had not been met would be forfeited at closing, among other things.

        On August 31, 2016, our management, Raymond James and FaegreBD convened for an initial review of the financial and legal terms of the three proposals. Our management instructed Raymond James to contact each of the three parties to suggest they make certain initial improvements to their proposals in order to make them more competitive before our board met to consider the proposals. Based on these instructions, Raymond James contacted Party B to convey that our board was likely to be concerned with the risks and delay associated with their financing provisions and to also gauge their willingness to increase their $12.00 per share price, contacted Party C to suggest that their price was not competitive and to request greater clarity on their approach to financing and related contingencies, and contacted Insight to suggest that their price was not competitive and to request removal of the employee closing condition.

        On September 1, 2016, our board met to consider the three proposals. FaegreBD provided a presentation to our board regarding their fiduciary duties in connection with a potential sale transaction. Raymond James reviewed the sale process to date, and noted that two of the five interested parties had not submitted proposals. Raymond James then reviewed the key terms of the proposals that had been received, noted that two of the bidders, Insight and Party B, were strategic acquirers and that one, Party C, was a financial sponsor, and summarized the remaining diligence items highlighted by each of the parties.

        When reviewing the Insight proposal, Raymond James noted that the proposal did not include any financing contingency. Our board also discussed with Raymond James the likelihood of Insight increasing its price from $11.75 to $12.00 per share. In addition, Raymond James advised that Insight had agreed to delete the closing condition relating to continued employment of certain individuals.

        Our board also discussed with Raymond James the fact that Party B's proposal of $12.00 per share was a considerable increase from its initial verbal indication of interest earlier in the process, and that it therefore would be unlikely that Party B would be willing to increase its offer price further. Our board also discussed the fact that the proposal from Party B would require financing, that Party B's proposal included a financing structure with a reverse termination fee as our sole remedy for Party B's failure to obtain financing, and that the proposal included a request to conduct certain third party diligence calls. However, Raymond James explained that Party B had, in response to initial feedback, revised its proposal to eliminate or reduce the delays associated with their financing.

        Raymond James noted that Party C had updated its proposal and increased its price to $11.25 per share and agreed not to include any financing contingency in the merger agreement. Raymond James also provided the update that the two other interested parties that remained in the process but had not submitted proposals were still considering whether they would submit proposals. Both parties ultimately determined not to submit proposals.

        FaegreBD then reviewed the summary of the legal terms and conditions offered by each of Insight, Party B and Party C, including the request by Insight and Party B for customary voting agreements in favor of the proposed transaction from our directors. Our board discussed the terms of the proposals, including the possibility that Insight would increase its offer price to $12.00 per share, and noted that the financing structure and third-party diligence requests proposed by Party B were problematic when compared with the Insight proposal, which appeared to present a more straightforward path to signing and closing. Our board also considered and discussed the likelihood that further negotiations with either Party B or Party C or further engagement with the other two remaining potential acquirers would result in a proposal superior to the proposal offered by Insight, in particular if Insight increased its price to $12.00 per share, in light of the financing arrangements and third party diligence requirements contemplated by Party B and the price offered and financing arrangements contemplated by Party C. Following additional discussions regarding the terms of the proposals, our board directed our management and our advisors to further negotiate terms of the Insight proposal before our board would consider Insight's request for a 30-day exclusivity period, and to present the results of those negotiations to our board at a meeting on September 2, 2016. The closing price of our common stock on September 1, 2016 was $9.98 per share.

        On September 1, 2016, Insight increased its offer price to $12.00 per share.

        Also on September 1, 2016, FaegreBD contacted representatives of Sullivan & Cromwell LLP, Insight's legal counsel, to discuss certain terms in Insight's proposed merger agreement. The negotiations resulted in, among other things, a reduction of the termination fee from 4.0% of enterprise value as proposed by Insight to 3.5% of enterprise value (we proposed 3.0% of enterprise value in response to Insight's proposal of 4.0%, and Insight countered with 3.5%, which we agreed to), certain changes favorable to us regarding the scope of the "intervening event" limitation on our board's ability to change its recommendation, agreement on the terms of the post-closing employee benefits covenant and treatment of certain performance units, and agreement on governing law and venue in Minnesota.

        On September 2, 2016, our board convened for a report regarding negotiations with Insight. Raymond James noted that Insight had increased its proposed price to $12.00 per share. FaegreBD then updated our board on the negotiations with Insight regarding certain legal terms, and indicated that Insight had responded favorably on most of the terms. FaegreBD also reported that Insight was unwilling to shorten its requested exclusivity period from 30 days to 20 days. Our board discussed the improved terms, and directed our management to grant exclusivity to Insight for 30 days to negotiate the terms of Insight's acquisition of the Company.

        Later on September 2, 2016, the parties signed an exclusivity agreement with an expiration time of 11:59 p.m. Eastern time on September 30, 2016. The closing price of our common stock on September 2, 2016 was $9.93 per share.

        Over the next few weeks, the parties and their advisors negotiated the terms of the merger agreement and related transaction documents. Insight also conducted additional due diligence regarding the Company, including with respect to certain accounting matters and proposed adjustments to be made to our historical financial statements in the pro forma combined financial statements to be included in the Form 8-K that would be required to be filed by Insight in connection with the closing of the merger (such adjustments, the "pro forma 8-K adjustments"). On September 23, 2016, the parties, their legal advisors and their accounting firms convened a telephone conference to discuss the proposed pro forma 8-K adjustments and Insight's related requests. The parties agreed to further consider the issue. On September 26, 2016, representatives of Sullivan & Cromwell provided FaegreBD with draft language for the merger agreement that, among other things, provided for completion of the pro forma 8-K adjustments before closing and a provision requiring the receipt of the consent of our independent auditors to the inclusion of their report on our 2015 audited financial statements filed with the SEC in a Form 8-K to be filed by Insight and of certain management representation letters as a condition to closing. Insight also proposed to include certain disclosure regarding our projected revenue and Insight's adjustments in the Form 8-K to be filed by Insight upon signing of the merger agreement. On September 27 and September 28, Insight, representatives of Sullivan & Cromwell and representatives of Raymond James and FaegreBD exchanged revised drafts of the proposed disclosure and covenants and additional discussion ensued. On September 28, 2016, Mr. Lamneck and Ms. Bryan informed Mr. Lidsky and Mr. Barnum that unless we would agree to Insight's requests that were discussed on September 23, 2016, and in subsequent drafts, Insight would not be willing to enter into the merger agreement.

        On September 29, 2016, our board met to discuss the status of the proposed transaction. FaegreBD provided a presentation to our board regarding their fiduciary duties in connection with a potential sale transaction. FaegreBD also summarized the requests from Insight relating to the pro forma 8-K adjustments, including their insistence that the accounting work related to the adjustments be completed and the consent from our auditor relating to including their report on our financial statements be obtained before closing, and the risks and considerations relating to moving these tasks from after closing, when they more typically occur, to before closing. Our auditors also summarized the conversations that they had with Insight and its auditors and alternative approaches offered to address Insight's objectives and concerns. Our board discussed the requested pro forma 8-K adjustments and asked further questions of our legal counsel and auditors. Our board discussed the fact that the exclusivity period granted to Insight would expire on September 30, 2016 at 11:59 p.m. Eastern time if it was not extended, and that we would be free to contact other interested parties, including Party B and Party C, after exclusivity expired. It was noted that the pro forma combined financial statements are required because of Insight's reporting requirements as a public company and we believed it would not represent any issue for Party B or Party C. Following further discussion, our board directed management to allow Insight's exclusivity period to expire and to approach Party B and Party C, while continuing to engage with Insight regarding Insight's requests. On September 29, 2016, Mr. Lidsky contacted Mr. Lamneck to inform him that our board was not willing to accept Insight's requests but was willing to discuss further. Mr. Lamneck informed Mr. Lidsky that the requests were a requirement to move forward. The closing price of our common stock on September 29, 2016 was $10.61 per share.

        On October 1, 2016, Raymond James contacted Party B and Party C by telephone, each of whom expressed interest on those calls in reengaging in the process. Raymond James also sent Party B and Party C revised drafts of the merger agreement, reflecting comments from us to the drafts they provided on August 30 and 31, 2016 as part of their earlier proposals. On October 3, 2016, Party B informed Raymond James that after they submitted their proposal on August 30, 2016, they had entered into another transaction that would need to be completed before they would be able to re-engage in full on the proposed acquisition of the Company. On October 4, 2016, Party C reaffirmed its earlier offer of $11.25 per share.

        On October 4, 2016, Mr. Lidsky reached out to Mr. Lamneck to explore continued discussions regarding the potential transaction. Representatives of Raymond James also reached out to Ms. Bryan. On October 4 and 5, 2016, Mr. Brent Blackey, the chair of our audit committee, and Ms. Bryan had calls during which they discussed the requested pro forma 8-K adjustments and related provisions. On October 6, 2016, Samuel Cowley, Senior Vice President and General Counsel of Insight, informed representatives of Raymond James that in order for Insight to be willing to perform additional work regarding the pro forma 8-K adjustments, Insight would need to see a revised draft of the merger agreement and an exclusivity agreement. On October 6, 2016, FaegreBD provided a revised draft of the merger agreement to Insight and its counsel responding to the open points in the draft. Representatives of Sullivan & Cromwell circulated a revised draft of the merger agreement to FaegreBD on October 8,

2016, and indicated that Insight would not resume transaction negotiations unless we agreed to Insight's requests relating to the requested pro forma 8-K adjustments and provided a new exclusivity period to Insight.

        On October 10, 2016, Mr. Lidsky, Mr. Ousley, Mr. Blackey and representatives from Raymond James and FaegreBD convened via telephone conference to discuss the open items in the transaction and the merger agreement, which included certain representations and warranties and certain restrictions placed on us between signing and closing relating to material contracts and employee benefit matters. Mr. Lidsky then called Mr. Lamneck to discuss the open items and indicated that our board would likely be willing to provide an exclusivity period to Insight until October 30, 2016 if there was a satisfactory resolution of the open items. From October 10-13, 2016, members of our and Insight's management teams and their legal counsel held calls to discuss open items remaining in the merger agreement and the pro forma 8-K adjustments. On October 13, 2016, Mr. Lidsky informed Mr. Cowley and Helen Johnson, CFO, North America, of Insight, that we were prepared to move forward with the proposed transaction and agreed to provide Insight with further access to due diligence, accepting Insight's proposed covenants regarding the pro forma combined financial statements. On October 18, 2016, FaegreBD provided a revised draft of the merger agreement to representatives of Sullivan & Cromwell.

        On October 20, 2016, representatives of Sullivan & Cromwell reiterated Insight's requirement for an exclusivity agreement between us and Insight. The Company delayed execution of the exclusivity agreement until after its October 26, 2016 board meeting. Insight and our management had calls regarding open items between October 19 and 25, 2016. During this period, we continued to respond to diligence requests from Insight.

        Also on October 20, 2016, we posted to the data room our draft third quarter financial statements and our expectations for the fourth quarter, which were available to Insight and to Party B. Party C was not provided this financial information because its re-affirmed proposed price of $11.25 per share was less than the price of $12.00 per share proposed by Insight and Party B and because Party C had less certainty of closing. On October 24, 2016, Party B indicated that it was not willing to acquire the Company at that time and was withdrawing its earlier proposal, based on, among other things, our draft third quarter financial statements. On October 24, 2016, we provided to Insight a draft of our third quarter GAAP financial statements.

        On October 26, 2016, our board met to discuss the potential sale to Insight. Prior to the meeting, the members of our board were provided with materials relating to the proposed acquisition, including, among other things, the current draft of the merger agreement, a summary of the material terms of the merger agreement and other transaction documents prepared by FaegreBD, and a preliminary financial analysis of the proposed transaction prepared by Raymond James. FaegreBD provided a presentation to our board regarding their fiduciary duties in connection with a potential sale transaction. The directors received an update on the transaction's progress since their last meeting, including with respect to the pro forma 8-K adjustments, and Raymond James noted that Party B, after its review of our third quarter financial statements, was no longer willing to acquire us on the terms set forth in its earlier proposal. Raymond James also reviewed with our board the financial terms of the offer from Insight. Our board discussed Party C's lower proposed price of $11.25 per share and the greater certainty of closing offered by the Insight proposal. After discussing the transaction status, our board directed our management to contact Insight to confirm that Insight was still interested in the transaction and to enter into an exclusivity agreement with Insight for an exclusivity period ending November 7, 2016.

        After our board meeting, Mr. Lidsky and a representative from Raymond James contacted Mr. Lamneck, who confirmed Insight's offer, including, in particular, its offer price of $12.00 per share. On October 26, 2016, we executed the exclusivity agreement with Insight granting Insight exclusivity through 9:00 a.m. on November 7, 2016, during which time Insight would continue its due diligence and the parties would continue to negotiate the merger agreement. The closing price of our common stock on October 26, 2016 was $10.03 per share.

        On October 28, 2016, Ms. Bryan contacted Mr. Lidsky to inform him that following completion of Insight's earning release process Insight's senior management had some concerns after focusing its attention on our third quarter financial statements and fourth quarter expectations and would like to conduct a detailed financial review of the third quarter results and expectations for the fourth quarter. Over the next several days, we and Insight had several discussions and exchanged additional information as part of such financial review. Additional commercial and legal due diligence continued during this period as well.

        Also in the period after our board meeting, our management discussed integration plans and communication plans relating to the transaction announcement with Insight management. The parties' counsel continued to negotiate terms of the merger agreement, in particular the interim operating covenants, and other transaction documents.

        On November 1, 2016, Mr. Lamneck and Ms. Bryan called Mr. Lidsky to inform him that based on the third quarter financial results, including the gross margin erosion in the third quarter, and additional information provided, Insight was reducing its offer price to $11.00 per share. Mr. Lidsky discussed the revised offer price with certain members of our board, including Mr. Ousley. On November 2, 2016, after a call with Raymond James and Mr. Ousley, Mr. Lidsky contacted Mr. Lamneck and requested that Insight increase its revised offer price to $11.25 per share. On a subsequent call, Mr. Lamneck agreed to the increased offer price of $11.25 per share.

        On November 2, 2016, our board convened to discuss Insight's revised offer price in light of our third quarter results, including the gross margin erosion in the third quarter, and our fourth quarter expectations. FaegreBD provided a presentation to our board regarding their fiduciary duties in connection with a potential sale transaction. After discussion of the revised offer price, the board's belief that further negotiations with Insight or the other interested parties would not result in a proposal superior to the proposal offered by Insight, the trends and uncertainties affecting our business as an independent public company and the greater certainty of closing offered by the Insight proposal, our board directed our management to proceed to finalize the documentation for the sale of the Company to Insight at $11.25 per share. The closing price of our common stock on November 2, 2016 was $9.35 per share.

        Between November 2, 2016 and November 6, 2016, Insight completed its due diligence investigation of the Company and FaegreBD and representatives of Sullivan & Cromwell completed negotiations of the merger agreement and the related transaction documents. Also during that period, our management and Insight management continued conversations regarding various topics, including open items in the transaction documents and integration and communications planning.

        On Sunday afternoon, November 6, 2016, our board convened via telephone conference to consider approval of the merger agreement and the transactions contemplated thereby. Prior to the meeting, the members of our board were provided with materials relating to the proposed acquisition, including, among other things, the current draft of the merger agreement, a summary of the material terms of the merger agreement and other transaction documents prepared by FaegreBD, and a financial analysis prepared by Raymond James. At the meeting:

  •
  representatives of FaegreBD reviewed with the directors their fiduciary duties under Minnesota law in connection with their consideration of the merger;

  •
  representatives of FaegreBD presented a summary of the material terms of the merger agreement and the other transaction documents; and

  •
  Raymond James reviewed with our board its financial analysis of the merger consideration and delivered to our board an oral opinion, which was confirmed by delivery of a written opinion dated November 6, 2016, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of our common stock, was fair, from a financial point of view, to such holders.

        Following consideration and discussion of the proposed merger agreement and the transactions contemplated thereby:

  •
  our board formed a special committee composed solely of disinterested directors who were not, and who had not been, our officers or employees during the prior five years, in order for the committee to consider the voting agreement, the merger agreement, and the transactions contemplated by the merger agreement, solely for purposes of certain Minnesota anti-takeover statutes;

  •
  the special committee approved the voting agreement, the merger agreement, and the transactions contemplated by the merger agreement for purposes of certain Minnesota anti-takeover statutes and recommended that the full board approve the merger agreement and the transactions contemplated thereby;

  •
  the compensation committee of our board approved the acceleration and cash-out of our equity awards, as contemplated by the merger agreement, and treatment of the 2016 bonus and retention bonuses for certain members of our management (as discussed in "—Interests of Datalink's Directors and Executive Officers in the Merger" on page 48); and

  •
  our board unanimously (i) approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement; (ii) declared the merger agreement, the merger, and the other transactions contemplated by the merger agreement to be fair, advisable, and in the best interests of the Company and our shareholders; (iii) directed that the approval of the merger agreement be submitted to a vote at a meeting of our shareholders; and (iv) recommended to our shareholders that they approve the merger agreement.

        The parties executed the merger agreement during the evening of Sunday, November 6, 2016, and Insight and we issued a joint press release prior to the opening of the market on Monday, November 7, 2016, announcing the parties' entry into the merger agreement.

Reasons for our Board's Recommendation in Favor of the Merger

        On November 6, 2016, our board unanimously (i) approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement; (ii) declared the merger agreement, the merger, and the other transactions contemplated by the merger agreement to be fair, advisable, and in the best interests of us and our shareholders; (iii) directed that the approval of the merger agreement be submitted to a vote at a meeting of our shareholders; and (iv) recommended to our shareholders that they approve the merger agreement.

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board consulted with our executive management, outside legal counsel and outside financial advisor. In recommending that our shareholders vote their shares of common stock in favor of the proposal to approve and adopt the merger agreement, our board also considered a number of factors potentially weighing in favor of the merger, including the following (which are not presented in order of relative importance):

  •
  The belief of our board, after a review of our current and historical financial condition, results of operations, prospects, business strategy, competitive position, and industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of our common stock, that the value offered to our shareholders under the merger agreement is more favorable to our shareholders than the potential value that might have resulted from remaining an independent public company, considering:

    •
    The uncertain and volatile demand in the enterprise-class IT services and solutions market;

    •
    Rapidly changing technologies in the IT services industry, including with respect to data centers and public cloud;

    •
    Competition from our suppliers and other resellers for the products and services that we sell;

    •
    Commoditization of data center infrastructure, which our board believes will lead to reduced gross margins over time;

    •
    Consolidation of our OEM partners, which could lead to a reduction in our growth; and

    •
    The volatility in our financial performance resulting from various factors, including the factors described above.

  •
  The challenges and risks that we have faced, and would likely continue to face, if we remained an independent company, including competition from much larger firms possessing greater financial resources and more comprehensive service offerings, including in some instances our suppliers, recruiting and retention of qualified personnel, changing client demands and pricing pressures, execution risks involved with the implementation of management's key objectives for Datalink, the additional costs and burdens involved with being a public company, and general market risks.

  •
  The risks and uncertainties inherent in our ability to execute on our strategic plan and achieve management's related financial projections, including uncertainties about our ability to execute on long-term, high-potential opportunities and the other risks and uncertainties described in the section entitled "risk factors" set forth in our Form 10-K for the fiscal year ended December 31, 2015.

  •
  The challenges and risks that we would face to significantly increase our service business, as we expect that we would need to rely on acquisitions to reach critical mass in that business, which would create significant integration risk and would require external financing or the use of our stock as consideration. In addition, acquisitions of services companies may be dilutive to our earnings given the difference in valuation multiples in services companies.

  •
  The historic trading ranges of our common stock and the potential trading range of the common stock absent announcement of the merger agreement, and the possibility that absent such announcement it could take a considerable period of time before the trading price of the common stock would trade at a level in excess of the per-share merger consideration on a present-value basis.

  •
  The fact that our board and our senior management and financial advisor sought offers to acquire Datalink from a broad group of 27 potential bidders, including financial sponsors and strategic bidders, 23 of whom entered into confidentiality agreements with us and received information related to us.

  •
  The fact that our board and our senior management, in coordination with our independent legal and financial advisor, implemented a robust sale process, including requiring Insight, Party B and Party C to submit and affirm best and final acquisition proposals.

  •
  The relationship of the per-share merger consideration to the trading price of our common stock, including that the per-share merger consideration constituted a premium of approximately

    19.3% over the closing share price on November 4, 2016, the last trading day prior to the announcement of the execution of the merger agreement, which was prior to our announcement of our third quarter results after the close of the market on November 7, 2016.

  •
  The oral opinion, subsequently confirmed in writing, provided to our board at its meeting on November 6, 2016 by representatives of Raymond James, as to the fairness, as of such date, from a financial point of view, to the holders of our outstanding common stock of the $11.25 per share in cash to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of such opinion. Raymond James's opinion is more fully described below in the section entitled "—Opinion of Datalink's Financial Advisor." The full text of the written opinion of Raymond James is attached hereto as Annex D.

  •
  The fact that the all-cash merger consideration will provide certainty of value and liquidity to our shareholders, while eliminating long-term business and execution risk.

  •
  Our board's belief that the per-share merger consideration was the best price reasonably attainable for our shareholders.

  •
  Our board's view that the terms of the merger agreement would be unlikely to deter third parties from making an unsolicited superior proposal.

  •
  Our board's right under the merger agreement to respond to third parties submitting unsolicited acquisition proposals by providing non-public information subject to an acceptable confidentiality agreement, and to engage in negotiations or substantive discussions with any such person, if our board, prior to taking any such actions, determines in good faith (after consultation with its financial advisor and legal counsel) that (i) the failure to take such action would be inconsistent with the directors' fiduciary duties under Minnesota law and (ii) the competing proposal either constitutes a superior proposal or is reasonably likely to constitute a superior proposal.

  •
  Our board's right, under certain circumstances, to withdraw, withhold, qualify or modify its recommendation that our shareholders approve and adopt the merger agreement.

  •
  Our ability to terminate the merger agreement to enter into an alternative acquisition agreement that our board determines to be a superior proposal, subject to certain conditions, provided that we concurrently pay a $7.5 million termination fee to Insight under circumstances as described in "The Merger Agreement—Termination Fee" beginning on page 76.

  •
  The other terms of the merger agreement, including:

  •
  the fact that our board believed that the termination fee of $7.5 million, or approximately 2.9% of the equity value of Datalink, is reasonable in light of, among other things, the benefits of the merger to our shareholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers;

  •
  the conditions to the closing, including our board's belief that while the closing is subject to certain antitrust approvals, there were not likely to be significant antitrust or other regulatory impediments to the closing, as well as the obligations of Insight and Merger Sub to take actions to obtain such approvals;

  •
  the fact that the merger agreement is not conditioned on Insight obtaining any outside financing; and

  •
  the fact that the end date of April 25, 2017 under the merger agreement on which either party, subject to certain exceptions, can terminate the merger agreement, allows for sufficient time to consummate the merger.

  •
  Our board's belief, based on the fact that the merger agreement was the product of arms-length negotiations, that the price to be paid by Insight is the highest price per share that Insight was willing to pay and that the terms and conditions of the merger agreement were, in our board's view, the most favorable to us and our shareholders to which Insight was willing to agree.

  •
  The availability of dissenters' rights to our shareholders who comply with specified procedures under Minnesota law.

        In its deliberations concerning the merger and the other transactions contemplated by the merger agreement, our board also considered and balanced against the factors potentially weighing in favor of the merger a number of uncertainties, risks, restrictions and other factors potentially weighing against the merger, including the following (not necessarily in order of relative importance):

  •
  The fact that our shareholders would forgo the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company by participating in any future earnings or growth or in any future appreciation in value of shares of our common stock.

  •
  The fact that receipt of the all-cash merger consideration would be taxable to those of our shareholders that are treated as U.S. holders for U.S. federal income tax purposes.

  •
  The fact that, under specified circumstances, we may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on us, including:

  •
  the possibility that the $7.5 million termination fee payable by us to Insight upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing proposal, although our board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring us; and

  •
  if the merger is not consummated, we will generally be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby.

  •
  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt our business operations.

  •
  The fact that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to our relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors and customers.

  •
  The restrictions in the merger agreement on our ability to actively solicit competing bids to acquire the Company.

  •
  The restrictions on our conduct of business prior to completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise or taking other actions with respect to our operations during the pendency of the merger, whether or not the merger is completed.

  •
  The fact that, while we expect the merger to be consummated if the proposal to approve and adopt the merger agreement is approved by our shareholders, there can be no assurance that all conditions to the parties' obligations to consummate the merger, including the obligation to receive the consent of our independent auditors as described in "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 73, will be satisfied.

  •
  The fact that the market price of our common stock could be affected by many factors, including: (i) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting us; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider us to be an unattractive acquisition candidate; and (iii) the possible sale of our common stock by short-term investors following an announcement that the merger agreement was terminated.

  •
  The fact that certain of our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of our shareholders. Our board was made aware of and considered these interests; for more information about such interests, see below under the heading "The Merger (Proposal 1)—Interests of Datalink's Directors and Executive Officers in the Merger" beginning on page 48.

  •
  The fact that the completion of the merger would require antitrust clearance in the United States and Germany.

        After taking into account all of the factors set forth above, as well as others, our board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to our shareholders.

        The foregoing discussion of factors considered by our board is not intended to be exhaustive, but summarizes the material factors considered by our board. In light of the variety of factors considered in connection with its evaluation of the merger, our board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of our board applied his or her own personal business judgment to the process and may have given different weight to different factors. Our board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Our board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, our executive management, financial advisor and legal counsel. It should be noted that this explanation of the reasoning of our board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 17.

Certain Datalink Unaudited Prospective Financial Information

        Datalink does not, as a matter of course, develop or publicly disclose long-term projections or internal projections of its future financial performance revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the opinion of Raymond James, certain non-public unaudited prospective financial information prepared by our management was prepared and provided to Raymond James for use in performing its financial analyses summarized under "—Opinion of Datalink's Financial Advisor." The final version of the forecasts was used as the basis for the financial analyses summarized below and presented to the Datalink board by Raymond James, which we refer to as the "Projections." The Projections were also provided to Insight in connection with its due diligence review of a possible transaction and to our board and certain other advisors in connection with our evaluation of a possible transaction.

        The Projections were not prepared with a view to public disclosure and are included in this proxy statement because such information was part of the basis for the opinion of Raymond James. The Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, RSM US LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to, the Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Projections included in this proxy statement have been prepared by, and are the responsibility of, Datalink management. The Projections were prepared solely for internal use of Datalink and its financial advisor and are subjective in many respects.

        Although a summary of the Projections is presented with numerical specificity, the Projections reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, and changes in tax laws. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The inclusion of this information should not be regarded as an indication that our board, Datalink, our financial advisor or any other recipient of this information considered, or now considers, the Projections to be material information of Datalink or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Projections is not included in this proxy statement in order to induce any shareholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting or to influence any shareholder to make any investment decision with respect to the merger, including whether or not to seek dissenters' rights with respect to shares of our common stock.

        The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Datalink contained in our public filings with the SEC. The Projections were reviewed by Datalink's management with, and considered by, the Datalink board in connection with their evaluation and approval of the merger.

        The Projections are forward-looking statements. For information on factors that may cause Datalink's future results to materially vary, see "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 17.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Projections to reflect circumstances existing after the date when Datalink prepared the Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Projections are shown to be in error.

        In light of the foregoing factors and the uncertainties inherent in the Projections, shareholders are cautioned not to rely on the Projections included in this proxy statement.

        Certain of the measures included in the Projections may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Datalink may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included because they were used by Raymond James in the preparation of their opinion, as described under "—Opinion of Datalink's Financial Advisor"

		Calendar Year Ending December 31,
	3 Months Ending December 31, 2016
		2017	2018	2019

	(dollars in millions)
Revenue	$199.5	$770.0	$800.0	$832.0
Gross Margin	$39.9	$149.4	$154.5	$159.1
Gross Margin %	20.0%	19.4%	19.3%	19.1%
Operating Expenses	$28.9	$120.7	$122.9	$124.8
Operating Income	$11.0	$28.6	$31.6	$34.3
Operating Margin	5.5%	3.7%	4.0%	4.1%
Net Income	$7.0	$17.2	$19.0	$20.5
Adjusted EBITDA (non-GAAP)(1)	$11.9	$31.8	$34.8	$37.5
Less: Cash Taxes	(4.0)	(11.5)	(12.7)	(13.7)
Less: Increase in Net Working Capital(2)	(10.0)	(16.6)	(5.2)	(5.8)
Less: Capital Expenditures	(0.8)	(3.2)	(3.2)	(3.2)

Unlevered Free Cash Flow (non-GAAP)(3)	$(2.9)	$0.6	$13.8	$14.8

(1)
Adjusted EBITDA, as defined by us, excludes acquisition purchase accounting adjustments, stock based compensation expense, integration and transaction costs and amortization of intangible assets.

(2)
Net working capital defined as accounts receivable, inventories, inventories shipped but not installed and income taxes receivable less accounts payable, accrued commissions, accrued income taxes, accrued sales and use tax, accrued expenses, other and line of credit.

(3)
Raymond James calculated unlevered free cash flows based on our projections and such unlevered free cash flows were reviewed and approved by us for Raymond James' use in connection with the merger.

Opinion of Datalink's Financial Advisor

        We retained Raymond James as financial advisor on February 4, 2016. Pursuant to that engagement, our board requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of our outstanding common stock of the merger consideration to be received by such holders pursuant to the merger agreement.

        At the November 6, 2016 meeting of our board, representatives of Raymond James rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to our board dated November 6, 2016, as to the fairness, as of such date, from a financial point of view, to the holders of our outstanding common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

        The full text of the written opinion of Raymond James is attached as Annex D to this document. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such written opinion. You are urged to read the opinion in its entirety. You should read this section together with the information under "—Certain Datalink Unaudited Prospective Financial Information," which describes the Projections that Raymond James used, with our instruction and approval, as part of the bases for and methods of arriving at their opinion.

        Raymond James provided its opinion for the information of our board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger and Raymond James' opinion only addresses whether the merger consideration to be received by the holders of our common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James does not address any other term or aspect of the merger agreement or the merger contemplated thereby. The Raymond James opinion does not constitute a recommendation to our board or to any holder of our common stock as to how our board, such shareholder or any other person should vote or otherwise act with respect to the merger or any other matter.

        In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:

  •
  reviewed the financial terms and conditions as stated in the draft of the merger agreement dated as of November 6th, 2016;

  •
  reviewed certain information related to the historical, current and future operations, financial condition and prospects of Datalink made available to Raymond James by us, including, but not limited to, the Projections approved by us for Raymond James' use;

  •
  reviewed our recent public filings and certain other publicly available information regarding us;

  •
  reviewed financial, operating and other information regarding us and the industry in which we operate;

  •
  reviewed our financial and operating performance and those of other selected public companies that Raymond James deemed to be relevant;

  •
  considered the publicly available financial terms, and terms available to Raymond James on a confidential basis, of certain transactions Raymond James deemed to be relevant;

  •
  reviewed the current and historical market prices for our common stock, and the current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

  •
  reviewed a certificate addressed to Raymond James from a member of our senior management regarding, among other things, the accuracy of the information, data, and other materials (financial or otherwise) provided to, or discussed with, Raymond James by us or on our behalf;

  •
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate; and

  •
  discussed with members of our senior management certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry.

        With our consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by us or on our behalf, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James did not make or obtain an independent appraisal of our assets or liabilities (contingent or otherwise). With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with our consent, assumed that the Projections and such other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management and Raymond James relied upon us to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the Projections or the assumptions on which they were based. Raymond James relied upon and assumed, without independent verification, that the final form of the merger agreement would be substantially similar to the draft of the merger agreement reviewed by Raymond James in all respects material to its analysis, and that the merger would be consummated in accordance with the terms of the merger agreement without waiver of or amendment to any of the conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement without being waived. Raymond James also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or Datalink that would be material to its analysis or opinion.

        Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger, or the availability or advisability of any alternatives to the merger. The Raymond James opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of common stock. Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of our board to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Raymond James relied, with our consent, on the fact that we were assisted by legal, accounting and tax advisors, and, with our consent relied upon and assumed the accuracy and completeness of the assessments by us and our advisors, as to all legal, accounting and tax matters with respect to Datalink and the merger.

        In formulating its opinion, Raymond James considered only the merger consideration to be received by the holders of common stock, and Raymond James did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of our officers, directors or employees, or such class of persons, in connection with the merger whether relative to the merger consideration or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of Datalink, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the merger to any one class or group of Datalink's or any other party's security holders or other constituents vis-à-vis any other class or group of Datalink's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on our solvency or viability or our ability to pay our obligations when they come due.

  Material Financial Analyses

        The following summarizes the material financial analyses reviewed by Raymond James with our board at its meeting on November 6, 2016, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to Datalink, Insight or the contemplated merger.

        Selected Companies Analysis.    Raymond James analyzed the relative valuation multiples of five publicly traded companies that engage primarily in the systems integrator business that it deemed relevant and for which future financial estimates were publicly available, including:

  •
  CDW Corporation

  •
  Insight Enterprises Inc.

  •
  ePlus inc.

  •
  PC Connection, Inc.

  •
  PCM, Inc.

        Although none of the selected companies are directly comparable to Datalink, the selected companies were chosen because they are publicly traded companies that operate in a similar industry as Datalink and have lines of business and financial and operating characteristics similar to Datalink. Raymond James determined, using its professional judgment, that these selected companies were the most appropriate for purposes of this analysis and, while there may have been other companies that operate in similar industries to Datalink or have similar principal lines of business or financial or operating characteristics to Datalink, Raymond James did not specifically identify any other companies for this purpose.

        Raymond James calculated various financial multiples for each company, including (i) enterprise value (market value plus debt, plus preferred stock, plus minority interests, less cash) compared to earnings before interest, taxes, depreciation and amortization, excluding stock-based compensation and non-recurring charges, or "EBITDA," for the most recent actual twelve months results ended September 30, 2016, referred to as "TTM," as well as to Wall Street research analysts' projected revenue and EBITDA for the selected companies for calendar years ending December 31, 2016 and 2017, referred to as "CY16" and "CY17," and (ii) equity value per share compared to earnings per share excluding stock-based compensation and non-recurring charges, net of tax, a non-GAAP measure referred to as "non-GAAP EPS," using the TTM results as well as Wall Street estimates for the selected companies for CY16 and CY17. The estimates published by Wall Street research analysts were not prepared in connection with the merger or at the request of Raymond James and may or may not prove to be accurate. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for Datalink implied by the merger consideration. The results of the selected public companies analysis are summarized below:

	Enterprise Value / EBITDA			TTM EBITDA	Price / Non-GAAP EPS
	TTM	CY16E	CY17E	Margin	TTM	CY16E	CY17E
Mean	7.5x	7.3x	7.0x	4.9%	12.8x	12.4x	11.5x
Median	7.8x	7.5x	7.0x	3.6%	13.0x	12.6x	11.7x
Minimum	5.8x	5.6x	5.4x	2.1%	11.1x	11.2x	10.2x
Maximum	9.3x	9.2x	8.8x	7.9%	14.0x	13.7x	12.9x
Merger consideration	7.7x	6.9x	5.7x	3.1%	21.0x	17.4x	15.0x

        Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples for each of the metrics to our actual and projected financial results and determined the implied equity price per share of our common stock and then compared those implied equity values per share to the merger consideration of $11.25 per share. The results of this are summarized below:

	Enterprise Value / EBITDA			Price / Non-GAAP EPS
	TTM	CY16E	CY17E	TTM	CY16E	CY17E
Mean	$11.06	$11.71	$12.95	$6.82	$8.01	$8.66
Median	$11.37	$11.99	$13.06	$6.93	$8.16	$8.77
Minimum	$9.23	$9.75	$10.70	$5.92	$7.25	$7.68
Maximum	$12.94	$13.89	$15.52	$7.51	$8.87	$9.65
Merger consideration	$11.25	$11.25	$11.25	$11.25	$11.25	$11.25

        Selected Transaction Analysis.    Raymond James analyzed information relating to selected acquisitions since 2010 of companies that engage primarily in the systems integrator business and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis included:

  •
  09/03/2015 Acquisition of Sirius Computer Solutions, Inc. by Kelso & Company

  •
  03/11/2014 Acquisition of Accuvant Inc. by Blackstone Group L.P.

  •
  04/22/2013 Acquisition of Softchoice Corporation by Birch Hill Equity Partners

  •
  01/23/2013 Acquisition of FishNet Security, Inc. by Investcorp International, Inc.

  •
  10/22/2012 Acquisition of Providea Conferencing, LLC by Strategic Products and Services

  •
  11/01/2011 Acquisition of INX Inc. by Presidio, Inc.

  •
  05/31/2011 Acquisition of Agilysis Technology Solutions by OnX Enterprise Solutions Ltd.

  •
  10/29/2010 Acquisition of MSI System Integrators by Sirius Computer Solutions, Inc.

        Raymond James examined valuation multiples of transaction enterprise value compared to the target companies' EBITDA for twelve months ended prior to announcement of the transaction. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for Datalink implied by the merger consideration. Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples to our actual trailing twelve months EBITDA to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $11.25 per share. The results of the selected transactions analysis are summarized below:

	Enterprise Value/ TTM Revenue	Implied Equity Price Per Share
Mean	7.6x	$11.15
Median	7.2x	$10.71
Minimum	6.1x	$9.57
Maximum	11.0x	$14.67
Merger consideration	7.7x	$11.25

        Discounted Cash Flow Analysis.    Raymond James analyzed the discounted present value of our projected free cash flows for the years ending December 31, 2017 through 2019 on a standalone basis. Raymond James calculated and used unleveraged free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.

        The discounted cash flow analysis was based on the Projections. Consistent with the periods included in the Projections, Raymond James used calendar year 2019 as the final year for the analysis and applied terminal growth rates, based on Raymond James' professional judgment and experience, ranging from 1.0% to 3.0%, to calendar year 2019 EBITDA in order to derive a range of terminal values for Datalink in 2019.

        The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 9.0% to 13.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing our business plan calculated by Raymond James based on its judgment and experience. The resulting range of present enterprise values was adjusted by our current capitalization and divided by the number of diluted shares outstanding in order to arrive at a range of present values per share of our common stock. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for Datalink implied by the merger consideration. The results of the discounted cash flow analysis are summarized below:

Implied Share Price
Minimum	$7.78
Maximum	$12.59
Merger consideration	$11.25

  Other

        Transaction Premiums.    Raymond James reviewed the stock price premiums paid in 30 merger and acquisition transactions announced since January 16, 2015 with market capitalization between $100 million and $500 million one day prior to the announcement where 100% of the target was acquired for cash and the target was a non-OTC public company located in the United States. Raymond James measured each transaction price per share relative to each target's closing price per share one day, 30 days and 60 days prior to announcement of the transaction. Raymond James compared the mean, median, minimum and maximum premiums paid from this set of transactions to the merger consideration expressed as a premium relative to the closing stock price of Datalink on November 4, 2016, October 5, 2016 and September 5, 2016. The results of this transaction premium review, which was presented merely for reference purposes only and was not relied upon for valuation purposes, are summarized below:

	Implied Premium
	1-day	30-days	60-days
Mean	40.9%	39.6%	39.7%
Median	40.1%	42.9%	36.3%
Minimum	4.6%	(4.3)%	(5.4)%
Maximum	90.6%	80.9%	98.1%
Merger consideration	$11.25	$11.25	$11.25
Datalink closing stock price per share	$9.43	$10.55	$9.93
Implied transaction premium	19.3%	6.6%	13.3%

        Stock Price Performance.    Raymond James reviewed Datalink's stock price performance from November 2013 through November 4, 2016 and compared such performance during such period to the performance of the Nasdaq stock market and an index comprised of CDW Corporation, Insight Enterprises Inc., ePlus inc., PC Connection, Inc. and PCM, Inc. During the period, the price of our common stock ranged from a low of $5.10 on August 24, 2015 to a high of $15.84 on March 4, 2014. This stock price performance review was presented merely for reference purposes only and was not relied upon for valuation purposes.

        Additional Considerations.    The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to our actual value.

        In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond our control. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to our board (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to the holders of our common stock of the merger consideration to be received by such holders in connection with the proposed merger pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by our board in making its determination to approve the merger. Neither Raymond James' opinion nor the analyses described above should be viewed as determinative of our board or our management's views with respect to Datalink, Insight or the merger. Raymond James provided advice to us with respect to the proposed merger. Raymond James did not, however, recommend any specific amount of consideration to our board or that any specific merger consideration constituted the only appropriate consideration for the merger. We placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

        The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on November 6, 2016, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm that opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Datalink since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

        During the two years preceding the date of Raymond James' written opinion, Raymond James has not been engaged by, performed services for or received any compensation from us (other than any amounts that were paid to Raymond James under the engagement letter described in this proxy statement pursuant to which Raymond James was retained as our financial advisor to assist in reviewing strategic alternatives). In addition, during the two years preceding the date of Raymond James' written opinion, Raymond James has not been engaged by, performed services for or received any compensation from Insight.

        For services rendered in connection with its engagement and the delivery of its opinion, a fee of $350,000 became payable to Raymond James upon delivery of its opinion, which fee was not contingent upon the successful completion of the merger or the conclusion reached within Raymond James' opinion. We have agreed to pay Raymond James a fee of approximately $3.86 million at closing, for its advisory services in connection with the merger, which payment is contingent upon the closing of the merger, with all fees previously paid to Raymond James credited towards such amount, including the $350,000 paid upon delivery of Raymond James's opinion, and a $50,000 retainer fee that was paid to Raymond James following the signing of the engagement letter. We also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, up to $100,000 to be paid at closing and will indemnify Raymond James against certain liabilities arising out of its engagement.

        Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of Datalink and Insight for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to Datalink and/or Insight or other participants in the merger in the future, for which Raymond James may receive compensation.

Financing of the Merger

        We anticipate that the total amount of funds necessary to consummate the merger and the related transactions, including the funds needed to (i) pay our shareholders the amounts due to them under the merger agreement; (ii) make payments in respect of Datalink's outstanding restricted stock, stock options, RSUs and PSUs pursuant to the merger agreement; and (iii) pay all fees and expenses payable by Insight and Merger Sub under the merger agreement and in connection with the transactions, will be funded through a combination of Insight's cash on hand and borrowings under its existing credit facilities.

        The funding under Insight's existing credit facilities is subject to certain customary conditions, including conditions that do not relate directly to the merger agreement. Insight has informed us that the amounts committed under the debt facility will be sufficient to complete the transactions contemplated by the merger agreement, but we cannot be assured that borrowing capacity will be available or that the borrowings will be sufficient to complete the transactions contemplated by the merger agreement. The amounts committed might be insufficient if, among other things, one or more of the parties to the credit facilities fails to fund the committed amounts or if the conditions to the commitments to fund the amounts are not met.

        The merger is not conditioned upon receipt of financing by Insight.

Interests of Datalink's Directors and Executive Officers in the Merger

        When considering the recommendation of our board that you vote for the proposal to approve and adopt the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. Our board was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved and adopted by our shareholders.

        For purposes of this proxy statement, our named executive officers consist of (i) Paul F. Lidsky, President and Chief Executive Officer; (ii) Gregory T. Barnum, Vice President, Finance, Chief Financial Officer and Secretary; (iii) Patricia A. Hamm, Executive Vice President, Human Resources; (iv) M. Shawn O'Grady, Chief Operating Officer; and (v) Denise M. Westenfield, Vice President, Controller, Chief Accounting Officer and Assistant Secretary. The compensation that may become payable to our named executive officers in connection with the merger is subject to approval, on an advisory (non-binding) basis, by our shareholders, as described below in the section entitled "Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)" beginning on page 80.

Agreements with Datalink

  Paul F. Lidsky Retention Bonus and Consulting Agreement

        On November 16, 2016, we entered into a retention bonus and consulting agreement with Mr. Lidsky, which we refer to as the "Lidsky Letter Agreement." The Lidsky Letter Agreement provides that upon and subject to the closing of the merger, Mr. Lidsky's employment with us will terminate and he will be engaged by us as a consultant for a period of 60 days after the closing of the merger (the "Lidsky Retention Date"). If Mr. Lidsky's consulting relationship continues through the Lidsky Retention Date, then Mr. Lidsky will be eligible to receive a retention bonus payment in the amount of $200,000. If Mr. Lidsky's consulting relationship is terminated by Datalink, Insight or any of their related subsidiaries without Cause (as defined in the Lidsky Letter Agreement) before the Lidsky Retention Date, then Mr. Lidsky will be eligible to receive a consulting separation payment in the amount of $200,000, but will not be eligible to receive his retention bonus. Mr. Lidsky's retention bonus or consulting separation payment, as applicable, is payable in a single lump sum cash payment no later than 65 days following the Lidsky Retention Date. Upon and subject to the closing of the merger, Mr. Lidsky's employment with us will terminate effective as of the closing date of the merger. As a result of such termination, Mr. Lidsky will be eligible to receive the existing severance benefits outlined in Mr. Lidsky's employment agreement with us, dated July 20, 2009 (as amended on January 17, 2011), which will be payable in accordance with the terms of such employment agreement. In order to receive his retention bonus or his consulting separation payment, Mr. Lidsky must execute and not revoke a release in favor of Datalink and/or Insight.

        In the event that his engagement as a consultant is terminated either (a) by Mr. Lidsky for any reason or for no reason, with or without notice, or (b) by us, in accordance with our general employee discipline and termination policies, for Cause, then Mr. Lidsky will not be eligible for his retention bonus or his consulting separation payment. For a description of the severance benefits payable upon the termination of Mr. Lidsky's employment, please see below under "—Payments Upon Termination or Change of Control Provisions—Severance Payments and Change of Control Provisions."

  Denise M. Westenfield Retention Bonus Agreement

        On November 16, 2016, we entered into a retention bonus letter agreement with Ms. Westenfield, which we refer to as the "Westenfield Letter Agreement." The Westenfield Letter Agreement provides that, contingent on the closing of the merger and Ms. Westenfield's continued employment through the five month anniversary of the closing of the merger (the "Westenfield Retention Date"), Ms. Westenfield will be eligible to receive (i) a retention bonus payment in the amount of $90,000, and (ii) a severance payment in the amount of $90,000 or, in the case of a termination that occurs after the Westenfield Retention Date, determined in accordance with Insight's Separation Plan. Ms. Westenfield's retention bonus is payable in a single lump sum cash payment no later than 65 days following the Westenfield Retention Date, and her severance payment is payable in a single lump sum cash payment no later than 65 days after her last day of employment with Insight, Datalink or any of their related subsidiaries. To receive her retention bonus and severance payment, Ms. Westenfield must execute and not revoke a release of claims in favor of Datalink and/or Insight.

        In the event that her employment is involuntarily terminated by Insight, Datalink or the surviving corporation prior to the Westenfield Retention Date, Ms. Westenfield will be entitled to receive her retention bonus and her severance payment. If her employment is terminated either (a) by Ms. Westenfield for any reason or for no reason, with or without notice, or (b) by us, in accordance with our general employee discipline and termination policies, for Cause (as defined in the Westenfield Agreement), then Ms. Westenfield will not be eligible for her retention bonus or her severance payment.

  2016 Cash Incentive Program

        In connection with entry into the merger agreement, the compensation committee of our board approved the payment of 2016 bonuses under our previously disclosed annual cash incentive program to each of our named executive officers (Paul F. Lidsky, Gregory T. Barnum, M. Shawn O'Grady, Denise M. Westenfield, and Patricia A. Hamm) at each officer's target payment amount, regardless of whether we meet, do not meet, or exceed the applicable financial performance objectives under the cash incentive program. The compensation committee also confirmed that the termination of any named executive officer upon or following the closing of the merger will not affect his or her right to receive such cash bonus. Each officer's target payment amount, which will be paid no later than the closing date of the merger (or, in the case of Ms. Hamm, no later than the earlier of the closing date of the merger and December 31, 2016), is as follows:

2016 Annual Cash Incentive Program

Officer	Target Payment Amount
Paul F. Lidsky	$546,000
Gregory T. Barnum	$201,300
M. Shawn O'Grady	$244,200
Denise M. Westenfield	$72,000
Patricia A. Hamm	$136,500

Agreements with Insight

  M. Shawn O'Grady Offer Letter

        On October 26, 2016, Mr. O'Grady and Insight entered into an offer letter, which we refer to as the "O'Grady Offer Letter," which provides that upon and subject to the closing of the merger, Mr. O'Grady will be employed by Insight as a Senior Vice President and General Manager. The O'Grady Offer Letter provides that Mr. O'Grady's starting annual base compensation will be $407,000, with a target annual variable bonus opportunity equal to 60% of his annual base compensation, or $244,200 (the "Variable Bonus Plan"). Mr. O'Grady will also receive a one-time award of RSUs of Insight (the "Initial RSU Grant") on the 10th day of the month following the month in which he commences his employment with Insight. The value of the Initial RSU Grant will be $500,000, with the number of shares granted under the Initial RSU Grant calculated by dividing $500,000 by the closing stock price of Insight on the date of grant. The Initial RSU Grant will vest on the two-year anniversary of the date of grant, or upon an earlier termination of employment by Insight without Cause or by Mr. O'Grady for Good Reason (each as will be defined in the RSU award agreement) and is subject to the terms and conditions of the Amended Insight Enterprises, Inc. 2007 Omnibus Plan, as amended (the "2007 Omnibus Plan").

        Additionally, Mr. O'Grady will be eligible to participate in Insight's 2017 plan for annual RSU grants. (The equivalent annual grant for 2016 was valued at $200,000 and consisted of 60% service-based RSUs and 40% performance-based RSUs.) The design and awards under such 2017 plan and any such future plan are at the discretion of Insight's compensation committee. The service-based RSUs vest over four years in equal annual installments on the anniversary of the grant date. The performance-based RSUs vest over three years in equal annual installments, with the final number of RSUs based on the attainment of Insight's annual performance metric. (The annual performance metric for 2016 was defined as return on invested capital.) The performance-based RSUs are granted on a scale from 0%-200% depending on the attainment of Insight's annual performance metric.

        Mr. O'Grady will be eligible to participate in Insight's Executive Management Separation Plan (the "Separation Plan"). Upon a qualifying event (as defined in the Separation Plan), Mr. O'Grady will be entitled to severance benefits at the Senior Vice President level, including (i) 12 months of base salary, (ii) three months of COBRA continuation coverage, and (iii) three months of outplacement assistance. Mr. O'Grady will also be entitled to receive a payment equal to the amount paid to him in the preceding year under the Variable Bonus Plan, payable within 60 days following the termination of Mr. O'Grady's employment, provided that Mr. O'Grady enters into a release agreement with Insight in connection with the termination of his employment. In addition, following the first anniversary of his employment with Insight, Mr. O'Grady will be entitled to receive a prorated portion of the payment that he would be entitled to receive under the Variable Bonus Plan for the calendar year in which his employment is terminated, payable at the time that Variable Bonus Plan payments are made to other Insight employees and in no event later than March 15 of the calendar year following the termination of his employment.

  Voting Agreement

        In connection with the merger agreement, each of our directors (Brent G. Blackey, Paul F. Lidsky, Greg R. Meland, J. Patrick O'Halloran, James E. Ousley, Mercedes Walton and James L. Zucco, Jr.) entered into the voting agreement with Insight and us, pursuant to which each director agreed to, among other things, vote his or her shares of our common stock (i) in favor of the approval and adoption of the merger agreement and all agreements related to the merger; (ii) in favor of any related proposal in furtherance of the merger agreement and/or in furtherance of effecting the merger and the other transactions contemplated by the merger agreement; and (iii) against any alternative proposal, any other extraordinary transaction involving us other than the merger, any corporate action that could frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the merger agreement, or any other proposal relating to any such action. The voting agreement will terminate upon until the earlier to occur of (a) the effective time of the merger, and (b) the termination of the merger agreement in accordance with its terms. See "The Voting Agreement" beginning on page 78.

Treatment of Equity Awards

        Under the merger agreement, the equity-based awards held by our directors and executive officers under our stock plans will be treated as described in the section entitled "The Merger Agreement—Treatment of Datalink Equity Awards" on page 63.

        For an estimate of the amounts that would be payable to each of our named executive officers in settlement of their outstanding unvested equity awards, see the "Equity" column in the "Golden Parachute Compensation" table on page 55. The following table sets forth the number of shares of restricted stock and the number of deferred shares of stock (which will be treated as RSUs) held by our non-employee directors as of November 23, 2016, and the amount of merger consideration that will be payable in connection therewith upon settlement of the outstanding equity awards as of the effective time of the merger. The table does not include other equity awards that were vested as of November 23, 2016.

Directors	Number of Restricted Shares (#)	Number of Deferred Shares (#)	Total Number of Shares Underlying Equity Awards (#)	Total Payment ($)
Brent G. Blackey	—	28,067	28,067	$315,754
Greg R. Meland	4,316	—	4,316	$48,555
J. Patrick O'Halloran	4,316	—	4,316	$48,555
James E. Ousley	—	20,631	20,631	$232,099
Mercedes Walton	4,316	—	4,316	$48,555
James L. Zucco, Jr.	4,316	—	4,316	$48,555

Payments Upon Termination or Change of Control Provisions

  Severance Payments and Change of Control Provisions

        Paul F. Lidsky.    On July 20, 2009, we entered into an employment agreement with Paul F. Lidsky, our President and Chief Executive Officer, which was amended on January 17, 2011 (as amended, the "Lidsky Employment Agreement"). Under the Lidsky Employment Agreement, Mr. Lidsky is entitled to a severance payment if (i) he is terminated by us without Cause (see "Definition of Cause and Good Reason" below), (ii) he resigns for Good Reason (see "Definition of Cause and Good Reason" below), (iii) we terminate his employment in anticipation of, in connection with, at the time of or within 90 days after a change of control, the definition of which includes the merger, or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within 90 days after a change of control. Under any of these conditions Mr. Lidsky would receive, provided that he complies with certain confidentiality, non-competition and non-solicitation covenants, (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a single lump sum equal to 1.5 times his annual base salary, and (iv) 18 months of premiums for COBRA health insurance continuation coverage subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans.

        Gregory T. Barnum.    On March 14, 2006, we entered into an employment agreement with Gregory T. Barnum, our Vice President of Finance and Chief Financial Officer (the "Barnum Employment Agreement"). Under the Barnum Employment Agreement, Mr. Barnum is entitled to a severance payment if (i) he is terminated by us without Cause, (ii) he resigns for Good Reason, (iii) we terminate his employment in anticipation of, in connection with, at the time of or within one year after a change of control, the definition of which includes the merger, or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within one year after a change of control. If any of these events occur, and provided that he complies with certain confidentiality, non-competition and non-solicitation covenants, we are to pay Mr. Barnum (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a lump sum payment equal to his annual base salary, and (iv) 12 months of premiums for COBRA health insurance continuation coverage, subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans.

        Patricia A. Hamm.    On September 2, 2014, we entered into an employment agreement with Patricia A. Hamm, our Executive Vice President, Human Resources (the "Hamm Employment Agreement"). Under the Hamm Employment Agreement, Ms. Hamm is entitled to a severance payment if (i) she is terminated by us without Cause, (ii) she resigns for Good Reason, (iii) we terminate her employment in anticipation of, in connection with, at the time of or within 90 days after a change of control, the definition of which includes the merger, or (iv) she resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within 90 days after a change of control. Under any of these conditions Ms. Hamm would receive, provided that she complies with certain confidentiality, non-competition and non-solicitation covenants, (i) her base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a single lump sum equal to her annual base salary, and (iv) 12 months of premiums for COBRA health insurance continuation coverage subject to earlier termination if she is later employed and eligible to receive any health insurance benefits under another employer's plans.

        M. Shawn O'Grady.    On December 17, 2009, we entered into an employment agreement with M. Shawn O'Grady, our Chief Operating Officer (the "O'Grady Employment Agreement"). Under the O'Grady Employment Agreement, Mr. O'Grady is entitled to a severance payment if (i) he is terminated by us without Cause, (ii) he resigns for Good Reason, (iii) we terminate his employment in anticipation of, in connection with, at the time of or within 90 days after a change of control, the definition of which includes the merger, or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within 90 days after a change of control. Under any of these conditions Mr. O'Grady would receive, provided that he complies with certain confidentiality, non-competition and non-solicitation covenants, (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a single lump sum equal to his annual base salary, and (iv) 12 months of premiums for COBRA health insurance continuation coverage subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans.

        Denise M. Westenfield.    Other than the Westenfield Letter Agreement, we have not entered into any arrangements with Ms. Westenfield that call for payments upon termination or change of control.

        Each named executive officer holds unvested restricted stock, performance stock units or stock options that were granted pursuant to either our 2009 Incentive Compensation Plan (the "2009 Plan") or our 2011 Incentive Compensation Plan (the "2011 Plan").

        For awards that were granted under our 2009 Plan, unless otherwise provided in the applicable award agreement, our compensation committee is expressly authorized upon a change of control to accelerate the vesting of an award, cause all restrictions to lapse and deem all performance goals to have been met. Our compensation committee may also, in connection with a change of control, cause outstanding awards to be assumed or replaced with comparable awards or cancel and cash out in-the-money options and stock appreciation rights. Unless provided in an award agreement or otherwise waived by our compensation committee, if a named executive officer is terminated for any reason, other than in connection with a change of control, all unvested and unexercisable portions of any outstanding awards are immediately forfeited. In connection with the change of control contemplated by the merger agreement, our compensation committee has determined that the treatment of equity awards described above and under "The Merger Agreement—Treatment of Datalink Equity Awards" on page 63 is appropriate, fair and equitable, consistent with the terms of our 2009 Plan, and is advisable and in the best interests of us and our shareholders.

        Under our 2011 Plan, unless an award agreement provides otherwise, if there is a change of control that involves a corporate transaction, the definition of which includes the merger, and the awards under the 2011 Plan are not continued, assumed or replaced in connection with the corporate transaction, then our compensation committee may provide that any or all awards become fully vested and, if applicable, exercisable for a certain period of time prior to the effective time of the corporate transaction. Alternatively, under these circumstances our compensation committee may cancel and cash out some or all outstanding awards. In the event awards are continued, assumed, or replaced and a participant is involuntarily terminated for reasons other than Cause within one year after the corporate transaction, then awards will immediately vest and become exercisable. In addition, if there is a change of control that does not involve a corporate transaction, then our compensation committee may provide that an award becomes fully vested and exercisable upon the change of control or upon the involuntary termination of the named executive officer without Cause within one year of the change of control. Unless provided in an award agreement or determined otherwise by our compensation committee, if a named executive officer is terminated for any reason, other than in connection with a change of control, all unvested and unexercisable portions of any outstanding awards are immediately forfeited. In connection with the change of control contemplated by the merger agreement, our compensation committee has determined that the treatment of equity awards described above and under "The Merger Agreement—Treatment of Datalink Equity Awards" on page 63 is appropriate, fair and equitable, consistent with the terms of our 2011 Plan, and is advisable and in the best interests of us and our shareholders.

        No severance payments are made to any of our named executive officers upon their death or disability.

  Noncompete and Nonsolicitation Covenants

        All of our named executive officers who have entered into employment agreements have agreed in their respective employment agreements that during and for one year after termination of employment with us, they will be restricted from participating in certain competitive businesses and from soliciting our employees and customers.

  Definition of Cause and Good Reason

        Under the employment agreements with our named executive officers, "Cause" generally means one or more of the following events:

  •
  gross negligence in the performance or intentional nonperformance of the named executive officer to perform his material duties under the employment agreement;

  •
  willful dishonesty, fraud or misconduct with respect to our business or affairs;

  •
  conviction of a felony crime; or

  •
  willful, material and irreparable breach of the employment agreement.

        Under the employment agreements with our named executive officers, "Good Reason" generally means one or more of the following events:

  •
  imposition by us of material and adverse changes in the named executive officer's principal duties;

  •
  certain reductions in the named executive officer's annual base salary; or

  •
  relocation of our offices to a location more than 50 miles from the prior location.

Quantification of Payments and Benefits to Datalink Executives

        The table below and its footnotes show the estimated amounts of payments and benefits that each named executive officer would receive in connection with the merger, assuming that the merger was consummated and each such executive officer's employment were terminated by Datalink without cause or by the executive officer without good reason (each of which we refer to as a "qualifying termination") on November 23, 2016 (certain benefits reflected in the table below, specified below, are not payable upon a resignation for good reason).

        The amounts reflected in the table and the footnotes are determined using a per-share price for our common stock of $11.25, as specified in the merger agreement. The compensation summarized in the table and footnotes below in respect of the named executive officers is subject to approval, on an advisory (non-binding) basis, by our shareholders, as described below in the section entitled "Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)" beginning on page 80.

        The calculations in the tables below do not include amounts the officers were already entitled to receive or that were vested as of November 23, 2016, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of an officer and that are available generally to all of our salaried employees. The estimated amounts below are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. In addition, certain amounts will vary depending on the actual date of closing of the merger, which is presently expected to occur in the first calendar quarter of 2017. As a result, the actual amounts, if any, to be received by an applicable individual may differ in material respects from the amounts set forth below.

        For purposes of this discussion, "single-trigger" refers to benefits that arise as a result of the closing of the merger and "double-trigger" refers to benefits that require two conditions, which are the closing of the merger, as well as a qualifying termination following the closing of the merger, a termination without cause following the closing of the merger, or continued employment through a specified date following the closing of the merger, as applicable.

Golden Parachute Compensation

Named Executive Officers	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Paul F. Lidsky	$1,565,000	$2,527,093	$1,150	$4,093,243
Gregory T. Barnum	$567,300	$1,169,510	$22,396	$1,759,206
Patricia A. Hamm	$409,500	$796,500	$6,665	$1,212,665
M. Shawn O'Grady	$651,200	$1,195,288	$22,396	$1,868,883
Denise M. Westenfield	$252,000	$560,162	—	$812,162

(1)
The cash amounts comprise the following lump sum payments: (i) 100% of the named executive officer's target annual bonus for 2016, (ii) for each named executive officer other than Ms. Westenfield, a severance payment equal to 1 times the named executive officer's base salary (1.5 times in the case of Mr. Lidsky), (iii) for Mr. Lidsky, a retention bonus of $200,000, payable under the Lidsky Letter Agreement, and (iv) for Ms. Westenfield, a severance payment of $90,000 and a retention bonus of $90,000, each payable under the Westenfield Letter Agreement. All such amounts are payable in cash in a lump sum. The payments of target annual bonus for 2016 are "single-trigger," and all other cash payments are "double-trigger." The retention bonuses and the severance payment to Ms. Westenfield are payable only on a termination without cause following consummation of the merger, and not upon a resignation for good reason.

The amounts shown in these columns are based on the base salary and target annual cash bonuses in effect on November 23, 2016. If these amounts were to change after such date, the actual payments may be different than those provided. Set forth below are the separate values of each of the severance payment, the target annual bonus for 2016, and the retention bonus payment.

Named Executive Officers	Severance	Target Annual Bonus	Retention Bonus	Total ($)
Paul F. Lidsky	$819,000	$546,000	$200,000	$1,565,000
Gregory T. Barnum	$366,000	$201,300	—	$567,300
Patricia A. Hamm	$273,000	$136,500	—	$409,500
M. Shawn O'Grady	$407,000	$244,200	—	$651,200
Denise M. Westenfield	$90,000	$72,000	$90,000	$252,000
(2)
The amounts shown in this column represent the aggregate merger consideration that each named executive officer would receive with respect to shares of restricted stock and shares subject to unvested stock options and unvested performance stock units, all of which will become vested and will be settled upon the closing of the merger (i.e., "single-trigger" vesting), as described in the section entitled "The Merger Agreement—Treatment of Datalink Equity Awards" on page 63.

These amounts are determined as of November 23, 2016 and some of the outstanding equity awards will vest before the closing date. Those awards would no longer be counted as golden parachute payments at closing, but are included in the calculations here.

Named Executive Officers	Restricted Stock	Options	Performance Stock Units	Total ($)
Paul F. Lidsky	$1,044,799	$726,913	$755,381	$2,527,093
Gregory T. Barnum	$454,804	$314,487	$297,338	$1,066,629
Patricia A. Hamm	$365,636	$229,995	$200,869	$796,500
M. Shawn O'Grady	$546,941	$389,596	$361,631	$1,298,169
Denise M. Westenfield	$262,598	$168,977	$128,588	$560,162
(3)
Under their employment agreements, certain named executive officers will have their COBRA premiums for medical and dental benefits paid for by us for a designated period of time at their existing rate of coverage. The amounts shown in this column represent the value of these payments. Mr. Lidsky receives 18 months' post-termination COBRA coverage at the single plus one rate, but only for dental benefits. Mr. Barnum and Mr. O'Grady both receive 12 months' post-termination COBRA coverage for medical and dental premiums at the family rate. Ms. Hamm receives 12 months' post-termination COBRA coverage for medical and dental premiums at the single coverage rate. Ms. Westenfield does not receive paid post-termination COBRA coverage; she may elect to pay COBRA premiums herself. All such benefits are "double-trigger."

Insurance and Indemnification of Directors and Executive Officers

        Insight and Merger Sub have agreed that all rights to advancement of expenses, indemnification and exculpation by us existing in favor of each person who is or has been at any time prior to the date of the merger agreement or who becomes prior to the effective time, an officer or director of us (each an "indemnified party"), as provided in our indemnification agreements in effect on the date of the merger agreement, will survive the merger from the effective time through the sixth anniversary of the date on which the effective time occurs.

        From and after the effective time, the surviving corporation is also required to (and Insight is required to cause the surviving corporation to) indemnify, defend and hold harmless, and advance expenses to, any officer or director of us as of the date of the merger agreement or who becomes such prior to the effective time with respect to (x) all acts or omissions by them in their capacities as such at any time at or prior to the effective time or (y) any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to the merger, the merger agreement, and any transactions, in their capacities as such, in either case, to the fullest extent permitted by our indemnification agreements in effect on the date of the merger agreement or applicable law. In the event of any such action, (A) the surviving corporation will have the right to control the defense thereof after the effective time; (B) the surviving corporation will advance all expenses as incurred by such director or officer in the defense of such action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified; and (C) no person seeking to be indemnified will be liable for any settlement of such action effected without his or her consent, provided that the foregoing clauses (A), (B), and (C) shall not be deemed to limit or impose additional conditions on the rights of any indemnified party. The articles of incorporation and bylaws of the surviving corporation will contain, and Insight will cause the articles of incorporation and bylaws of the surviving corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each indemnified party than are set forth in our charter documents as in effect on the date of the merger agreement.

        Insight has also agreed to either (i) cause to be maintained in effect, for a period of six years after the Effective Time, the directors' and officers' liability insurance policy that was in effect on the date of the merger agreement (the "D&O insurance") covering acts or omissions at or prior to the effective time with respect to those persons who are covered by the D&O insurance as of the effective time, or (ii) obtain, in consultation with us, a prepaid (or "tail") directors' and officers' liability insurance policy covering acts or omissions occurring at or prior to the effective time for a period of six years after the effective time, with respect to those persons who are covered by the D&O insurance as of the effective time on terms with respect to such coverage and amounts no less favorable to such indemnified persons than those of the D&O insurance, subject in each case to certain exceptions.

        Insight and the surviving corporation are required to make proper provision for the continuation of these rights in connection with certain future corporate transactions.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling will be sought from the IRS with respect to the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the trust's administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion applies only to U.S. holders of shares of our common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain expatriates, S corporations, or other pass-through entities, or investors in such S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of our common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders who will hold (actually or constructively) an equity interest in Insight immediately after the merger, and U.S. holders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements).

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of our common stock, you should consult your tax advisor.

        This summary of U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of our common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.

  Tax Consequences of the Merger

        The receipt of cash by U.S. holders in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder's adjusted tax basis in such shares.

        Any such gain or loss will be long-term capital gain or loss if a U.S. holder's holding period in the shares of our common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of our common stock.

  Information Reporting and Backup Withholding

        Payments made in exchange for shares of our common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

        HSR Waiting Period.    Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act.

        Under the HSR Act, the merger may not be completed until the expiration of a 30 calendar day waiting period, which begins when Insight and Datalink file Premerger Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, unless such waiting period is earlier terminated by the FTC and the Antitrust Division. Insight and Datalink filed their Premerger Notification and Report Forms on November 21, 2016 in connection with the merger, and the waiting period will therefore expire at 11:59 p.m., Eastern Time, on December 21, 2016. If prior to the expiration or termination of the waiting period either the FTC or the Antitrust Division issues a request for additional information or documentary material from Insight or Datalink, the waiting period with respect to the merger would be extended until the 30th calendar day following the date of Insight's and Datalink's substantial compliance with that request. After that time, absent Insight's and Datalink's agreement, the acquisition can be blocked only by court order. The FTC and the Antitrust Division may terminate the applicable waiting period at any time before its expiration.

        At any time (regardless of whether before or after the expiration or termination of the statutory waiting periods under the HSR Act, or before or after the effective time), the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither Datalink nor Insight believes that the merger will violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

        German Competition Clearance.    The merger is also subject to the merger control provisions of the German Competition Act, which among other things provides that the merger may not be completed until notification has been given, and clearance has been received from, the FCO. Completion of the merger is subject to receipt of such clearance from the FCO. Insight, with the consent of Datalink, filed the appropriate notification with the FCO on November 24, 2016, and the applicable waiting period under the German Competition Act will therefore expire on December 24, 2016, unless it is earlier terminated or extended by the FCO.

Delisting and Deregistration of Datalink Common Stock

        If the merger is completed, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act.

The Merger Agreement Proposal

        We are asking you to approve a proposal to approve and adopt the merger agreement. For a detailed discussion of the terms and conditions of the merger agreement, see the section entitled "The Merger Agreement" beginning on page 61. A copy of the merger agreement is attached to this proxy statement as Annex A.

Vote Required and Board Recommendation

        Under Minnesota Law, approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to be cast on the proposal to approve and adopt the merger agreement. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" the proposal.

        As discussed in the section entitled "The Merger (Proposal 1)—Reasons for our Board's Recommendation in Favor of the Merger" beginning on page 35, and after considering various factors described in such section, our board has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of Datalink and its shareholders and resolved to recommend that Datalink shareholders vote in favor of the approval of the merger agreement. Accordingly, our board unanimously recommends that you vote "FOR" the proposal to approve and adopt the merger agreement.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this document as Annex A and which is incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this document.

Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this document, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Datalink or modify or supplement any factual disclosures about Datalink in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Datalink. The merger agreement contains representations and warranties by and covenants of Datalink, Insight and Merger Sub that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures and being made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Datalink's public disclosures. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in Datalink's periodic and current reports, proxy statements and other documents filed with the SEC. See the section entitled "Where You Can Find Additional Information" on page 89. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

        Additional information about Datalink may be found elsewhere in this document and Datalink's other public filings. See the section entitled "Where You Can Find Additional Information" on page 89.

Structure of the Merger; Articles of Incorporation; Bylaws; Directors and Officers; Principal Executive Offices

        At the effective time, Merger Sub will merge with and into Datalink, and the separate corporate existence of Merger Sub will cease. Datalink will be the surviving corporation in the merger and will continue its corporate existence as a Minnesota corporation and a wholly owned subsidiary of Insight.

        At the effective time, the articles of incorporation of Datalink will be amended and restated in their entirety to be identical to the form attached as Exhibit B to the merger agreement, which is attached as Annex A hereto, and such articles will be the articles of incorporation of the surviving corporation. Also at the effective time, the bylaws of Merger Sub will become the bylaws of the surviving corporation (except that all references therein to Merger Sub shall be automatically amended and shall become references to surviving corporation).

        At the effective time, the individuals holding positions as directors of Merger Sub immediately before the effective time will become the initial directors of the surviving corporation, and the individuals holding positions as officers of Datalink immediately before the effective time will continue as the initial officers of the surviving corporation.

When the Merger Becomes Effective

        The closing of the merger will take place at 9:00 a.m. (central time) at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, no later than the later of (a) January 3, 2017, and (b) the second business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in the merger agreement to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions).

        At the closing, we will cause articles of merger to be filed with the Secretary of State of the State of Minnesota. The merger will become effective at the time when the articles of merger are filed or at such later date or time as may be agreed by Datalink and Merger Sub and specified in the articles of merger.

        As of the date of the filing of this document, the parties expect to complete the merger in the first quarter of 2017, within several business days following the approval and adoption of the merger agreement by Datalink's shareholders. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside the control of Datalink or Insight may delay the completion of the merger, or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

Effect of the Merger on the Common Stock

        At the effective time, each share of our common stock outstanding immediately prior to the effective time (other than shares of our common stock owned directly by Datalink or Merger Sub or by any direct or indirect wholly owned subsidiary of Insight or of Datalink as of immediately prior to the effective time (the "cancelled shares") and any shares of our common stock held of record or beneficially by a person who has not voted in favor of approval and adoption of the merger agreement and who is entitled to properly demand dissenter's rights with respect to such shares (the "dissenting shares")) will be converted into the right to receive the merger consideration. The merger consideration will be $11.25 per share in cash, without interest, and subject to any applicable withholding taxes.

        At the effective time, each cancelled share will be cancelled and retired and cease to exist, and no consideration will be delivered in exchange for such cancellation. Each dissenting share will be entitled only to payment of the fair value (including interest determined in accordance with Section 302A.473 of the Minnesota Business Corporation Act); however, if the holder of any dissenting share fails to perfect or otherwise waives, withdraws or loses the right to dissent under the dissenters' rights provisions of the Minnesota Business Corporation Act, then the right of such holder to be paid the fair value of such holder's dissenting shares shall cease and such dissenting shares shall be deemed to have been converted as of the effective time into, and to have become exchangeable solely for the right to receive the merger consideration. For more information regarding dissenters' rights, see "Dissenters' Rights" beginning on page 85.

        At the effective time, each share of common stock of Merger Sub outstanding immediately prior to the effective time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation, and such shares will constitute the only outstanding shares of capital stock of the surviving corporation.

Treatment of Datalink Equity Awards

        Restricted Stock.    At the effective time, each share of restricted stock that is outstanding immediately prior to the effective time will terminate and be cancelled in exchange for the merger consideration (subject to any applicable withholding tax).

        Stock Options.    At the effective time, each stock option that is outstanding prior to the effective time, whether vested or unvested, will, (i) if the exercise price of such option is equal to or greater than the merger consideration, terminate and be cancelled without any consideration being payable; or (ii) if the exercise price of such option is less than the merger consideration, terminate and be cancelled in exchange for the aggregate option consideration with respect to such option (subject to any applicable withholding tax). The option consideration equals the difference between the merger consideration and the exercise price payable for each share issuable under such option.

        Restricted Stock Units and Performance Stock Units.    At the effective time, each award of Datalink RSUs or PSUs that is outstanding or payable prior to the effective time, whether vested or unvested, will terminate and be cancelled in exchange for the product of (i) the number of shares subject to such RSU or PSU, as applicable; and (ii) the merger consideration (subject to any applicable withholding tax). For purposes of the merger agreement, the deferred stock units held by certain of our directors are considered RSUs.

Payment for Common Stock in the Merger

        Promptly after the effective time, Insight will deposit, or cause to be deposited, with a U.S. bank or trust company reasonably approved in advance by Datalink (the "paying agent"), in trust for the benefit of the holders of our common stock, cash in U.S. dollars sufficient to pay the aggregate merger consideration. Promptly after the effective time, Insight will cause the paying agent to mail to each holder of record of shares of our common stock whose shares were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the merger consideration. Upon surrender of certificates (or effective affidavits of loss in lieu of certificates and, if required, the posting of a bond) or book-entry shares, as applicable, to the paying agent together with the letter of transmittal (or a valid "agent's message" agreeing to the terms of such letter of transmittal in accordance with the applicable procedures of The Depositary Trust Company), duly completed and validly executed in accordance with the instructions to the letter of transmittal, and such other documents as may customarily be required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares will be entitled to receive the merger consideration for all such shares.

Representations and Warranties; Material Adverse Effect

        The merger agreement contains representations and warranties of Datalink, subject to certain exceptions in the merger agreement, in the confidential disclosure letter delivered in connection with the merger agreement and in certain of Datalink's public filings, as to, among other things:

  •
  organization, good standing and qualification to do business;

  •
  capitalization and ownership of subsidiaries;

  •
  corporate authority and governmental and third party consents and approvals relating to the execution, delivery and performance of the merger agreement;

  •
  the SEC filings and financial statements of Datalink;

  •
  the absence of material adverse changes;

  •
  litigation, investigations and other proceedings;

  •
  disclosure documents required to be filed with the SEC or otherwise disseminated by Datalink to Datalink shareholders in connection with the Datalink shareholders meeting (including this document);

  •
  broker's or finder's fees;

  •
  employee benefit plans and other agreements, plans and policies with or concerning employees;

  •
  tax matters;

  •
  environmental matters;

  •
  compliance with applicable laws, including anti-corruption laws;

  •
  intellectual property;

  •
  technology and privacy;

  •
  employment matters;

  •
  material contracts;

  •
  real property;

  •
  insurance policies;

  •
  the receipt by our board of a fairness opinion from Raymond James; and

  •
  customers.

        The merger agreement also contains representations and warranties of Insight and Merger Sub, subject to certain exceptions in the merger agreement, as to, among other things:

  •
  organization, good standing and qualification to do business;

  •
  liabilities and conduct of operations of Merger Sub;

  •
  corporate authority and governmental and third party consents and approvals relating to the execution, delivery and performance of the merger agreement;

  •
  the accuracy and completeness of the information supplied for the purposes of this document;

  •
  the availability of the funds necessary to consummate the merger;

  •
  broker's and finder's fees;

  •
  ownership of shares of Datalink's stock; and

  •
  the absence of litigation affecting the merger.

        Some of the representations and warranties in the merger agreement are qualified by materiality or knowledge qualifications or a "material adverse effect" qualification with respect to either Datalink or Insight, as discussed below.

        For purposes of the merger agreement, a "material adverse effect" with respect to Datalink means any effect, change, event, condition, occurrence, development or state of facts or circumstances that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets or results of operations of Datalink and its subsidiaries taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a material adverse effect (except, in the case of the first bullet point through the fifth bullet point and the tenth bullet point below, to the extent such condition has had a disproportionate effect on Datalink and its subsidiaries, taken as a whole, compared to other participants in the industries in which Datalink and its subsidiaries conduct their businesses):

  •
  changes in conditions in the global economy or capital or financial markets generally;

  •
  changes in general regulatory, political, economic or financial conditions in the United States or any foreign jurisdiction;

  •
  general market or economic conditions in the industry or industries in which Datalink operates;

  •
  changes in applicable law or interpretations thereof;

  •
  changes in United States generally accepted accounting principles or other accounting principles or the interpretation thereof;

  •
  any change in Datalink's stock price or trading volume, any decrease in the ratings or ratings outlook for Datalink or any of its subsidiaries, or any failure by Datalink to meet (or the publication of any report regarding) any projections, forecasts, budgets, estimates or outlook of or relating to Datalink or its subsidiaries, including with respect to revenues or earnings or other internal or external financial or operating projections (it being agreed that the underlying facts and circumstances giving rise to the foregoing occurrences may, subject to the other limitations set forth in this definition, be taken into account in determining whether a material adverse effect has occurred);

  •
  the announcement or pendency of the merger agreement or the transactions contemplated thereby, the execution, announcement, performance or existence of the merger agreement, the identity of the parties hereto or any of their respective affiliates, representatives or financing sources (including any actual or potential loss or impairment after November 6, 2016 of any contract or business relationship as a result of any of the foregoing) or any litigation or other proceeding brought or threatened by Datalink's shareholders asserting allegations of breach of fiduciary duty relating to the merger agreement or the transactions contemplated thereby;

  •
  the taking or not taking of any action at the request of or with the express consent of Insight or Merger Sub or as expressly required by the merger agreement (including any actual or potential loss or impairment after November 6, 2016 of any contract or business relationship as a result of any of the foregoing);

  •
  any event, condition, or circumstance that is disclosed in a certain section of the confidential disclosure letter delivered in connection with the merger agreement;

  •
  the threat, occurrence, escalation, outbreak or worsening of any force majeure event, acts of God, acts of war, police or military action, armed hostilities, sabotage or terrorism; and

  •
  the occurrence of any natural disaster.

        For purposes of the merger agreement, a "material adverse effect" with respect to Insight means any effect, change, event, condition, occurrence, development or state of facts or circumstances that, individually or in the aggregate, has or would reasonably be expected to prevent, or materially impair or delay, the ability of either Insight or Merger Sub to perform its obligations under the merger agreement or to consummate the merger or the other transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

        The merger agreement provides that, during the pre-closing period, except as Insight shall otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required pursuant to the merger agreement or set forth in the disclosure letter or required by applicable law or judgment, we will conduct our businesses in the ordinary course of business, and we will use our commercially reasonable efforts to maintain and preserve intact the material aspects of our business organizations, to maintain our business relationships and goodwill with suppliers, contractors, distributors, customers, partners, employees, licensors, licensees and others having material business relationships with us, to retain the services of our and our subsidiaries' employees and business associates and agents and to comply in all material respects with all applicable laws and requirements of all material contracts.

        The merger agreement further provides that, during such period, except as Insight shall otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required pursuant to the merger agreement or set forth in the disclosure letter or as required by applicable law or judgment, we will not, and will cause our subsidiaries not to, subject in each case to certain specified exceptions:

  •
  acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, rights, interests or businesses (other than purchases of supplies, equipment or inventory in the ordinary course of business);

  •
  sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire, transfer or dispose of, or create or incur any lien on, any of our or our subsidiaries' assets (including intellectual property rights), securities, properties, rights, interests or businesses (other than any sale, lease or license of inventory or product in the ordinary course of business);

  •
  amend or propose to amend our charter documents;

  •
  declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise (or any combination thereof) with respect to any securities of Datalink or its subsidiaries or enter into any agreement with respect to the voting of securities of Datalink or its subsidiaries;

  •
  purchase, redeem or otherwise acquire, or authorize or agree to purchase, redeem or acquire, any securities of Datalink or its subsidiaries;

  •
  split, combine, subdivide or reclassify any Datalink securities;

  •
  except (1) for shares issuable upon the exercise or conversion of options, RSUs or PSUs outstanding on the date of the merger agreement (and dividend equivalents payable thereon, if any); or (2) with respect to Insight's and Merger Sub's participation in the transactions, issue, sell, grant, dispose of, pledge, deliver, transfer or otherwise encumber or authorize, propose or agree to the issuance, sale, grant, disposition, pledge, delivery, transfer or encumbrance by us of, any securities of Datalink or its subsidiaries;

  •
  incur or assume any indebtedness for borrowed money (other than trade payables or company credit cards in the ordinary course of business) or guarantee, endorse or otherwise become responsible for any such indebtedness, except pursuant to our existing floor plan financing facility;

  •
  except as required by law or the terms of any existing employee benefit plan,

  •
  grant or increase the severance or termination pay to any current or former director, employee, agent or consultant of Datalink;

  •
  execute any employment, consultancy, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, employee, agent or consultant;

    •
    increase the severance or termination benefits payable beyond the level of any existing severance or termination pay practices or employment agreements;

    •
    increase the compensation or bonus of any current or former director, employee, agent or consultant of Datalink;

    •
    adopt, enter into or establish any new employee benefit plan or amend or terminate any existing employee benefit plan;

    •
    provide for the grant of, or accelerate the vesting or lapsing of restrictions on payment of, options, restricted stock, RSUs, PSUs or any other equity-based compensation awards;

    •
    forgive or issue any loan or advance any money or other property to any present or former director or employee of Datalink;

    •
    enter into any collective bargaining agreement or other labor agreement;

    •
    terminate the employment of any executive officer, other than for cause; or

    •
    hire any employee or engage any independent contractor (who is a natural person) with an annual base salary or wage rate or consulting fees and target cash bonus opportunity in excess of $200,000;

  •
  make, change or rescind any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, enter into any material closing agreement with respect to any tax, surrender any right to claim a material tax refund, or settle or compromise any material tax claim, audit or assessment, except as required by concurrent changes in GAAP;

  •
  agree to or otherwise settle, compromise or otherwise resolve in whole or in part any action for an amount of $250,000 individually or $1,000,000 in the aggregate or more or any of our obligations or liability in excess of such amount or accept any settlement, regardless of amount, that would impose any material obligation or restriction on us or our subsidiaries or on our or our subsidiaries' ability to own or operate any of its assets, licenses, operations, rights, product lines, businesses or interests therein or require any material changes to our and our subsidiaries' business from time to time;

  •
  make or commit to make capital expenditures in an amount greater than $250,000 individually or $1,000,000 in the aggregate;

  •
  make any loans, advances or capital contributions to, or investments in, any other person, whether or not in the ordinary course of business, in an amount greater than $250,000 individually or $1,000,000 in the aggregate;

  •
  enter into any agreement, arrangement or commitment that materially limits or otherwise restricts us from engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material changes or restrictions on its assets, operations or business, except in the ordinary course of business;

  •
  (1) enter into any material contract or any contract that, if in effect on the date of the merger agreement, would have been a material contract (other than customer and vendor purchase orders and certain other contracts in the ordinary course of business), (2) terminate, amend or modify in any material respect any such contract (other than customer and vendor purchase orders in the ordinary course of business), (3) waive in any material respect any term of, or waive any material default under, or release, settle or compromise any material claim against us or any of our subsidiaries or material liability or obligation owing to us or any of our subsidiaries under, any such contract, or (4) enter into any contract that contains a change of control or similar provision that would by its terms require a material payment to the other party or parties thereto as a result of the merger or the transactions (including in combination with any other event or circumstance);

  •
  enter into any lease or sublease of real property (whether as lessor, sublessor, lessee or sublessee) or materially modify, materially amend, terminate or fail to exercise any right to renew any lease, except in the ordinary course of business;

  •
  materially change Datalink's methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X under the Exchange Act;

  •
  take or fail to take any action that would reasonably be expected to result in any of the conditions to the consummation of the merger not being satisfied or prevent or materially delay or impede the consummation of the merger;

  •
  announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Datalink, other than routine employee terminations in the ordinary course of business;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Datalink (other than the merger); or

  •
  agree or commit to take any of the actions precluded by the merger agreement.

No Solicitation; Alternative Proposals

        We and our board will generally not be permitted to solicit or participate in discussions regarding any inquiry, indication of interest or proposal that would reasonably be expected to lead to a takeover proposal. For purposes of the merger agreement:

  •
  "takeover proposal" means any indication of interest, offer or proposal (other than an indication of interest, offer or proposal made or submitted by Insight) contemplating or otherwise relating to any transaction or series of transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction involving Datalink or any of its subsidiaries and (i) in which a person or group of persons directly or indirectly would acquire or own beneficial or record ownership of securities representing more than 20% of the outstanding securities or voting power of any class of voting securities of Datalink or any surviving entity or the resulting direct or indirect parent of Datalink or such surviving entity or (ii) in which Datalink would issue securities representing more than 20% of the outstanding securities of any class of voting securities of Datalink; (b) any sale, lease, exchange, transfer, extraordinary dividend, license, acquisition or disposition of any business or businesses or assets of Datalink or any of its subsidiaries in each case that would constitute or account for 20% or more of the consolidated net revenues, net income or assets of Datalink and its subsidiaries; or (c) any liquidation or dissolution of Datalink.

  •
  "superior proposal" means an unsolicited, bona fide written takeover proposal (provided, that for purposes of this definition, references to 20% in the definition of "takeover proposal" shall be deemed to be references to 50%) made by a third party that our board determines in good faith, after consultation with outside legal counsel and our financial advisor (x) is reasonably capable of being consummated in accordance with its terms and (y) if consummated, would be more favorable to the shareholders of Datalink from a financial point of view than the merger, in each case taking into account all legal, regulatory, financing (including certainty of financing) and other factors deemed relevant by our board (including adjustments to the terms of the merger offered by Insight).

        Except as permitted by the merger agreement, during the pre-closing period, the merger agreement requires that we will not and will cause our subsidiaries not to, and will use our reasonable best efforts to cause our affiliates and representatives not to, directly or indirectly:

  •
  initiate, solicit, knowingly encourage, induce or facilitate (including through the furnishing of any nonpublic information) the submission or announcement of, or otherwise cooperate with or assist in, any takeover proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a takeover proposal;

  •
  participate in any discussions or negotiations with any person with respect to any takeover proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a takeover proposal;

  •
  approve, endorse or recommend any takeover proposal;

  •
  enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any takeover proposal (other than a confidentiality agreement that complies with certain requirements set forth in the merger agreement), or any contract requiring us to abandon, terminate or fail to consummate the merger;

  •
  submit any takeover proposal to a vote of our shareholders; or

  •
  resolve, agree or publicly propose to do any of the foregoing.

        Notwithstanding these restrictions, which we refer to as the "no-shop restrictions," or anything else to the contrary in the merger agreement, if at any time prior to the time the requisite shareholder vote is obtained we receive a bona fide written takeover proposal that was not solicited in violation of the merger agreement, we and our representatives will be permitted to participate in discussions regarding such takeover proposal solely to clarify the terms of such takeover proposal.

        In addition, prior to the time, but not after, the requisite shareholder vote is obtained, we and our representatives may enter into and participate in discussions or negotiations with such third party in response to an unsolicited bona fide written takeover proposal made after the date of the merger agreement that has not been withdrawn and that did not result (nor did any precursor thereto result) from a breach of the no-shop restrictions by us, our subsidiaries or our representatives (as if they were bound thereby), and may furnish access and nonpublic information to such third party if (A) our board has determined in good faith, after consultation with outside legal counsel and our financial advisor, that such takeover proposal is reasonably likely to constitute a superior proposal and failure to take such action would be inconsistent with our board's fiduciary duties under applicable law; and (B) any nonpublic information furnished to such third party is (1) subject to an executed confidentiality agreement in a customary form that is no less favorable to us with respect to confidentiality than the confidentiality agreement with Insight and that does not contain any provision that would prevent us from complying with our obligation to provide disclosure to Insight required pursuant to the merger agreement, and (2) is furnished to Insight substantially concurrently with (but not more than 24 hours after) such nonpublic information is furnished to such person.

        During the pre-closing period, we are also required to promptly (and in any event within 24 hours after the occurrence thereof) advise Insight of the receipt of any takeover proposal or any inquiries, proposals or offers with respect to a takeover proposal, or any non-public information with regard to a takeover proposal that is requested from, or any discussions or negotiations sought to be initiated regarding such takeover proposal that is made or submitted by any person during such period, specifying the material terms and conditions thereof (including the identity of the party making the takeover proposal, inquiry, proposal, offer or request). Thereafter, we are required to advise and confer with Insight and keep Insight reasonably informed, on a prompt basis (and in any event within 24 hours after the occurrence of any changes, developments, discussions or negotiations), regarding any material changes to the status or material terms of any such inquiries, proposals or offers (including any modifications to the financial or other material terms and conditions of such takeover proposal).

        Notwithstanding anything to the contrary in the merger agreement, prior to the time, but not after, the requisite shareholder vote is obtained, our board may modify, waive, amend or release any existing standstill obligations owed by any person to us or any of our subsidiaries if our board has determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with our board's fiduciary duties under applicable law.

Change in Board Recommendation

        As described in "The Merger (Proposal 1)—Reasons for our Board's Recommendation in Favor of the Merger" beginning on page 35, and subject to the provisions described below, our board has unanimously recommended that our shareholders vote "FOR" the proposal to approve and adopt the merger agreement. We refer in this document to the recommendation of our board that shareholders approve this merger agreement as the "board recommendation." We refer to the board recommendation and the approval of the merger by the special committee of our board of directors together as the "board actions."

        The merger agreement provides that, except as described below, our board may not (any of the following, a "company adverse change recommendation"):

  •
  withhold, withdraw (or amend, modify or qualify in a manner adverse to Insight), or publicly propose to withhold, withdraw (or amend, modify or qualify in a manner adverse to Insight), the board actions;

  •
  fail to include the board actions in the Proxy Statement;

  •
  approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable or recommend the adoption of, any takeover proposal;

  •
  following the commencement of any tender offer or exchange offer that constitutes a takeover proposal, fail to publicly reject or recommend against any such takeover proposal, tender offer or exchange offer and issue a press release expressly reaffirming the board actions within certain specified time periods following a request by Insight; or

  •
  following the public announcement of any other takeover proposal (or the public announcement of an intention to make any other takeover proposal), fail to issue a press release expressly reaffirming the board actions within certain specified time periods following a request by Insight.

        Notwithstanding the restrictions described above and in "—No Solicitation; Alternative Proposals," at any time prior to the time the requisite Datalink shareholder vote is obtained, our board may, in response to a superior proposal received on an unsolicited basis or an intervening event, (x) make a change of recommendation and/or (y) terminate the merger agreement in order to enter into a definitive agreement providing for the implementation of a superior proposal. Our board is permitted to take these actions solely if:

  •
  our board has received a superior proposal that did not result from or arise in connection with a breach of the no-shop restrictions or there has been an intervening event unrelated to a takeover proposal after the date of the merger agreement;

  •
  in the case of any termination of the merger agreement to enter into a definitive agreement, prior to or simultaneously with such termination, Datalink pays the termination fee (described below "—Termination Fee");

  •
  Datalink has given Insight at least four business days' written notice advising Insight of its intention to take such action, which notice will include, as applicable, the terms and conditions of the superior proposal that is the basis for the proposed action of our board and a copy of the most recent draft of any written agreement relating to such superior proposal (and any amendment to any material term or condition of such superior proposal shall require a new written notice to Insight and an additional two business day notice period), or the facts and circumstances in reasonable detail of the intervening event;

  •
  Datalink has given Insight four or two, as applicable, business days after Insight's receipt of the written notice of such superior proposal or intervening event to propose revisions to the terms of the merger agreement or make another proposal and has negotiated in good faith with Insight with respect to such proposed revisions or other proposal;

  •
  after considering the results of such negotiations and giving effect to such proposed revisions or other proposal, if any, our board has determined in good faith, after consultation with outside legal counsel and our financial advisor, that, as applicable, such superior proposal continues to meet the definition of superior proposal or the intervening event continues to warrant a company adverse change recommendation; and

  •
  after consultation with outside legal counsel, our board has determined in good faith that the failure to make such company adverse change recommendation and/or the failure to terminate the merger agreement would be inconsistent with its fiduciary duties under applicable law.

        Notwithstanding the foregoing, nothing contained in the merger agreement prohibits us or our board from stating and disclosing to our shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14a-9, 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, subject to compliance with the restrictions on a company adverse change recommendation described above. Any "stop, look and listen" communication by or on behalf of Datalink pursuant to Rule 14d-9(f) will not be considered a company adverse change recommendation.

        If, before the date of the special meeting, there has been a change of recommendation and the merger agreement has not been terminated, Datalink will nonetheless submit the merger agreement to the shareholders of Datalink for approval and adoption at the shareholder meeting.

Datalink Shareholders' Meeting

        Subject to the relevant provisions of the merger agreement, including our board's right to change its recommendation in favor of the merger and our right to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, as described in the section entitled "—Change in Board Recommendation," we have agreed to (1) convene and hold the special meeting as promptly as practicable following the mailing of this document (and in any event no more than 30 business days or such longer period as Datalink and Insight may agree after the date of mailing of this proxy statement), (2) recommend that Datalink shareholders vote to approve the merger and adopt the merger agreement, and (3) use our reasonable best efforts to solicit from our shareholders proxies in favor of the approval and adoption of the merger agreement.

Preparation of Pro Forma Financial Information

        We have agreed to cooperate and use commercially reasonable efforts during the pre-closing period to assist Insight in connection with its preparation and filing of a Current Report on Form 8-K containing pro forma financial information with respect to the merger and Datalink, including using commercially reasonable efforts to cause and enable RSM US LLP to provide to Insight (and not withdraw) its consent to incorporation by reference of its audit report with respect to our historical financials into Insight's SEC registration statements.

Employee Matters

        The merger agreement provides for the following treatment with respect to those employees of Datalink and its subsidiaries who continue to be employed by the surviving corporation or one of its subsidiaries after the effective time, whom we refer to as "continuing employees":

  •
  from the effective time through the first anniversary of the effective time, Insight will provide each continuing employee compensation and benefits opportunities (excluding defined benefit plans and equity and equity-based awards) that are substantially comparable in the aggregate to either (i) the compensation and benefits provided to such employee immediately prior to the effective time, or (ii) compensation and benefits currently provided by Insight to similarly-situated employees of Insight;

  •
  Insight will honor all employee benefit plans of Datalink and all employment, severance and termination plans and contracts in accordance with their terms as in effective immediately before the effective time; and

  •
  for purposes of vesting, eligibility and level of benefits under the employee benefit plans of Insight, each continuing employee will receive credit for his or her years of service with Datalink before the effective time, to the same extent as such employee was entitled, before the effective time, to credit for such service under any similar employee benefit plan in which such employee participated immediately prior to the effective time.

Indemnification and Insurance

        Insight and Merger Sub have agreed that all rights to advancement of expenses, indemnification and exculpation by Datalink existing in favor of each person who is or has been at any time prior to the date of the merger agreement or who becomes prior to the effective time, an officer or director of Datalink (each an "indemnified party"), as provided in our indemnification agreements in effect on the date of the merger agreement, will survive the merger from the effective time through the sixth anniversary of the date on which the effective time occurs.

        From and after the effective time, the surviving corporation is also required to (and Insight is required to cause the surviving corporation to) indemnify, defend and hold harmless, and advance expenses to, any officer or director of Datalink as of the date of the merger agreement or who becomes such prior to the effective time with respect to (x) all acts or omissions by them in their capacities as such at any time at or prior to the effective time or (y) any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to the merger, the merger agreement, and any transactions, in their capacities as such, in either case, to the fullest extent permitted by our indemnification agreements in effect on the date of the merger agreement or applicable law. In the event of any such action, (A) the surviving corporation will have the right to control the defense thereof after the effective time; (B) the surviving corporation will advance all expenses as incurred by such director or officer in the defense of such action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified; and (C) no person seeking to be indemnified will be liable for any settlement of such action effected without his or her consent, provided that the foregoing clauses (A), (B), and (C) shall not be deemed to limit or impose additional conditions on the rights of any indemnified party. The articles of incorporation and bylaws of the surviving corporation will contain, and Insight will cause the articles of incorporation and bylaws of the surviving corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each indemnified party than are set forth in Datalink's charter documents as in effect on the date of the merger agreement.

        Insight has also agreed to either (i) cause to be maintained in effect, for a period of six years after the Effective Time, the directors' and officers' liability insurance policy that was in effect on the date of the merger agreement (the "D&O insurance") covering acts or omissions at or prior to the effective time with respect to those persons who are covered by the D&O insurance as of the effective time, or (ii) obtain, in consultation with Datalink, a prepaid (or "tail") directors' and officers' liability insurance policy covering acts or omissions occurring at or prior to the effective time for a period of six years after the effective time, with respect to those persons who are covered by the D&O insurance as of the effective time on terms with respect to such coverage and amounts no less favorable to such indemnified persons than those of the D&O insurance, subject in each case to certain exceptions.

        Insight and the surviving corporation are required to make proper provision for the continuation of these rights in connection with certain future corporate transactions.

Coordination on Litigation

        The merger agreement requires Datalink and Insight to promptly notify the other party of any litigation related to the merger agreement, the merger or the transactions that is brought, or to the knowledge of such party, threatened in writing, in the name of or against Datalink, Insight, Merger Sub, or any of their respective directors, and to keep the other party fully informed on a reasonably current basis with respect to the status of such litigation. We must give Insight the opportunity to participate, subject to a customary joint defense agreement, and each party has agreed to cooperate with the other, in the defense or settlement of any such litigation. We are not allowed to settle, agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with such litigation against us or our directors except with Insight's prior written consent (not to be unreasonably withheld, conditioned or delayed).

Other Covenants and Agreements

        The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this document, public announcements relating to the merger, elimination or any applicable takeover statutes, exemptions of dispositions of Datalink securities in connection with the merger under Rule 16b-3 of the Exchange Act and the delisting and deregistration of our common stock.

Conditions to Completion of the Merger

        Each party's obligation to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

  •
  the adoption of the merger agreement by Datalink shareholders;

  •
  the absence of an injunction or judgment issued by any court of competent jurisdiction or governmental authority, and of any law or other legal restraint, that would make illegal or otherwise prevent or prohibit the consummation of the merger; and

  •
  the expiration or early termination of the waiting period applicable to the consummation of the merger under the HSR Act and the receipt of clearance of the FCO under the German Competition Act.

        The obligations of Insight and Merger Sub to complete the transactions contemplated by the merger agreement are subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following additional conditions:

  •
  the absence of any pending action by any governmental authority of competent jurisdiction that seeks, directly or indirectly, to make illegal, prohibit, materially delay or otherwise restrain the consummation of the merger or the performance of the merger agreement;

  •
  the accuracy of the representations and warranties of Datalink both at and as of the date of the merger agreement and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true and correct only as of that earlier date), subject to the following standards:

  •
  being true and correct in all respects, with regard to the absence of any "material adverse effect" on Datalink and its subsidiaries since December 31, 2015;

  •
  being true and correct in all respects except for inaccuracies that are de minimis in both amount and nature, with regard to the outstanding capitalization of Datalink;

  •
  being true and correct in all "material" respects, with regard to organization, authorization, and the receipt of the fairness opinion of Datalink's financial advisor; and

  •
  being true and correct subject to a "material adverse effect" standard, with regard to all of Datalink's other representations and warranties;

  •
  Datalink having performed in all material respects all covenants and obligations required to be performed or complied with by it under the merger agreement at or prior to the closing;

  •
  the non-occurrence, since the date of the merger agreement, of any effect, event, occurrence, condition, development or state of circumstances of facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Datalink;

  •
  Datalink's delivery to Insight and Merger Sub of a certificate, dated as of the closing date and signed by Datalink's chief executive officer or chief financial officer, certifying to the satisfaction of certain of the foregoing conditions;

  •
  the receipt by Insight of the consent of RSM US LLP necessary for Insight to incorporate RSM US LLP's audit report with respect to the Company's most recent annual report, and the provision by Datalink and its management of all representation or other letters required for RSM US LLP to provide such consent (except that this condition will not apply if Insight would not otherwise be prepared to file a Current Report on Form 8-K containing pro forma financial information with respect to the merger and Datalink has complied with its obligation to assist with such preparation and has timely filed all periodic reports required to be filed by it under the Exchange Act after the date of the merger agreement); and

  •
  if the closing has not occurred prior to March 1, 2017, the timely filing by Datalink of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

        The obligation of Datalink to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following additional conditions:

  •
  the accuracy of the representations and warranties of Insight and Merger Sub both at and as of the date of the merger agreement and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true and correct only as of that earlier date), subject to the following standards:

    •
    being true and correct in all "material" respects, with regard to organization and authorization; and

    •
    being true and correct subject to a "material adverse effect" standard, with regard to all of Insight's and Merger Sub's other representations and warranties;

  •
  Insight and Merger Sub having performed in all material respects all covenants and obligations required to be performed or complied with by them under the merger agreement at or prior to the closing; and

  •
  Insight's delivery to Datalink of a certificate, dated as of the closing date and signed on behalf of Insight and Merger Sub by an executive officer of Insight, certifying to the satisfaction of certain of the foregoing conditions.

Termination

        In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the proposal to approve and adopt the merger agreement by our shareholders, in the following ways:

  •
  by mutual written consent of Insight and Datalink;

  •
  by either Datalink or Insight, if:

  •
  the effective time has not occurred on or before April 25, 2017 (the "outside date");

  •
  the consummation of the merger has been made illegal or has been permanently restrained, enjoined or otherwise prevented by a final and non-appealable judgment, law or other legal restraint or prohibition; or

  •
  the requisite vote of our shareholders is not obtained at the special meeting;

    provided, however, that these rights to terminate the merger agreement will not be available to any party if the circumstances giving rise to such termination right were primarily caused or resulted primarily from the failure of such party (or in the case of Insight, by Merger Sub) to fulfill any of its obligations under the merger agreement in any material respect;

  •
  by Insight, prior to the time our shareholders approve and adopt the merger agreement, if:

  •
  our board has changed or failed to reaffirm its recommendation in favor of approval of the merger agreement and the merger to our shareholders;

  •
  our board has approved, adopted, or recommended a takeover proposal or approved, recommended, entered into, or allowed us to enter into a definitive agreement with respect to a takeover proposal;

  •
  this proxy statement is distributed without including our board's recommendation in favor of the merger; or

  •
  by Insight, if Datalink has breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement such that the closing conditions would not be satisfied, and such breach or failure cannot be cured or, if capable of being cured, has not been cured by the earlier of April 25, 2017 or 30 days after written notice thereof has been given by Insight to Datalink (provided, however, that this right to terminate the merger agreement will not be available to Insight if Insight or Merger Sub is then in breach of any representation, warranty, covenant or agreement set forth in the merger agreement such that the closing conditions would not be satisfied), or

  •
  by Datalink,

  •
  at any time prior to the time the Datalink shareholder vote is obtained, in order to accept a superior proposal in accordance with the no-shop restrictions, provided that Datalink pays the termination fee; or

  •
  if Insight or Merger Sub has breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement such that the closing conditions would not be satisfied, and such breach or failure cannot be cured or, if capable of being cured, has not been cured by the earlier of April 25, 2017 or 30 days after written notice thereof has been given by Datalink to Insight (provided, however, that this right to terminate the merger agreement will not be available to Datalink if Datalink is then in breach of any representation, warranty, covenant or agreement set forth in the merger agreement such that the closing conditions would not be satisfied).

Termination Fee

        Datalink will pay Insight a termination fee in an amount equal to $7.5 million if the merger agreement is terminated in the following circumstances:

  •
  if the merger agreement is terminated by Datalink to enter into a definitive agreement with respect to a superior proposal;

  •
  if the merger agreement is terminated by Insight because:

  •
  our board has changed or failed to reaffirm its recommendation in favor of approval of the merger agreement and the merger to our shareholders;

  •
  our board has approved, adopted, or recommended a takeover proposal or approved, recommended, entered into, or allowed us to enter into a definitive agreement with respect to a takeover proposal; or

  •
  this proxy statement is distributed without including our board's recommendation in favor of the merger;

  •
  if the merger agreement is terminated and (1) before the date of such termination, a takeover proposal (which, for these purposes, is a takeover proposal with respect to 50%, rather than 20%, of Datalink) had been made or publicly announced or otherwise become publicly known, or any Person shall have publicly announced an intention to make a takeover proposal, and such takeover proposal has not been withdrawn without qualification at least 10 days prior to the date of termination or, in the case of a failure by our shareholders to approve the proposal to approve and adopt the merger, at least 10 days prior to the date of the special meeting); (2) within twelve months after the date of termination, a takeover proposal is consummated or the Company enters into a definitive agreement for a takeover proposal that is subsequently consummated, and (3) the termination is because:

  •
  the effective time has not occurred by the outside date;

  •
  the requisite vote of our shareholders is not obtained at the special meeting; or

  •
  we have breached or failed to perform any representation, warranty, covenant or agreement and such breach or failure first arose after the date of such takeover proposal or announcement of such intention, or the making of any inquiry or expression of potential interest with respect to a takeover proposal to our board or any of our officers or directors.

Limitations on Remedies

        The merger agreement provides that any claim or cause of action based upon, arising out of, or related to the Agreement may only be brought against persons that are expressly named as parties to the merger agreement, and then only with respect to the specific obligations set forth therein. The merger agreement is specifically without recourse to current or future direct or indirect equity holders, controlling persons, shareholders, representatives, affiliates, members, managers, general or limited partners and assignees of the parties and their respective affiliates.

        If the merger agreement is terminated pursuant to the provisions described in the section entitled "—Termination" beginning on page 75, the transactions contemplated by the merger agreement will be abandoned, the merger agreement will become void and of no effect without any liability of any party to another, except that (a) termination of the merger agreement will not relieve any party from liability for any fraud or intentional breach of the merger agreement and (b) the provisions of the merger agreement relating to termination, fees and expenses, amendment, waiver and general matters will survive termination.

        If the termination fee is paid, the termination fee will be the sole and exclusive remedy of Insight and Merger Sub against Datalink and its subsidiaries and affiliates their respective representatives, partners, managers, members and shareholders in connection with the merger agreement and the transactions thereby, except in the case of fraud or a willful breach of the merger agreement.

Expenses

        In general, all fees and expenses incurred in connection with the merger and the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is consummated. Insight is responsible for all filing fees associated with the HSR Act and for any transfer taxes imposed with respect to the transactions contemplated by the merger agreement.

Amendment and Modification

        The merger agreement may be amended at any time by an instrument in writing signed on behalf of each of Datalink, Insight and Merger Sub and authorized by the respective boards of directors of the parties, except that after the merger agreement has been adopted by our shareholders, no amendment that requires further shareholder approval under applicable law shall be made without such further approval. At any time prior to the effective time, the parties may extend the time for performance of any obligations, waive any inaccuracies in the representations and warranties of the parties, and waive compliance with any of the agreements or conditions in the merger agreement. Any waiver must be set forth in a written instrument signed by the applicable party.

Governing Law

        The merger agreement will be governed by and construed in accordance with the laws of the State of Minnesota.

Specific Enforcement

        Insight, Merger Sub and Datalink are entitled to a decree or order of specific performance enforcing covenants and obligations contained in the merger agreement or injunctions to prevent breaches or threatened breaches of the merger agreement in addition to any other remedy to which they are entitled at law or in equity, subject to the limitations described above.

 THE VOTING AGREEMENT

        The following is a summary of the material provisions of the voting agreement, a copy of which is attached to this document as Annex B and which is incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read carefully the voting agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the voting agreement and not by this summary or any other information contained in this document.

        Concurrently with the execution of the merger agreement, Datalink, Insight and each of the directors of Datalink entered into a voting agreement with respect to their shares of our common stock (the "voting agreement"). As of the date of the voting agreement, the directors owned approximately 1,558,264 voting shares of our common stock, which we refer to as the "existing shares" and, together with any shares or other voting capital stock of Datalink of which the directors acquire beneficial ownership on or after the date of the voting agreement, the "covered shares." The existing shares represented approximately 7.0% of our shares outstanding as of the close of business on the record date and entitled to vote at the special meeting.

Voting

        Each director has agreed to vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of his or her covered shares:

  •
  in favor of the approval of the merger agreement and any related proposal in furtherance thereof and/or in furtherance of effecting the merger and the other transactions contemplated by the merger agreement;

  •
  against any action or agreement submitted for the vote or written consent of our shareholders that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Datalink under the merger agreement or that is otherwise in opposition to the merger or any of the other transactions contemplated by the merger agreement;

  •
  against any extraordinary corporate transaction (other than the merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer of all or substantially all of the assets or securities of Datalink and any of its subsidiaries (other than pursuant to the merger) or any other takeover proposal; and

  •
  against any other action, agreement or transaction submitted for the vote or written consent of our shareholders that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the merger or any of the other transactions contemplated by the merger agreement.

        We refer to the foregoing matters as the voting matters.

        Notwithstanding the foregoing, each director has entered into the voting agreement solely in his or her capacity as a shareholder and not in his or her capacity as a director or officer of Datalink or any of its subsidiaries. Accordingly, the voting agreement does not restrict or limit any director or officer from taking or omitting to take any action in their respective capacities as a director or officer of Datalink in order to fulfill his fiduciary obligations under applicable law or acting in such capacity or voting in such capacity in the good faith exercise of his fiduciary duties under applicable law.

Prohibition on Transfers

        Each director has agreed not to, subject to customary exceptions for charitable and estate planning purposes or the cashless vesting, exercise or settlement of equity awards:

  •
  directly or indirectly, transfer or encumber his or her covered shares or any shares of voting capital stock of Datalink that such director may have the right to acquire (together with the covered shares, the "covered securities"), or enter into any contract, option or other arrangement or understanding with respect to the foregoing;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership;

  •
  enter into any contract, option or other arrangement or understanding with respect to the voting of the covered securities;

  •
  enter into any agreement, arrangement or understanding with any person (other than Insight or Merger Sub), or take any other action that would prevent or disable such director from performing his or her obligations under the merger agreement; or

  •
  take any action that would result in such director not having the legal power, authority or right to comply with and perform his or her covenants under the voting agreement.

No Solicitation

        Each director agreed in the voting agreement to be subject to restrictions that are substantially similar to the no-shop restrictions applicable to Datalink under the merger agreement, as described in the section entitled "The Merger Agreement—No Solicitation; Alternative Proposals" beginning on page 68, subject to substantially similar exceptions.

Waiver of Appraisal Rights

        Each director has waived, and agreed not to exercise, assert or perfect, any rights of appraisal or any dissenters' rights that he may have or could potentially have or acquire in connection with the merger. Each director, solely in his or her capacity as a shareholder, also agreed not to bring, commence, institute, maintain, prosecute, join in or voluntarily aid certain types of legal proceedings challenging the merger.

Termination

        The voting agreement will remain in effect until the earliest of (i) the effective time of the merger or (ii) the termination of the merger agreement in accordance with its terms.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
(PROPOSAL 2)

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are providing our shareholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to our named executive officers in connection with the merger, as described in the table on page 55 entitled "Golden Parachute Compensation" under "The Merger (Proposal 1)—Interests of Datalink's Directors and Executive Officers in the Merger," including the footnotes to the table and related narrative discussion.

        Our board unanimously recommends that our shareholders approve the following resolution:

    "RESOLVED, that the compensation that may be paid or become payable to Datalink's named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section entitled "The Merger (Proposal 1)—Interests of Datalink's Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Datalink Executives," including the footnotes to the table and the related narrative discussion, is hereby APPROVED."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Datalink or Insight. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of our shareholders.

        The above resolution approving the merger-related compensation of our named executive officers on an advisory basis requires that more shares are voted "FOR" the proposal than "AGAINST."

        Our board unanimously recommends that the shareholders of Datalink vote "FOR" the named executive officer merger-related compensation proposal.

 VOTE ON ADJOURNMENT (PROPOSAL 3)

        Our shareholders are being asked to approve a proposal that will give our board authority to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the special meeting could be adjourned by our board to any date. In addition, our board could postpone the special meeting before it commences. If the special meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time before the final vote.

        We do not anticipate calling a vote on this proposal if a quorum is present and the proposal to approve and adopt the merger agreement is approved by at least a majority of the outstanding shares of our common stock as of the record date.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

        Approval of the adjournment proposal requires that more shares are voted "FOR" the proposal than "AGAINST."

        Our board unanimously recommends that the shareholders of Datalink vote "FOR" the adjournment proposal, if a vote on such proposal is called.

 MARKET PRICE OF DATALINK'S COMMON STOCK

        Our common stock is traded on Nasdaq under the symbol "DTLK."

        The following table sets forth during the periods indicated the high and low sales prices of our common stock as reported on Nasdaq for the periods indicated:

	Market Price
	High	Low
2014
First Quarter	$15.64	$10.62
Second Quarter	$13.93	$8.80
Third Quarter	$12.44	$9.36
Fourth Quarter	$13.60	$10.03
2015
First Quarter	$12.97	$11.36
Second Quarter	$12.39	$8.94
Third Quarter	$8.48	$5.34
Fourth Quarter	$7.86	$5.70
2016
First Quarter	$9.18	$6.13
Second Quarter	$9.45	$7.25
Third Quarter	$10.74	$7.25
Fourth Quarter (through November 28, 2016)	$11.23	$9.02

        The closing sale price of our common stock on November 4, 2016, which was the last trading day before the merger was publicly announced, was $9.43 per share. On November 28, 2016 the most recent practicable date before the filing of this document, the closing price for our common stock was $11.16 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

        We have paid no dividends on our common stock since our initial public offering in 1999. Under our current dividend policy, we intend to retain future earnings for use in our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

        If the merger is consummated, then our common stock will be delisted from Nasdaq, there will be no further public market for shares of our common stock and each share of our common stock will be converted into the right to receive $11.25 in cash, without interest, less any required withholding taxes.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information with respect to the beneficial ownership of our common stock as of November 23, 2016 by (i) each shareholder known to us to be the beneficial owner of more than 5% of our outstanding our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our current executive officers and directors as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes to the tables below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own. Unless otherwise noted, the address of each beneficial owner listed on the tables below is c/o Datalink Corporation, 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344.

        This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of November 23, 2016, including through the exercise of any stock option or the settlement of any equity award, and so we have deemed such shares to be outstanding for purposes of computing both the number of shares of stock owned by and the percentage ownership of such shareholder. The inclusion of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Applicable percentages are based on 22,256,459 shares of our common stock outstanding as of November 23, 2016.

Name and Address of Beneficial Owner	Number(1)	Percent
Beneficial Owners of More Than 5%
Wellington Management Group LLP(2) 280 Congress Street Boston, MA 02210	3,115,688	14.0%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	1,782,990	8.0%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	1,659,750	7.5%
Directors and Named Executive Officers
James E. Ousley	68,800	*
Paul F. Lidsky(5)	586,601	2.6%
Gregory T. Barnum(6)	102,030	*
Patricia A. Hamm(7)	39,447	*
M. Shawn O'Grady(8)	72,209	*
Denise M. Westenfield(9)	42,554	*
Brent G. Blackey	48,255	*
Greg R. Meland	1,229,057	5.5%
J. Patrick O'Halloran	42,131	*
Mercedes A. Walton	18,789	*
James L. Zucco, Jr.	14,631	*
All executive officers and directors as a group (11 persons)	2,264,504	10.0%

*
Indicates ownership of less than one percent of the outstanding shares of our common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to shares. Unless indicated by footnotes, each shareholder possesses sole voting and investment power over its shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from November 23, 2016 are considered outstanding for the purpose of calculating the percentage of common stock owned by a person and owned by a group, but not for the purpose of calculating the percentage of common stock owned by any other person.

(2)
Based on a Schedule 13G/A filed with the SEC on February 11, 2016.

(3)
Based on a Schedule 13G/A filed with the SEC on February 9, 2016.

(4)
Based on a Schedule 13G/A filed with the SEC on January 26, 2016.

(5)
Mr. Lidsky's total includes 450,000 shares issuable pursuant to vested stock options and 92,871 unvested restricted shares.

(6)
Mr. Barnum's total includes 40,427 unvested restricted shares.

(7)
Ms. Hamm's total includes 32,501 unvested restricted shares.

(8)
Mr. O'Grady's total includes 48,617 unvested restricted shares.

(9)
Ms. Westenfield's total includes 23,342 unvested restricted shares.

DISSENTERS' RIGHTS

        The following is a summary of the material provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, copies of which are attached to this document as Annex C and which is incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about these statutory provisions that is important to you. We encourage you to read carefully Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act in their entirety, as the rights and obligations of the Company and its shareholders are governed by the express terms of these statutory provisions and other applicable law and not by this summary or any other information contained in this document.

        Section 302A.471 of the Minnesota Business Corporation Act entitles any Datalink shareholder who is entitled to vote and who objects to a merger to dissent from such action and obtain payment for the "fair value" of his or her shares of our common stock. Any Datalink shareholder contemplating an attempt to assert and exercise dissenters' rights in connection with the merger should review carefully the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (copies of which are attached to this document as Annex C), particularly the specific procedural steps required to perfect such rights. Dissenters' rights are lost if the procedural requirements of Section 302A.473 are not fully and precisely satisfied.

        Under Section 302A.473, subdivision 3, a shareholder who wishes to exercise dissenters' rights, which we refer to as a dissenter, must file with us (at c/o Datalink Corporation, 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344), before the shareholder vote on the merger, a written notice of intent to demand the "fair value" of the shares of our common stock owned by the shareholder. Under Section 302A.471, subdivision 2, beneficial owners of shares who desire to exercise statutory dissenters' rights must obtain and submit the registered owner's written consent at or before the time the notice of intent to demand fair value is due. In addition, the shareholder must not vote his or her shares in favor of the merger. A vote against the merger does not in itself constitute such a written notice and a failure to vote does not affect the validity of a timely written notice. However, the submission of a properly signed blank proxy will constitute a vote in favor of approving the merger and a waiver of statutory dissenters' rights.

        If the merger is approved by our shareholders, then we must send to all dissenters who filed the necessary notice of intent to demand the fair value of their shares (and who did not vote their shares in favor of such proposal) a notice containing certain information required by Section 302A.473, subdivision 4, including the address to which a dissenter must send a demand for payment and certificates representing shares in order to obtain payment for such shares and the date by which they must be received. In order to receive the fair value of the shares under Section 302A.473, a dissenter must demand payment and deposit certificates representing shares within 30 days after we give such notice. Under Minnesota law, notice by mail is given by a corporation when deposited in the United States mail. A shareholder who fails to timely make demand for payment and to deposit certificates as required by Section 302A.473, subdivision 4, loses the right to receive the fair value of his or her shares under such section notwithstanding the timely filing of notice of intent to demand payment under Section 302A.473, subdivision 3.

        Except as provided below, if demand for payment and deposit of stock certificates is duly made by a dissenter as required by the notice, then after our receipt of such demand or the effective date of the merger, whichever is later, we must pay the dissenter an amount which we estimate to be the fair value of the dissenter's shares of our common stock, with interest, if any. For the purpose of a dissenter's rights under Sections 302A.471 and 302A.473, "fair value" means the value of the shares of stock immediately before the effective date of such merger. It is possible that the fair value of shares of our common stock as determined pursuant to dissenters' rights procedures may be determined to be less than the value of the merger consideration. Additionally, "interest" means interest commencing five days after the effective date of such merger until the date of payment, calculated at the rate provided in Minnesota Statutes Section 549.09 Subd. 1, Paragraph (c), clause (1), which is currently 4.0%. If a dissenter believes this payment is less than the fair value of the shares of our common stock, with interest, if any, such dissenter must give written notice to us of his or her own estimate of the fair value of the shares of stock, with interest, if any, within 30 days after the date we mail the payment, and must demand payment of the difference between his or her estimate and our payment. If such dissenter fails to give written notice of such estimate to us, or fails to demand payment of the difference, within the 30-day time period, such dissenter is entitled only to the amount of our payment.

        We may withhold such payment with respect to shares of our common stock for which a dissenter demanding payment (or persons on whose behalf such dissenter acts) was not the beneficial owner as of the first public announcement date of the merger, which is November 7, 2016. As to each such dissenter who has validly demanded payment, following the effective date of such merger or the receipt of demand, whichever is later, we must mail our estimate of the fair value of such dissenter's shares of stock and offer to pay this amount with interest, if any, to the dissenter upon receipt of such dissenter's agreement to accept this amount in full satisfaction. If such dissenter believes that our offer is for less than the fair value of the shares of stock, with interest, if any, such dissenter must give written notice to us of his or her own estimate of the fair value of the shares of stock, with interest, if any, and demand payment of this amount. This demand must be mailed to us within 30 days after the mailing of our offer. If the dissenter fails to make this demand within the 30-day time period, such dissenter is entitled only to the amount we offered.

        If we and a dissenter (including both a dissenter who held shares of our common stock on or prior to November 7, 2016, which was the date the merger was first publicly announced, and a dissenter who purchased shares of our common stock after such date who have complied with their respective demand requirements) do not settle the dissenter's demand within 60 days after we receive the dissenter's estimate of the fair value of his or her shares of stock, then we must file a petition in a court of competent jurisdiction in the county in which our registered office is located, requesting that the court determine the statutory fair value of stock with interest, if any. Our registered office is currently located in Ramsey County, Minnesota, but is subject to change at any time. All dissenters whose demands are not settled within the applicable 60-day settlement period must be made parties to this proceeding.

        The court will then determine whether each dissenter in question has fully complied with the provisions of Section 302A.473, and for all dissenters who have fully complied and not forfeited statutory dissenters' rights, will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by us or a dissenter. The fair value of the shares as determined by the court is binding on all dissenters. However, under the statute, dissenters are not liable to us for the amount, if any, by which payments remitted to the dissenters exceed the fair value of such shares determined by a court, with interest. The costs and expenses of such a court proceeding are assessed against us, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

        Under Section 302A.471, subdivision 2, a shareholder may not assert dissenters' rights with respect to less than all of the shares of our common stock registered in such shareholder's name, unless the shareholder dissents with respect to all shares beneficially owned by another person and discloses the name and address of such other person.

        Under Section 302A.471, subdivision 4, a shareholder has no right at law or in equity to have the merger agreement set aside or rescinded, except if approval or consummation of such merger agreement is fraudulent with respect to such shareholder or us.

        In view of the complexity of Section 302A.471 of the Minnesota Business Corporation Act, the Company's shareholders who may wish to pursue dissenters' rights should consult their legal and financial advisors.

 MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless Datalink has received contrary instructions from one or more of the shareholders. Each shareholder will receive a separate proxy card. Datalink will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to Datalink in care of the Secretary at 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344, Attn: Secretary, or by calling (952) 944-3462. In addition, shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting Datalink at the address and phone number set forth in the prior sentence.

 FUTURE SHAREHOLDER PROPOSALS

        Depending on if and when the merger is completed, we may not hold an annual meeting of shareholders in 2017. If the merger is completed, we will not hold an annual meeting of shareholders in 2018. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of shareholders. If any such annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for such annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws.

        If we hold an annual meeting of shareholders in 2017, all shareholder proposals intended for inclusion in our 2017 proxy materials for presentation at such annual meeting of shareholders must be received by us no later than December 13, 2016. Shareholder proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to our principal executive offices at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344, Attention: Secretary. If the date of the 2017 Annual Meeting of Shareholders is moved more than 30 days before or after the anniversary date of the 2016 Annual Meeting of Shareholders, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials.

        We must receive notice of any other shareholder proposals, including proposals for director nominees, intended to be presented at our 2017 annual meeting of shareholders in writing and delivered to our principal executive office no later than February 24, 2017. If the date of the 2017 annual meeting of shareholders is moved more than 30 days before or after such anniversary date of the 2016 Annual Meeting of Shareholders, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before the 2017 annual meeting of shareholders or, if later, within 10 days after the first public announcement of the date of 2017 annual meeting of shareholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information about its public reference facilities and their copy charges.

        We also make available a copy of these reports, without charge, on our investor website at http://www.datalink.com/Investor-Information as soon as reasonably practicable after we file the reports electronically with the SEC.

        In addition, you may obtain a copy of the reports, without charge, by writing or telephone us at: Datalink Corporation, at 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344, Attn: Secretary, (952) 944-3462. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of our common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to us.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this document. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document, and before the date of the special meeting:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  Our Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016, and September 30, 2016;

  •
  Our Definitive Proxy Statement for the 2016 Annual Meeting, filed on April 15, 2016; and

  •
  Our Current Reports on Form 8-K, to the extent filed and not furnished with the SEC, filed on May 26, 2016, November 7, 2016 and November 17, 2016.

 MISCELLANEOUS

        We have supplied all information relating to Datalink. Insight has supplied, and we have not independently verified, all of the information relating to Insight, Merger Sub and the debt financing sources contained in "Summary—The Companies," "Summary—Financing of the Merger," "The Companies" and "The Merger (Proposal 1)—Financing of the Merger."

        You should not send in your Datalink stock certificates until you receive transmittal materials after the merger is completed.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference into this proxy statement to vote your shares at the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated November 29, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not and will not create any implication to the contrary.

Annex A

MERGER AGREEMENT

Annex A

AGREEMENT AND PLAN OF MERGER

among

INSIGHT ENTERPRISES, INC.
("Parent"),

REEF ACQUISITION CO.
("Merger Sub")

and

DATALINK CORPORATION
(the "Company")

Dated as of November 6, 2016

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        Agreement and Plan of Merger (referred to interchangeably as this "Agreement" or the "Plan of Merger"), dated as of November 6, 2016, among Insight Enterprises, Inc., a Delaware corporation ("Parent"), Reef Acquisition Co., a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Datalink Corporation, a Minnesota corporation (the "Company"). Capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A attached hereto.

RECITALS

        A.    The boards of directors ("Board of Directors") of Parent and Merger Sub have approved and declared advisable this Agreement (with this Agreement being a "plan of merger," as such term is used in Section 302A.611 of the Minnesota Business Corporation Act, Chapter 302A of the Minnesota Statutes (the "MBCA")), the Voting Agreement (as defined below) and the Transactions, including the merger of Merger Sub with and into the Company (the "Merger"), on the terms and subject to the conditions set forth in this Agreement.

        B.    The Board of Directors of the Company (the "Company Board") has unanimously (a) determined that this Agreement, the Plan of Merger, the Voting Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement, are fair to and in the best interests of the Company and its shareholders; (b) approved and declared advisable this Agreement, the Plan of Merger and the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement; and (c) resolved to recommend that the shareholders of the Company approve the Merger and adopt the Plan of Merger.

        C.    Parent, as the sole shareholder of Merger Sub, has by resolution duly adopted the Plan of Merger and approved the Merger as contemplated by the MBCA.

        D.    Pursuant to the Merger, upon the terms and subject to the conditions set forth herein, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock", and each share of Company Common Stock, a "Share" and collectively, the "Shares") other than certain Shares as provided in Section 1.5(a)(ii) and Section 1.6, will be converted into the right to receive the Merger Consideration (as hereinafter defined).

        E.    As a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the members of the Company Board and the Company are entering into the voting agreement with Parent (the "Voting Agreement"), which is attached hereto as Exhibit C.

AGREEMENT

        In consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE 1
THE MERGER

        Section 1.1    The Merger.     Subject to the terms and conditions of this Agreement and in compliance with the MBCA, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. For purposes of this Agreement, (a) the corporation surviving the Merger after the Effective Time is sometimes referred to as the "Surviving Corporation"; and (b) the Company and Merger Sub are collectively referred to as the "Constituent Corporations."

        Section 1.2    Merger Closing.

          (a)   The Merger shall be consummated (the "Closing") at 9:00 a.m. (central time) on a date to be specified by Parent (the "Closing Date"), which shall be no later than the later of (i) January 3, 2017, (ii) the second Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 6 (other than any such conditions that by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived on the Closing Date), and (iii) forty days after the Company has filed its quarterly report on Form 10-Q for the quarter ended September 30, 2016 at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.

          (b)   At the Closing, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Minnesota articles of merger (the "Articles of Merger"), in such form as required by, and executed in accordance with, the relevant provisions of the MBCA and shall make all other filings or recordings required under the MBCA (if any). The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Minnesota, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the date and time the Merger becomes effective, the "Effective Time").

        Section 1.3    Effect of Merger; Organizational Documents; Directors and Officers.

          (a)   The Merger shall have the effects set forth in this Agreement and in Section 302A.641 of the MBCA.

          (b)   At the Effective Time, in accordance with Section 302A.611, Subd. 1(d), of the MBCA, the articles of incorporation of the Company shall be amended and restated in their entirety to be identical to the form attached as Exhibit B and, from and after the Effective Time, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law. From and after the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation (except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation), until thereafter amended in accordance with applicable Law. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall serve until the earlier of their resignation or removal or their respective successors are elected or appointed and qualified in accordance with applicable Law, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors have been elected or appointed and qualified in accordance with applicable Law, as the case may be.

        Section 1.4    Conversion of Merger Sub Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of shares of the capital stock of Merger Sub, each share of common stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

        Section 1.5    Conversion of Shares.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Shares the following shall occur:

              (i)  Each Share issued and outstanding immediately prior to the Effective Time (other than (A) any Shares to be cancelled pursuant to Section 1.5(a)(ii); and (B) any Dissenting

    Shares) shall be converted automatically into the right to receive from Parent and the Surviving Corporation an amount in cash equal to $11.25, without interest (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate representing any such Shares or of any Book-Entry Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate or such Book-Entry Shares in accordance with Section 1.7, without interest and subject to any withholding of Taxes required by applicable Law.

             (ii)  Each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment shall be made with respect thereto.

        Section 1.6    Dissenters' Rights.

          (a)   Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held of record or beneficially by a Person who has not voted in favor of approval of the Merger and adoption of the Plan of Merger and who is entitled to demand and properly demands dissenter's rights with respect to such Shares ("Dissenting Shares") pursuant to, and who complies in all respects with, Sections 302A.471 and 302A.473 of the MBCA (the "Dissenters' Rights"), shall not be converted into or represent the right to receive the Merger Consideration for such Dissenting Shares but instead shall be entitled only to payment of the fair value (including interest determined in accordance with Section 302A.473 of the MBCA) of such Dissenting Shares in accordance with the Dissenters' Rights; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to dissent under the Dissenters' Rights, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration, upon surrender of such Dissenting Shares in accordance with Section 1.7, without interest and subject to any withholding of Taxes required by applicable Law.

          (b)   The Company shall provide prompt notice to Parent and its counsel of any demands, attempted withdrawals of such demands and any other instruments served pursuant to applicable Law that are received by the Company for Dissenters' Rights with respect to any Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

          (c)   If the Surviving Corporation makes any payment with respect to the Dissenting Shares to the holders thereof pursuant to the Dissenters' Rights, then any portion of the Merger Consideration relating to such Dissenting Shares held in the Exchange Fund shall be delivered by the Paying Agent to the Surviving Corporation upon demand.

        Section 1.7    Exchange of Certificates.

          (a)    Paying Agent.    A paying agent selected by Parent with the Company's prior approval (such approval not to be unreasonably withheld or delayed) shall act as agent (the "Paying Agent") for the payment of the aggregate Merger Consideration in accordance with the terms of this Section 1.7. Parent shall, or shall take all steps necessary to enable and cause Merger Sub to, deposit with the Paying Agent at or promptly following (and in any event within the same day as) the Effective Time, the cash necessary to pay for the Shares converted into the right to receive the Merger Consideration pursuant to Section 1.5 (the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall, pending its disbursement to such holders, be held in cash or invested in Specified Securities by the Paying Agent as directed by Parent; provided that no gain or loss thereon shall affect the amounts payable hereunder and Parent shall take all actions necessary to ensure that the Exchange Fund includes at all times cash sufficient to satisfy Parent's obligation under this Agreement. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent or as Parent otherwise directs, and no part of such net profits shall accrue to the benefit of holders of the Shares.

          (b)    Exchange Procedures.    Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was a holder of record of Shares immediately prior to the Effective Time, whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 1.5, (i) a letter of transmittal in customary form for use in effecting the surrender of stock certificates that immediately prior to the Effective Time represented Shares (each, a "Certificate") or uncertificated Shares represented by book-entry ("Book-Entry Shares") (which letter of transmittal shall include customary provisions with respect to the use of an "agent's message" for Book-Entry Shares and shall also specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent); and (ii) instructions for use in surrendering the Certificates or Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of a Certificate or a Book-Entry Share for cancellation to the Paying Agent, together with a completed and duly executed letter of transmittal (or a valid "agent's message" agreeing to the terms of such letter of transmittal, sent in accordance with the applicable procedures of The Depositary Trust Company) and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share, net of applicable Taxes withheld pursuant to Section 1.7(f), and the Certificate or Book-Entry Shares so surrendered shall then be cancelled. If payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate(s) formerly representing Shares are registered in the transfer records of the Company, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall be made only to the Person in whose name such Book-Entry Shares are registered. Until surrendered in accordance with this Section 1.7(b), subject to the Dissenters' Rights, each Certificate and Book-Entry Share shall be deemed at all times from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of the Shares previously represented by such Certificate or Book-Entry Share pursuant to this Article 1. No interest shall be paid or shall accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article 1.

          (c)    No Further Ownership Rights in Shares.    The Merger Consideration paid upon the surrender for exchange of Certificates and Book-Entry Shares in accordance with the terms of this Article 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates and Book-Entry Shares. From and after the Effective Time, the stock transfer books of the Company shall be closed and the Surviving Corporation shall not permit any further registration of transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article 1, except as otherwise provided by Law.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Shares for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article 1 shall thereafter only be entitled to receive from Parent and the Surviving Corporation (subject to abandoned property, escheat or similar Laws, as general creditors thereof) payment of their claim for Merger Consideration. To the extent permitted by applicable Law, none of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (e)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto pursuant to this Agreement.

          (f)    Withholding Rights.    Parent, Merger Sub, the Paying Agent and the Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, such amounts, if any, as Parent, Merger Sub, the Paying Agent or the Company is required to deduct and withhold with respect to the making of such payment under the applicable Law. To the extent that amounts are so withheld by Parent, Merger Sub, the Paying Agent or the Company, such amount shall be (i) paid over to the appropriate Tax Authority; and (ii) treated for all purposes of this Agreement as having been paid to the former holder of the Shares, Options, Shares of Restricted Stock, Restricted Stock Units or Performance Stock Units, as the case may be, in respect of which such deduction and withholding was made by Parent, Merger Sub, the Paying Agent or the Company.

        Section 1.8    Equity-Based Compensation Plans and Awards.

          (a)    Treatment of Restricted Stock.    Each Share of Restricted Stock that is outstanding immediately prior to the Effective Time shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to the Merger Consideration, net of any Taxes withheld pursuant to Section 1.7(f). Following the Effective Time, no Share of Restricted Stock that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Share of Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 1.8(a) in exchange for such Share of Restricted Stock in accordance with this Section 1.8(a). The consideration payable under this Section 1.8(a) to each former holder of a Share of Restricted Stock that was outstanding immediately prior to the Effective Time shall be paid by the Company (failing which, Parent) to such former holder as soon as practicable following the Effective Time (but in any event not later than three Business Days thereafter), net of any Taxes withheld pursuant to Section 1.7(f).

          (b)    Treatment of Options.    With respect to each Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, (A) if the exercise price of such Option is equal to or greater than the Merger Consideration, such Option shall terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect; and (B) if the exercise price of such Option is less than the Merger Consideration, such Option shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive, in accordance with this Section 1.8(b), a lump sum cash payment in the amount of the aggregate Option Consideration with respect to such Option, as applicable, net of any Taxes withheld pursuant to Section 1.7(f). Following the Effective Time, no Option that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of an Option shall cease to have any rights with respect thereto, except to receive the consideration (if any) set forth in this Section 1.8(b) in exchange for such Option, as applicable, in accordance with this Section 1.8(b). The consideration (if any) payable under this Section 1.8(b) to each former holder of an Option that was outstanding immediately prior to the Effective Time shall be paid by the Surviving Corporation (failing which, Parent) to such former holder as soon as practicable following the Effective Time (but in any event not later than three Business Days thereafter), net of any Taxes withheld pursuant to Section 1.7(f).

          (c)    Treatment of Restricted Stock Units.    Each Restricted Stock Unit that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to the product of (i) the number of Shares subject to such Restricted Stock Unit; and (ii) the Merger Consideration, net of any Taxes withheld pursuant to Section 1.7(f). Following the Effective Time, no such Restricted Stock Unit that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Restricted Stock Unit shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 1.8(c) in exchange for such Restricted Stock Unit in accordance with this Section 1.8(c). The consideration payable under this Section 1.8(c) to each former holder of a Restricted Stock Unit that was outstanding immediately prior to the Effective Time shall be paid by the Company (failing which, Parent) to such former holder as soon as practicable following the Effective Time (but in any event not later than three Business Days thereafter), net of any Taxes withheld pursuant to Section 1.7(f); provided, that, with respect to any Restricted Stock Units that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

          (d)    Treatment of Performance Stock Units.    Each Performance Stock Unit that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to the product of (A) the number of Shares subject to such Performance Stock Unit; and (B) the Merger Consideration, net of any Taxes withheld pursuant to Section 1.7(f). Following the Effective Time, no such Performance Stock Unit that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Performance Stock Unit shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 1.8(d) in exchange for such Performance Stock Unit in accordance with this Section 1.8(d). The consideration payable under this Section 1.8(d) to each former holder of a Performance Stock Unit that was outstanding immediately prior to the Effective Time shall be paid by the Company (failing which, Parent) to such former holder as soon as practicable following the Effective Time (but in any event not later than three Business Days thereafter), net of any Taxes withheld pursuant to Section 1.7(f); provided, that, with respect to any Performance Stock Units that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

          (e)    Plan Matters.    The Company and the Company Board (and any subcommittee thereof) shall adopt such resolutions and take such action as may be necessary or desirable to give effect to this Section 1.8. By virtue of the Merger and without further action, the 2011 Incentive Compensation Plan and any other outstanding Stock Plan shall be terminated as of the Effective Time.

        Section 1.9    Further Action.     If at any time after the Effective Time, any further action is necessary or desirable to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation, or otherwise, to take, and shall take, all such lawful and necessary action.

        Section 1.10    Adjustments to Prevent Dilution.     In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as (a) disclosed in any Company SEC Report filed with the SEC since January 1, 2016 and publicly available prior to the date hereof (other than (i) any information that is contained in the "Risk Factors" section of such reports, except to the extent such information consists of factual historical or current statements; and (ii) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such reports) or (b) set forth on the disclosure letter delivered by the Company to Parent (the "Company Disclosure Letter") (each section of which qualifies (i) the correspondingly numbered representation and warranty or covenant; and (ii) other sections of this Agreement to the extent reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 2.1    Organization.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the MBCA. Each Subsidiary of the Company is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization. The Company and each of its Subsidiaries (i) has all requisite corporate power and authority necessary to enable it to own, operate and lease its properties and to carry on its business as now conducted, (ii) possesses all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of its business as now conducted, and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except in each case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws that are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "Company Charter Documents") are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. All such Company Charter Documents are in full force and effect, and the Company is not in violation in any material respect of any of the provisions thereof.

        Section 2.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of 50,000,000 Shares. As of November 3, 2016, 22,259,492 Shares were issued and outstanding (including 1,068,709 Shares of Restricted Stock). Such issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive or similar rights under any provision of the MBCA and the Company Charter Documents or any agreement to which the Company is a party or by which the Company is otherwise bound. Since November 3, 2016, there has been no change in the number of Shares issued and outstanding other than due to activity with respect to Options, Shares of Restricted Stock, Restricted Stock Units, and Performance Stock Units outstanding as of November 3, 2016.

          (b)   As of November 3, 2016, 2,362,034 Shares were reserved for issuance under the Stock Plans, including 895,120 Shares subject to issuance upon exercise of outstanding Options, 48,698 Shares subject to issuance under outstanding Restricted Stock Units and 155,005 Shares subject to issuance under outstanding Performance Stock Units. Since November 3, 2016, there have been no issuances of Options, Restricted Stock, Restricted Stock Units, or Performance Stock Units.

          (c)   Section 2.2(c) of the Company Disclosure Letter sets forth a complete and accurate list of all outstanding Options, Shares of Restricted Stock, Restricted Stock Units, and Performance Stock Units as of November 3, 2016, indicating for each: (i) the name of the holder thereof, (ii) the date of grant, (iii) the number of vested and unvested Shares subject thereto, (iv) the vesting, exercisability or settlement schedules (as applicable), and (v) for each Option, the expiration date and exercise price. The Company has made available to Parent complete and accurate copies of all (w) Stock Plans; (x) forms of agreements evidencing Options; (y) forms of agreements evidencing Shares of Restricted Stock; (z) forms of agreements evidencing Restricted Stock Units; and (aa) forms of agreements evidencing Performance Stock Units.

          (d)   Except as set forth in this Section 2.2 or the corresponding Sections of the Company Disclosure Letter, as of the date hereof there are no issued, reserved for issuance or outstanding (i) shares of capital stock of or other voting securities of or ownership interests in the Company; (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company; (iii) warrants, calls, options, preemptive or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company; or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company, in each case that have been issued by the Company or with respect to which the Company has obligations (the items in clauses (i) through (iv)  being referred to collectively as the "Company Securities"). The Company is not a party to any voting agreement with respect to the voting of any Company Securities. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company may vote.

        Section 2.3    Authorization; No Conflict.

          (a)   The Company has the requisite corporate power and authority to enter into and deliver this Agreement and, subject to the adoption of the Plan of Merger by the Company's shareholders under the MBCA and the Company Charter Documents, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions have been duly authorized and approved by the Company Board and the Special Committee. No other corporate proceeding on the part of the Company is necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, except for the approval of the Merger and adoption of the Plan of Merger by the holders of a majority of the issued and outstanding Shares (the "Required Company Shareholder Vote"). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, assuming due and valid authorization, execution and delivery thereof by Parent and Merger Sub, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors rights generally and equitable principles of general applicability, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

          (b)   Neither the execution and delivery of this Agreement by the Company nor the performance or consummation by the Company of the Transactions will (i) result in a violation or breach of or conflict with the Company Charter Documents; (ii) result in a modification, violation or breach of, increased or accelerated liability or obligations under or conflict with any provisions of, or result in the loss of any benefit under or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase (including pursuant to any right of first refusal or the like) under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon, any of the properties, rights or assets owned or operated by the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties, rights or assets may be bound; or (iii) subject to receipt of the Required Company Shareholder Vote and obtaining or making the Consents referred to in Section 2.3(c), violate any judgment, ruling, order, writ, injunction or decree of any Governmental Authority ("Judgment") or any statute, code, decree, law, ordinance, rule, regulation or order of any Governmental Authority ("Law"), in each case applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, with respect to events described in the foregoing clauses (ii) and (iii), as would not reasonably be expected to, individually or in the aggregate, (A) prevent or materially impair or delay the ability of the Company to carry out its obligations under this Agreement, and to consummate the Transactions; or (B) otherwise have a Company Material Adverse Effect. Section 2.3(b) of the Company Disclosure Letter sets forth a correct and complete list of Company Material Contracts pursuant to the terms of which material consents or waivers are required prior to and in respect of the consummation of the Transactions in order to avoid any of the effects described in clause (ii) of the first sentence of this Section 2.3(b) (whether or not subject to the exception set forth with respect to clauses (A) and (B) above).

          (c)   No Consent with or of any United States federal, state or local governmental or regulatory authority, court, body or instrumentality or any governmental or regulatory authority, court, body or instrumentality outside of the United States (each, a "Governmental Authority") is necessary to be obtained or made by the Company or any of its Subsidiaries in connection with the Company's execution and delivery of this Agreement or the consummation by the Company of the

  Transactions, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business; (ii) the filing with the SEC of a proxy statement in definitive form relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and compliance with other applicable requirements of the Exchange Act; (iii) such reports under Section 13 or 16 of the Exchange Act as may be required in connection with this Agreement and the Transactions; (iv) compliance with the rules of NASDAQ; (v) such Consents as may be required under any applicable foreign or state securities, "blue sky" or takeover law; (vi) such Consents as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and under the Other Antitrust Laws set forth in Section 6.1(c) of the Company Disclosure Letter; (vii) the other Consents with or of Governmental Authorities set forth in Section 2.3(c) of the Company Disclosure Letter; and (viii) such other Consents which if not obtained or made would not reasonably be expected to, individually or in the aggregate, (A) prevent or materially impair or delay the ability of the Company to carry out its obligations under this Agreement, and to consummate the Transactions; or (B) otherwise have a Company Material Adverse Effect.

          (d)   On or prior to the date hereof, a committee consisting of only disinterested directors of the Company Board, which complies with the requirements for such a committee set forth in Section 302A.673, Subd. 1(d), of the MBCA, and acting in accordance with Section 302A.673 of the MBCA (the "Special Committee") has duly and unanimously:

              (i)  approved this Agreement, the Plan of Merger and the Transactions (including the Merger and the Voting Agreement), which approval, to the extent applicable and assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.7, constituted approval for the purposes of Sections 302A.671 and 302A.673 of the MBCA as a result of which this Agreement, the Plan of Merger and the Transactions, including the Merger, the Voting Agreement and the other Transactions, are not and will not be subject to the restrictions on "control share acquisitions" or "business combinations" with an "interested shareholder" under the provision of Sections 302A.671 and 302A.673, respectively, of the MBCA; and

             (ii)  recommended to the Company Board that the Company Board approve this Agreement, the Plan of Merger and the Transactions (including the Merger and the Voting Agreement).

          (e)   On or prior to the date hereof, the Company Board has duly and unanimously adopted and as of the date hereof has not rescinded or modified in any way resolutions, (i) declaring that this Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Company and its shareholders; (ii) approving and declaring advisable this Agreement, the Plan of Merger and the Transactions, including the Merger (such approval having been made in accordance with the MBCA, including for purposes of Section 302A.613, Subd.1, thereof); (iii) recommending that the Company's shareholders approve the Merger and adopt the Plan of Merger (such recommendations, the "Board Recommendation," and such actions by the Company Board in this Section 2.3(e) and the actions of the Special Committee set forth in Section 2.3(d), collectively, the "Board Actions"); and (iv) directing that the approval of the Merger and the adoption of the Plan of Merger be submitted as promptly as practicable to the shareholders of the Company.

          (f)    Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.7, no further action is required by the Company Board (or any committee thereof) or the shareholders of the Company to render inapplicable to this Agreement, the

  Merger, the Voting Agreement and the other Transactions (i) the restrictions on a "control share acquisition" (as defined in Section 302A.011, Subd. 38, of the MBCA) set forth in Section 302A.671 of the MBCA; (ii) the restrictions on "business combinations" with an "interested shareholder" (each as defined in Section 302A.011, Subd. 46 and Subd. 49, respectively, of the MBCA) set forth in Section 302A.673 of the MBCA; (iii) other similar anti-takeover statute or regulation in effect under Minnesota law; or (iv) any anti-takeover provision in the Company Charter Documents and, accordingly, none of the foregoing anti-takeover or similar statute or regulation or any anti-takeover provision in the Company Charter Documents applies to this Agreement, the Merger, the Voting Agreement or any other Transactions. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.7, no other "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover Laws are or will be applicable to the Merger or the other Transactions, nor will any such Laws restrict, impair or delay the ability of Parent or Merger Sub after the Closing to vote or otherwise exercise all rights as a shareholder of the Company.

        Section 2.4    Subsidiaries.     A correct and complete list of all Subsidiaries of the Company and their respective jurisdictions of organization is set forth in Section 2.4 of the Company Disclosure Letter. Each of the Company's Subsidiaries is wholly owned by the Company, directly or indirectly, free and clear of any Liens. No Person, other than the Company and its Subsidiaries, owns any equity interest in any Subsidiary of the Company, including any interest of the types described in the definition of "Company Securities" in Section 2.2(d) (substituting "Subsidiary of the Company" for each reference to "the Company" in such definition) (such interests, together with the Company Securities, the "Group Securities"). Except for such Subsidiaries and any marketable securities held either as part of routine treasury management or in connection with an Employee Benefit Plan, in each case that represent less than one percent of the outstanding capital stock of the applicable company, the Company does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, other equity or ownership interest or any other capital stock of any other Person.

        Section 2.5    SEC Reports and Financial Statements.

          (a)   Since January 1, 2015, the Company has filed with or furnished to the SEC on a timely basis all forms, reports, schedules, certifications, registration statements, definitive proxy statements and other documents required to be filed or furnished by the Company with or to the SEC. All such registration statements, forms, reports, schedules, certifications, registration statements, definitive proxy statements and other documents, as they have been supplemented, modified or amended since the date of filing, are referred to herein as the "Company SEC Reports." As of their respective dates, and giving effect to any supplements, modifications or amendments thereto, (i) the Company SEC Reports complied, or if filed or furnished after the date hereof, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act; and (ii) none of such Company SEC Reports contained, or if filed or furnished after the date hereof, will contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The consolidated balance sheets, and the related consolidated statements of operations, stockholders' equity, and cash flows (including, in each case, any related notes and schedules thereto) of the Company contained in the Company SEC Reports (collectively, the "Company Financial Statements") complied, or if filed or furnished after the date hereof, will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with United States generally accepted accounting principles ("GAAP") (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial position and the results of operations and cash flows of the Company as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that will not be material in amount or effect). Except as disclosed or reflected in the Company Financial Statements as of and for the period ended December 31, 2015 or otherwise disclosed in the Company SEC Reports filed after that date and prior to the date of this Agreement, the Company does not have any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature, whether or not required to be recorded or reflected on a balance sheet in accordance with GAAP, other than (i) liabilities or obligations incurred in the Ordinary Course of Business since December 31, 2015; (ii) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or (iii) liabilities or obligations incurred in connection with the Transactions.

          (c)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the intended result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company SEC Reports.

          (d)   The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by (or if filed after the date hereof, will be accompanied by) the certifications, if any, required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied (or if filed after the date hereof, will comply) in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

          (e)   The Company maintains a system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act) that provide reasonable assurance that information required to be disclosed by the Company in its filings with the SEC and other public disclosure documents is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act). Such system of internal controls over financial reporting is sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.

          (f)    There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company (excluding routine audits and reviews in connection with the preparation of financial statements and not relating to any alleged errors or improprieties).

          (g)   The Company has provided Parent with its unaudited interim financial statements as of and for each of the one-month periods ended July 31, 2016, August 31, 2016 and September 30, 2016 (the "Management Accounts"). The Management Accounts (i) were, in all material respects, prepared in accordance with the accounting principles, practices, methodologies and policies customarily used by the Company in connection with its preparation of internal monthly financial statements for use by the Company's management, (ii) were prepared from the Company's financial and accounting records and (iii) present fairly in all material respects the financial position and the results of operations of the Company as of the dates or for the periods presented therein, provided that the Management Accounts were prepared for internal use by Company management, have not been audited or reviewed, and do not reflect any quarter-end or year-end adjustments.

        Section 2.6    Absence of Material Adverse Changes, etc.     Since December 31, 2015 until the date of this Agreement, there has not been or occurred any event, change, occurrence or development of a state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. From June 30, 2016 until the date of this Agreement, except as contemplated hereby, (a) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business; and (b) there has not been any action or event that would have constituted a material breach of Section 4.1 (other than actions or events of the kind set forth in Section 4.1(b)(vii), Section 4.1(b)(ix), Section 4.1(b)(xii), or Section 4.1(b)(xxi) (as they relate to clauses (vii), (ix) and (xii)) that have been taken or occurred in the Ordinary Course of Business) had such action or event occurred after the date of this Agreement without the consent of Parent.

        Section 2.7    Litigation.     There are no (a) Actions pending or, to the Knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party; or (b) Judgments outstanding (or, to the Knowledge of the Company, threatened to be imposed) against the Company or any of its Subsidiaries, in each case that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to carry out its obligations under this Agreement, and to consummate the Transactions.

        Section 2.8    Disclosure Documents.     Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated by the Company to the Company's shareholders in connection with the Company Shareholders Meeting (the "Company Disclosure Documents"), including the Proxy Statement, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the holders of Shares or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in any Company Disclosure Document.

        Section 2.9    Broker's or Finder's Fees.     Except for Raymond James & Associates, Inc. (the "Company Financial Advisor"), no agent, broker, investment banker, financial advisor or similar Person or firm acting on behalf of the Company or under the Company's authority is or will be entitled to any advisory, commission or broker's or finder's fee or similar fee or commission from any of the parties hereto in connection with any of the Transactions. The Company has made available to Parent prior to the execution of this Agreement a true and complete copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Transactions.

        Section 2.10    Employee Plans.

          (a)   Section 2.10(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of all material Employee Benefit Plans. For purposes of this Agreement, "Employee Benefit Plan" means any benefit or bonus or incentive compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries. For the avoidance of doubt, Employee Benefit Plans include any "employee benefit plan" within the meaning of Section 3(3) of ERISA (each, an "ERISA Plan").

          (b)   With respect to each material Employee Benefit Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (1) the Employee Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (2) a written description of such Employee Benefit Plan if such plan is not set forth in a written document, (3) the most recently prepared actuarial report, and (4) all material correspondence to or from any Governmental Authority received in the last three years.

          (c)   With respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (1) the most recent summary plan description together with any summaries of all material modifications thereto, (2) the most recent IRS determination or opinion letter, and (3) the most recent annual report (Form 5500 or 990 series and all schedules and financial statements attached thereto).

          (d)   (i) Each Employee Benefit Plan (including any related trusts) has been established and administered in all material respects in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws; (ii) all contributions or other amounts payable by the Company or any of its Subsidiaries to each Employee Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles; and (iii) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened with respect to any Employee Benefit Plan which could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

          (e)   Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination or opinion letter from the IRS to the effect that such Employee Benefit Plan is qualified and the plan and trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and, to the Company's Knowledge, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Employee Benefit Plan.

          (f)    None of the Company, any Subsidiary of the Company or any ERISA Affiliate has within the last six years (i) sponsored, maintained or been obligated to contribute to an Employee Benefit Plan that is or was ever subject to Section 412 of the Code or Section 302 or Title IV of ERISA; or (ii) been obligated to contribute to a "multiemployer plan" (as defined in Sections 4001(a)(3) and 3(37) of ERISA). For purposes of this Agreement, "ERISA Affiliate" means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a "single employer" within the meaning of Section 414 of the Code.

          (g)   None of the Employee Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable Law.

          (h)   Neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, (1) entitle any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (2) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (3) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits, or otherwise give rise to any material liability, under any Employee Benefit Plan, (4) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Benefit Plan on or following the Effective Time or (5) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

          (i)    Neither the Company nor any Subsidiary has any obligation to provide, and no Employee Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under of Section 280G of the Code.

        Section 2.11    Taxes.

          (a)   (i) All material Tax Returns required to be filed by, or on behalf of, the Company or any of its Subsidiaries have been timely filed, or will be timely filed on or before the Closing Date, in accordance with applicable Law, and all such Tax Returns are correct and complete in all material respects; (ii) the Company has paid in full on a timely basis all material Taxes due and owing (whether or not shown to be due on any such Tax Returns) or has established in accordance with GAAP an adequate accrual therefor in the Company Financial Statements; and (iii) there are no Liens on any of the assets or properties of the Company and its Subsidiaries with respect to Taxes. The federal income Tax Returns referred to in clause (i) have been examined by the IRS or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired.

          (b)   No audit or other proceeding by any Governmental Authority is pending or threatened in writing with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries.

          (c)   All deficiencies for Taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent Company Financial Statements.

          (d)   Neither the Company nor any of its Subsidiaries (i) is or has been included in any "consolidated," "affiliated," "unitary" or "combined" Tax Return provided for under the Law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period (other than a group that includes the Company and any Subsidiary of the Company); and (ii) has incurred any liability for the payment of any Taxes for or to any other Person (other than the Company and any Subsidiary of the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

          (e)   Neither the Company nor any of its Subsidiaries has been a United States real property holding company within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (f)    During the past two years, neither the Company nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

          (g)   Neither the Company nor any of its Subsidiaries is a party to, or is bound by, or has any obligation under, any Tax Sharing Agreement, other than customary Tax indemnification or allocation provisions in contracts not relating primarily to Taxes, pursuant to which it will have any obligation to make any payments in respect of Taxes after the Effective Time.

          (h)   No closing agreement pursuant to Section 7121 of the Code (or any similar provision of any state, local or foreign Law) has been entered into by or with respect to the Company or any of its Subsidiaries. Other than as a result of extending the due date for filing a Tax Return, there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation for any claim for or collection of Taxes of the Company or any of its Subsidiaries.

          (i)    Neither the Company nor any Subsidiary will be required to include any amounts in, or exclude any item of deduction from, income for any period (or portion thereof) ending after the Closing Date as a result of (i) a change in method of accounting occurring on or before the Closing Date; (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date; (iii) a prepaid amount received, or paid, on or before the Closing Date; or (iv) deferred gains arising on or before the Closing Date.

          (j)    Neither the Company nor any Subsidiary has received from any jurisdiction where the Company and/or Subsidiary has not filed any Tax Returns any (i) written or, to the Knowledge of the Company, oral notice indicating an intent to open an audit or other review, (ii) written or, to the Knowledge of the Company, oral request for information related to Tax matters, or (iii) written or, to the Knowledge of the Company, oral notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against the Company and/or Subsidiary.

        Section 2.12    Environmental Matters.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   Each of the Company and its Subsidiaries is and for the past five years has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all permits, notices, approvals and authorizations, if any, required under Environmental Laws in connection with the operation of the Company's and its Subsidiaries' business.

          (b)   There are no pending or, to the Knowledge of the Company, threatened, demands, claims, investigations, proceedings, information requests, or notices against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any property currently or formerly owned or leased by the Company or any of its Subsidiaries alleging non-compliance with or liability under any Environmental Law.

          (c)   Neither the Company nor any of its Subsidiaries has stored, released, used or disposed of any Hazardous Substances in a manner that would reasonably be expected to give rise to any liability under any Environmental Laws.

        Section 2.13    Compliance with Laws.     Each of the Company and its Subsidiaries is, and since January 1, 2014, has been, in compliance in all material respects with all Laws applicable to the Company or any of its Subsidiaries or by which any of them or their respective businesses or properties is bound. Since January 1, 2014, no Governmental Authority has issued any written notice or written notification stating that the Company or any of its Subsidiaries is not in compliance with any Law, except where any such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 2.14    Anti-Corruption Laws.

          (a)   The Company and its Subsidiaries, and, to the Company's Knowledge, the Representatives of the Company or any of its Subsidiaries acting on behalf of the Company or any of its Subsidiaries, have complied in all material respects with the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the U.K. Bribery Act, any applicable Law enacted in connection with, or arising under, the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Officials in International Business Transactions and any other applicable Law that relates to bribery or corruption (collectively, "Anti-Bribery Laws").

          (b)   Neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any Representative of the Company or any of its Subsidiaries acting on behalf of the Company or any of its Subsidiaries, have been subject to any Actions or Judgments, or made any voluntary disclosures to any Governmental Authority, involving the Company or any of its Subsidiaries in any way relating to applicable Anti-Bribery Laws.

        Section 2.15    Intellectual Property.

          (a)   To the Company's Knowledge, the Company or one of its Subsidiaries owns, or has a valid and enforceable license or sublicense, or otherwise possesses legally enforceable rights to use, all Intellectual Property used to conduct the business of the Company and its Subsidiaries, as conducted as of the date hereof ("Company Intellectual Property"). For purposes of this Agreement, the term "Intellectual Property" means any and all material intellectual and industrial property and proprietary rights, including (i) patents, trademarks, service marks, trade names, copyrights and copyrighted works (including website content and advertising materials), domain names, designs and trade secrets; (ii) applications for and registrations of the foregoing (including divisions, provisional, continuations, continuations-in-part, reissues, re-examinations, foreign counterparts, extensions and renewals), domain names and designs; (iii) inventions (whether patentable or not), discoveries, utility models, processes, formulae, methods, confidential information, schematics, technology, know-how, computer software programs and applications, code, databases, systems and documentation; and (iv) customer lists and confidential information.

          (b)   Section 2.15(b) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of all Company Registered Intellectual Property, including the jurisdictions in which each such asset has been issued or registered or in which any application for such issuance and registration has been filed. The Company exclusively owns, free and clear of any and all Liens, all of the Company Registered Intellectual Property. For purposes of this Agreement, the term "Company Registered Intellectual Property" means all issued patents and patent applications (including divisions, continuations, continuations-in-part and renewals) and applications for and registrations of any trademarks, service marks, trade names, domain names, copyrights and designs that are owned by the Company or any of its Subsidiaries.

          (c)   The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate, impair or modify (i) any material license, sublicense or other agreement relating to any material Intellectual Property owned by the Company or any of its Subsidiaries; or (ii) any material license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party Intellectual Property that is material to the Company's business ("In-licensed Intellectual Property"); or (iii) any material right of the Company or any of its Subsidiaries to develop, use, sell, or dispose of, or to bring any action for the infringement of, any Company Intellectual Property, except in each case as would not reasonably be expected to (A) materially and adversely affect the ability of the Company to carry out its obligations under this Agreement, and to consummate the Transactions; or (B) otherwise have a Company Material Adverse Effect.

          (d)   To the Knowledge of the Company, the conduct of the Company's business as conducted on the date hereof does not infringe, violate or constitute a misappropriation of, and during the three-year period prior to the date of this Agreement, the Company has not materially infringed, violated or misappropriated, any Intellectual Property of any third party. Within the prior three years, the Company has not received any written claim or notice from any Person (including by way of a cease and desist letter or an unsolicited offer for a license) (i) alleging any such infringement, violation or misappropriation; or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Company Intellectual Property (other than validity and enforceability challenges raised by intellectual property examiners in connection with the ex parte examination of intellectual property applications that are disclosed on Section 2.15(b) of the Company Disclosure Letter).

          (e)   To the Company's Knowledge, no third party is infringing, violating or misappropriating any of the Company Intellectual Property in any material respect.

        Section 2.16    Technology and Privacy.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   Within the three years prior to the date of this Agreement, there has been no failure or breakdown of or unauthorized access to or unauthorized use of, any information technology systems of the Company or any of its Subsidiaries, in each case, (i) that has resulted in a disruption or interruption in the operation of the business of the Company or any of its Subsidiaries, and (ii) that, to the Knowledge of the Company, has not been substantially repaired or remedied. The Company and its Subsidiaries have in place commercially reasonable disaster recovery and business continuity plans, procedures and technologies.

          (b)   The computers, computer software, firmware, middleware, servers, networks, workstations, routers, hubs, circuits, switches, data communication lines, and all other information technology equipment used in the operation of the business of the Company and its Subsidiaries (the "IT Assets") (i) operate and perform as required by the Company and its Subsidiaries in connection with their respective businesses and (ii) to the Knowledge of the Company, are free from bugs or other defects, and do not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials.

          (c)   To the extent applicable to its operations, the Company has used commercially reasonable efforts to obtain the benefit of the safe harbors under 17 U.S.C. §§ 512(a), 512(b), 512(c) and 512(d) of the U.S. Digital Millennium Copyright Act and the safe harbors under 47 U.S.C. §§ 230(c)(1) and 230(c)(2) of the Communications Decency Act.

          (d)   The Company and its Subsidiaries have in place policies and procedures regarding data security, privacy, and the storage, transfer, use or processing of personally identifiable information that are commercially reasonable, and have taken commercially reasonable steps to safeguard and ensure the security and integrity of the IT Assets. The Company and its Subsidiaries are in compliance with all such policies and applicable Laws related to data privacy and data security, including with respect to the use, storage and disclosure of personally identifiable information. There has been (A) no loss or theft of data or security breach relating to data in the possession, custody or control of the Company or any of its Subsidiaries or used in the business of the Company and its Subsidiaries; (B) no violation of any security policy regarding any such data; (C) no unauthorized access or unauthorized use of any such data; and (D) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of the Company or any of its Subsidiaries.

          (e)   No Person other than the Company or its Subsidiaries (and its and their respective employees and authorized contractors) has or has had possession of any source code for any of the Company's proprietary software.

        Section 2.17    Employment Matters.     Neither the Company nor any of its Subsidiaries is the subject of, nor, to the Company's Knowledge, is there threatened, any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization that may interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries. There are no pending or, to the Company's Knowledge, threatened labor strikes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries, nor have there been any such actions within the past three years. Neither the Company nor any of its Subsidiaries is a party to, nor is it currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any labor union or organization. To the Company's Knowledge, there are no union organizing activities involving any employees of the Company or any of its Subsidiaries, nor have there been any such activities within the past three years. To the Company's Knowledge, the Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health. Neither the Company nor any of its Subsidiaries is a party to, or is otherwise bound by, any consent decree with any Governmental Authority relating to employees or employment practices. No material Action brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of any employees of the Company is pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied.

        Section 2.18    Material Contracts.

          (a)   As used in this Agreement, "Company Material Contract" means each Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its or their properties or assets are bound, in each case as of the date hereof, that:

              (i)  would be required to be filed as a "material contract" of the Company pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC;

             (ii)  by its terms, limits or restricts in any material respect the Company or any of its Subsidiaries from (A) engaging or competing in any line of business in any location or with any Person, (B) selling any products or services of or to any other Person or in any geographic region or (C) obtaining products or services from any Person;

            (iii)  includes any arrangement whereby the Company or any of its Subsidiaries grants any right of first refusal or right of first offer or similar right to a third party or any arrangement whereby the Company or one of its Subsidiaries is obligated to lease real property;

            (iv)  is a joint venture or partnership agreement;

             (v)  is a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment (other than letters of credit and those between the Company and its wholly owned Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of $1 million individually;

            (vi)  under which (A) the Company or any of its Subsidiaries grants to any third party a license or any other right to use any Intellectual Property or (B) a third party grants to the Company or any of the Company's Subsidiaries a license or any other right to use any

    Intellectual Property, in each case (A) and (B), where such Intellectual Property is material to the business of the Company and its Subsidiaries (taken as a whole), except in each case for licenses or other rights granted to or by the Company or any of its Subsidiaries in the Ordinary Course of Business;

           (vii)  under which the Company or any of its Subsidiaries grants to or receives from any Material Supplier a license or any other right to use any Intellectual Property that is material to the business of the Company and its Subsidiaries (taken as a whole), except for licenses or other rights granted to or by the Company or any of its Subsidiaries for generally commercially available, non-customized software entered into in the Ordinary Course of Business;

          (viii)  is with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company and its Subsidiaries) with a fair value in excess of $500,000;

            (ix)  is an acquisition agreement or a divestiture agreement pursuant to which (A) the Company reasonably expects that it or any of its Subsidiaries will be required to pay total consideration including assumption of debt after the date of this Agreement in excess of $500,000, (B) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries after the date of this Agreement with a fair market value or purchase price of more than $500,000, individually or in the aggregate, or (C) any other Person has the right to acquire any Group Securities, excluding, in the case of clauses (A) and (B), acquisitions or dispositions of supplies, inventory, merchandise or products in connection with the conduct of the Company's and its Subsidiaries' business or of supplies, inventory, merchandise, products, equipment, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Company or its Subsidiaries, and excluding, in the case of clause (C), any Stock Plan;

             (x)  is a settlement or similar agreement with any Governmental Authority or order of a Governmental Authority (including any consent decree or settlement order) to which the Company or any of its Subsidiaries is subject involving future performance by the Company or any of its Subsidiaries;

            (xi)  obligates the Company or any of its Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $1 million in the aggregate in any one-year period after the date of this Agreement that cannot be terminated by the Company or any of its Subsidiaries on less than 60 days' notice without material payment or penalty; or

           (xii)  would reasonably be expected to involve aggregate payments by the Company or any of its Subsidiaries or to the Company or any of its Subsidiaries of more than $750,000 in any future 12-month period.

          (b)   Each Company Material Contract is valid, binding and enforceable on each of the Company and its Subsidiaries that is party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, and except where the failure to be binding, enforceable or in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially and adversely affect or delay the ability of the Company to carry out its obligations under this Agreement, and to consummate the Transactions. The Company has not received written notice that it or one of its Subsidiaries has breached, violated or defaulted under any Company Material Contract, except for breaches, violations or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to carry out its obligations under this Agreement, and to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions and the compliance with the provisions of this Agreement will not result in a breach or violation of, or default under, in any material respect, any Company Material Contract, except for such breaches, violations or defaults that would not reasonably be expected to, individually or in the aggregate, (A) prevent or materially impair or delay the ability of the Company to carry out its obligations under this Agreement, and to consummate the Transactions; or (B) otherwise have a Company Material Adverse Effect.

        Section 2.19    Properties.

          (a)   The Company does not own, and has never owned, any real property.

          (b)   The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets. There are no Liens on any such tangible property or assets.

          (c)   Section 2.19(c) of the Company Disclosure Letter sets forth a complete and accurate list of all Contracts pursuant to which the Company leases or subleases any material real property (collectively "Company Leases"). The real property leased or occupied under any of the Company Leases shall hereinafter be referred to as the "Leased Real Property." The Company holds a valid leasehold interest in each Company Lease except for any invalidity that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 2.20    Insurance.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance with insurers in such amounts and against such risks as the management of the Company has in good faith determined to be prudent and appropriate; (b) all material insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect on the date hereof, all premiums due on such policies have been paid by the Company or its Subsidiaries; and (c) neither the Company nor any of its Subsidiaries is in breach or default under such policies where such breach or default would permit cancellation, termination or modification of such insurance policies.

        Section 2.21    Fairness Opinion.     The Company Board has received from the Company Financial Advisor an opinion to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of Company Common Stock pursuant to the Merger is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective Affiliates). A copy of such opinion will be made available to Parent as soon as practicable following the date hereof for informational purposes only.

        Section 2.22    Customers.     Section 2.22 of the Company Disclosure Letter sets forth the ten largest customers, on the basis of total sales, for the six months ended June 30, 2016 ("Significant Customers"). Neither the Company nor any of its Subsidiaries has since January 1, 2016 (or earlier, with respect to an outstanding notice or communication providing for a future reduction or termination that has not yet taken effect) received any written or, to the Company's Knowledge (including for this purpose the actual knowledge, without any duty of inquiry, of the individuals set forth in Section 2.22 of the Company Disclosure Letter) verbal, notice or written communication from any of the Significant Customers which threatens to materially reduce or terminate or materially reduces or terminates the business relationship.

        Section 2.23    No Additional Representations.     Neither the Company nor any of its Subsidiaries, Affiliates or Representatives is making any representation or warranty on behalf of the Company of any kind or nature whatsoever, oral or written, express or implied (including any relating to financial condition, results of operations, prospects, assets or liabilities of the Company or any of its Subsidiaries), except as expressly set forth in this Article 2 (as modified by the Company Disclosure Letter), and the Company hereby disclaims any and all such other representations and warranties. Without limiting the express representations and warranties in this Article 2, and without limiting the broad nature of the disclaimer set forth in the prior sentence, no representation or warranty is made or implied as a result of the Company making available to Parent and Merger Sub any management presentations, information, documents, projections, forecasts and other material in the "electronic data room" or otherwise.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        Section 3.1    Organization.     Each of Parent and Merger Sub is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and Merger Sub (i) has all requisite corporate power and authority, (ii) possesses all licenses, franchises, permits, authorizations and approvals necessary to enable it to own, operate and lease its properties and to carry on its business as now conducted, and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except in each case the lack of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 3.2    Merger Sub.     Merger Sub is a wholly owned, direct subsidiary of Parent that was formed solely for the purpose of engaging in the Transactions. Since the date of its incorporation and prior to the Effective Time, Merger Sub has not carried on, and will not carry on, any business or conduct any operations and has not incurred, and will not incur, any material liability, except in each case in connection with the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        Section 3.3    Authorization; No Conflict.

          (a)   Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by the respective Boards of Directors of Parent and Merger Sub, and by Parent as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, assuming due and valid authorization, execution and delivery thereof by the Company, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The respective Board of Directors of each of Parent and Merger Sub has, by resolutions duly adopted, and not subsequently rescinded or modified in any way, approved and declared the advisability of this Agreement, the Plan of Merger, the Merger and the other Transactions.

          (c)   Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the performance or consummation by Parent or Merger Sub of the Transactions will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation, bylaws or other charter documents of Parent or Merger Sub; (ii) result in a modification, violation or breach of, increased or accelerated liability or obligations under or conflict with any provisions of, or result in the loss of any benefit under or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase (including pursuant to any right of first refusal or the like) under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets owned or operated by Parent or Merger Sub under any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets may be bound; or (iii) subject to obtaining or making the Consents referred to in Section 3.3(d) below, violate any Judgment or Law applicable to Parent or Merger Sub or any of their respective properties or assets other than any such event or events described in items (ii) or (iii) that have not had and that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (d)   No Consent with or of any Governmental Authority is necessary to be obtained or made by Parent, Merger Sub or any other Subsidiary of Parent in connection with Parent's or Merger Sub's execution and delivery of this Agreement or the consummation by Parent or Merger Sub of the Transactions, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business; (ii) the filing with the SEC of such reports under Sections 13 or 16 of the Exchange Act as may be required in connection with this Agreement and the Transactions; (iii) compliance with the rules of NASDAQ; (iv) such Consents as may be required under the HSR Act and under the Other Antitrust Laws set forth in Section 6.1(c) of the Company Disclosure Letter; (v) such Consents as may be required under any applicable foreign or state securities, "blue sky" or takeover law; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 3.4    Information Supplied.     None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the holders of Shares or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing specifically for inclusion or incorporation by reference in the Proxy Statement.

        Section 3.5    Source of Funds.     Each of Parent and Merger Sub has, and will have immediately prior to Closing, sufficient funds (including through cash on hand, available lines of credit or other sources of immediately available funds), to consummate the Merger and to perform their respective obligations under this Agreement. Parent's and Merger Sub's obligations hereunder are not contingent upon any financing.

        Section 3.6    Broker's or Finder's Fees.     No agent, broker, investment banker, financial advisor or similar Person or firm acting on behalf of Parent, Merger Sub or any Parent Subsidiary or under Parent's, Merger Sub's or any Parent Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or similar fee or commission or reimbursement of expenses from any of the parties hereto in connection with any of the Transactions, in each case for which the

Company, its Subsidiaries, holders of Shares (including Restricted Stock), holders of Options or holders of Restricted Stock Units will be liable.

        Section 3.7    Ownership of Company Common Stock.     None of Parent, Merger Sub or Parent's Subsidiaries directly or indirectly owns, beneficially or otherwise, any of the outstanding Company Common Stock. None of Parent, Merger Sub, or Parent's Affiliates or associates is, or has in the last four years been, an "interested shareholder" under Section 302A.011, Subd. 49, of the MBCA.

        Section 3.8    Absence of Litigation.     There are no Actions pending or, to the Knowledge of Parent, threatened, to which Parent or Merger Sub or their respective executive officers or directors in such capacity is a party, or, to the Knowledge of Parent, that materially affect the assets of Parent or Merger Sub, except where such Actions have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no Judgments outstanding (or, to the Knowledge of Parent, threatened) against Parent or Merger Sub, except for such outstanding or threatened Judgments that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

ARTICLE 4
CONDUCT OF BUSINESS

        Section 4.1    Conduct of Business by the Company Pending the Merger.

          (a)   Except as (1) Parent shall otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed); (2) such action is expressly permitted or required pursuant to this Agreement (including Section 4.1 of the Company Disclosure Letter); or (3) required by any applicable Law or Judgment, between the date of this Agreement and the Effective Time, the Company shall (i) conduct its business in the Ordinary Course of Business; and (ii) use its commercially reasonable efforts to maintain and preserve intact the material aspects of its business organizations, to maintain its business relationships and goodwill with suppliers, contractors, distributors, customers, partners, employees, licensors, licensees and others having material business relationships with it, to retain the services of the Company's and its Subsidiaries' employees and business associates and agents and to comply in all material respects with all applicable Laws and the requirements of all Company Material Contracts.

          (b)   Without limiting the generality of the foregoing Section 4.1(a), and except as (1) Parent shall otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed); or (2) such action is expressly permitted or required pursuant to this Agreement (including Section 4.1 of the Company Disclosure Letter), between the date of this Agreement and the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, do any of the following:

              (i)  acquire (by merger, consolidation, acquisition of stock or assets or otherwise), in one transaction or any series of related transactions, directly or indirectly, any assets, securities (other than Specified Securities), properties, rights, interests or businesses (other than purchases of supplies, equipment or inventory in the Ordinary Course of Business);

             (ii)  sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire, transfer or dispose of, or create or incur any Lien on, any of the Company's or its Subsidiaries' assets (including Intellectual Property rights), securities (other than Specified Securities), properties, rights, interests or businesses (other than any sale, lease or license of inventory or product in the Ordinary Course of Business);

            (iii)  amend or propose to amend the Company Charter Documents;

            (iv)  declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise (or any combination thereof) with respect to any Group Securities (other than Group Securities of wholly owned Subsidiaries of the Company) or enter into any agreement with respect to the voting of Group Securities;

             (v)  purchase, redeem or otherwise acquire, or authorize or agree to purchase, redeem or acquire, any Group Securities (other than Group Securities of wholly owned Subsidiaries of the Company and other than the acceptance of Shares as payment for the exercise price of Options or for withholding taxes incurred in connection with the exercise of Options or the vesting or settlement of other Group Securities outstanding under any Stock Plan (and dividend equivalents thereon, if any), in each case to the extent such Group Securities are outstanding as of the date of this Agreement and in accordance with their applicable terms on the date of this Agreement);

            (vi)  split, combine, subdivide or reclassify any Company Securities (except, with respect to Company Securities outstanding under any Stock Plan, in the Ordinary Course of Business or as required by the applicable Stock Plan);

           (vii)  except (A) for Shares issuable upon the exercise or conversion of Options, Restricted Stock Units or Performance Stock Units outstanding on the date hereof (and dividend equivalents payable thereon, if any); or (B) with respect to Parent's and Merger Sub's participation in the Transactions, issue, sell, grant, dispose of, pledge, deliver, transfer or otherwise encumber or authorize, propose or agree to the issuance, sale, grant, disposition, pledge, delivery, transfer or encumbrance by the Company of, any Group Securities;

          (viii)  incur or assume any indebtedness for borrowed money (other than trade payables or company credit cards in the Ordinary Course of Business) or guarantee, endorse or otherwise become responsible (whether directly, contingently or otherwise) for any such indebtedness, except pursuant to the Company's existing floor plan financing facility (as the same may be amended or extended in the Ordinary Course of Business, provided that any such amendment or extension shall not (i) limit the Company's right to terminate the facility, (ii) impose economic terms that are less favorable to the Company than the existing facility, (iii) increase the size of the facility or (iv) otherwise contain terms that are materially less favorable to the Company than the existing facility);

            (ix)  except as required by Law or the terms of any Employee Benefit Plan as in effect on the date hereof, (A) grant or increase the severance or termination pay to any current or former director, employee, agent or consultant of the Company; (B) execute any employment, consultancy, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, employee, agent or consultant of the Company with the exception of standard confidentiality, assignment of intellectual property, non-solicitation, or other restrictive covenant agreements; (C) increase the severance or termination benefits payable beyond the level of any existing severance or termination pay practices or employment agreements; (D) increase the compensation or bonus of any current or former director, employee, agent or consultant of the Company; (E) adopt, enter into or establish any new Employee Benefit Plan or amend or terminate any existing Employee Benefit Plan; (F) provide for the grant of, or accelerate the vesting or lapsing of restrictions on payment of, Options, Restricted Stock, Restricted Stock Units, Performance Stock Units or any other equity-based compensation awards; (G) forgive or issue any loan or advance any money or other property to any present or former director or employee of the Company; (H) enter into any collective bargaining agreement or other labor agreement; or (I) terminate the employment of any executive officer, other than for cause, or hire any employee or engage any independent contractor (who is a natural person) with an annual base salary or wage rate or consulting fees and target cash bonus opportunity in excess of $200,000;

             (x)  make, change or rescind any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, enter into any closing agreement with respect to any Tax, surrender any right to claim a material Tax refund, or settle or compromise any material Tax claim, audit or assessment, except as required by concurrent changes in GAAP;

            (xi)  agree to or otherwise settle, compromise or otherwise resolve in whole or in part any Action for an amount of $250,000 individually or $1,000,000 in the aggregate or more or any of its obligations or liability in excess of such amount; provided, however, the Company shall not settle any Action (regardless of the amount involved) if any such settlement would impose any material obligation or restriction on the Company or its Subsidiaries from time to time or on the Company's or its Subsidiaries' ability to own or operate any of its assets, licenses, operations, rights, product lines, businesses or interests therein or require any material changes to the business of the Company or its Subsidiaries from time to time;

           (xii)  make or commit to make capital expenditures, other than facilities or technology capital expenditures in the Ordinary Course of Business in an amount not greater than $250,000 individually or $1,000,000 in the aggregate;

          (xiii)  make any loans, advances or capital contributions to, or investments in, any other Person, whether or not in the Ordinary Course of Business, in an amount greater than $250,000 individually or $1,000,000 in the aggregate;

          (xiv)  enter into any agreement, arrangement or commitment that materially limits or otherwise restricts the Company from time to time from engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material changes or restrictions on its assets, operations or business, except in the Ordinary Course of Business;

           (xv)  (i) enter into any Contract that, if in effect on the date hereof, would have been a Company Material Contract (other than (x) customer and vendor purchase orders entered into in the Ordinary Course of Business and (y) Contracts entered into the Ordinary Course of Business that would be Company Material Contracts only pursuant to one or more of clauses (vii) (with respect to licenses or other Intellectual Property rights received from (but not granted to) any Material Supplier) or (xii) (with respect to Contracts that would reasonably be expected to involve aggregate payments of less than $1,000,000 in any future 12-month period) of Section 2.18(a)), (ii) terminate or amend or modify in any material respect any Company Material Contract or any Contract that, if in effect on the date hereof, would have been a Company Material Contract (other than terminations or amendments in the Ordinary Course of Business of customer and vendor purchase orders), (iii) waive in any material respect any term of, or waive any material default under, or release, settle or compromise any material claim against the Company or any of its Subsidiaries or material liability or obligation owing to the Company or any of its Subsidiaries under, any Company Material Contract or any Contract that, if in effect on the date hereof, would have been a Company Material Contract or (iv) enter into any Contract that contains a change of control provision or any similar provision that would require a payment to the other party or parties thereto as a result of the Merger or the Transactions (including in combination with any other event or circumstance);

          (xvi)  enter into any lease or sublease of real property (whether as lessor, sublessor, lessee or sublessee) or materially modify, materially amend, terminate or fail to exercise any right to renew any Company Lease, except in the Ordinary Course of Business;

         (xvii)  materially change the Company's methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act;

        (xviii)  take or fail to take any action that would reasonably be expected to result in any of the conditions set forth in Article 6 not being satisfied or prevent or materially delay or impede the consummation of the Transactions, except as permitted under Section 5.7;

          (xix)  announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company (including any "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act or any similar action under a similar Law), other than routine employee terminations in the Ordinary Course of Business;

            (xx)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger); or

          (xxi)  agree or commit to take any of the actions precluded by this Section 4.1(b).

          (c)   Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Closing. Prior to the Closing, the management of the Company shall exercise, consistent with and in accordance with the terms and conditions of this Agreement, complete control and supervision over the operations of the Company.

ARTICLE 5
ADDITIONAL AGREEMENTS

        Section 5.1    Preparation of Proxy Statement; Company Shareholders Meeting.

          (a)   In accordance with the MBCA, the Company Charter Documents, the Exchange Act, and any applicable rules and regulations of NASDAQ, the Company shall as promptly as practicable (and in any event no more than 30 Business Days or such longer period as the Company and Parent may agree after the date of mailing of the Proxy Statement), for the purpose of obtaining the Required Company Shareholder Vote, duly set a record date for, call, give notice of, convene and hold a special meeting of shareholders of the Company (the "Company Shareholders Meeting") (with the record date and meeting date to be determined by the Company in consultation with Parent). Subject to Section 5.7(d)(ii), the Company Board shall recommend that the shareholders of the Company vote in favor of approval of the Merger and the adoption of the Plan of Merger and shall include the Board Recommendation and other Board Actions in the Proxy Statement. The Company shall comply with the MBCA, the Company Charter Documents, the Exchange Act and the rules and regulations of NASDAQ in connection with the Company Shareholders Meeting, including preparing and delivering the Proxy Statement to the Company's shareholders as required pursuant to the Exchange Act and Section 5.1(b) below. Subject to the rights of the Company and the Company Board under Section 5.7(d)(ii), the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of approval of the Merger and the adoption of the Plan of Merger, and to secure any other approval of shareholders of the Company that is required by applicable Law to effect the Merger. The Company shall not change the date of, postpone or adjourn the Company Shareholders Meeting without Parent's prior written consent, other than (i) in consultation with Parent, a postponement or adjournment to solicit additional proxies for the purpose of obtaining the Required Company Shareholder Vote or due to absence of a quorum, if either the Company or Parent, as applicable, reasonably believes that the Required Company Shareholder Vote will not be obtained at such meeting (it being understood that at Parent's request under such circumstances, the Company shall make such a postponement or adjournment) (provided that the Company may not (nor shall it be required to) postpone or adjourn the meeting beyond the earlier of (x) the date that is 30 days after the date that the Company Shareholders Meeting was originally scheduled and (y) three Business Days prior to the Outside Date), or (ii) in consultation with Parent (or at Parent's request), as required by applicable Law. Subject to Article 7, the Company agrees that its obligations under this Section 5.1(a) shall not be affected by the commencement, proposal, public disclosure or communication to the Company or the Company Board of any Takeover Proposal, by the making of any Company Adverse Change Recommendation or by the occurrence of an Intervening Event.

          (b)   As promptly as reasonably practicable after the date hereof (and in any event within ten Business Days), the Company, with the assistance of Parent, shall prepare, and the Company shall file with the SEC, the preliminary Proxy Statement in form and substance reasonably satisfactory to each of the Company and Parent relating to the Merger and the Transactions. Subject to Section 5.7(d)(ii), the Proxy Statement shall reflect the Board Recommendation and shall include a description of the other Board Actions. Parent shall cooperate with the Company in the preparation of the preliminary Proxy Statement and the definitive Proxy Statement and shall furnish to the Company the information relating to it and Merger Sub required by the Exchange Act. The Company shall use its reasonable best efforts, after consultation with Parent, to respond as promptly as practicable to any comments of the SEC and to cause the Proxy Statement in definitive form to be mailed to the Company's shareholders at the earliest practicable time. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as, and to the extent, required by applicable Law. The Company shall promptly provide Parent and its counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel may receive from the SEC or its staff (including any request by the SEC or its staff for any amendments or supplements to the preliminary Proxy Statement or the definitive Proxy Statement), and the Company and Parent shall cooperate in filing with the SEC or its staff, and if required, the Company shall mail to its shareholders, as promptly as reasonably practicable, such amendment or supplement. Parent and its counsel shall be given a reasonable opportunity to review any written responses to such SEC comments. The Proxy Statement shall comply in all material respects with all applicable requirements of Law.

        Section 5.2    Employee Benefits Matters.

          (a)   If the Closing occurs by December 31, 2016, then from the Effective Time through December 31, 2016, Parent shall, or shall cause the Surviving Corporation or any of their respective Affiliates to, provide to each individual who, immediately prior to the Effective Time is a Company Employee and continues to be employed with the Company or any Subsidiary, including any individual on an approved leave of absence (including without limitation short-term disability leave) immediately prior to the Effective Time (the "Continuing Employees"), (i) the same salary or hourly wage rate provided to such Continuing Employee immediately prior to the Effective Time; (ii) the same target short-term (annual or more frequent) bonus or commission opportunity provided to such Continuing Employee immediately prior to the Effective Time; and (iii) other compensation and benefits (excluding defined benefit plans and equity and equity-based awards) that are no less favorable in the aggregate than those provided to the Company Employees under the compensation and benefit plans, programs, policies, agreements and arrangements of the Company and its Subsidiaries in effect immediately prior to the Effective Time. From the later of the Effective Time and December 31, 2016 through the first anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation or any of their respective Affiliates to, provide to each individual who was a Continuing Employee and continues to be employed by the Parent, the Surviving Corporation or any of their respective Affiliates, including any such Continuing Employee on an approved leave of absence (including without limitation short-term disability leave) immediately prior to December 31, 2016, compensation and benefits opportunities (excluding defined benefit plans and equity and equity based-awards) that are substantially comparable in the aggregate to either (i) the compensation and benefits opportunities (excluding defined benefit plans and equity and equity based-awards) provided to such Continuing Employee immediately prior to the Effective Time, or (ii) the compensation and benefits opportunities (excluding defined benefit plans and equity and equity based-awards) currently provided by Parent or its Affiliates to similarly-situated employees of Parent or its Affiliates. Notwithstanding anything to the contrary set forth herein, and subject to the conditions of Section 5.2(b), after the Effective Time, nothing in this Section 5.2(a) shall preclude the Surviving Corporation from terminating the employment of any Company Employee for any lawful reason.

          (b)   From and after the Effective Time, Parent shall honor and shall cause the Surviving Corporation to honor all Employee Benefit Plans of the Company (excluding the Stock Plans to be terminated at or prior to the Effective Time in accordance herewith) and all employment, severance and termination plans and Contracts, in each case in accordance with their terms as in effect immediately before the Effective Time; provided, that this Section 5.2(b) shall not prevent the amendment or termination of any specific Employee Benefit Plan or Contract in accordance with the terms thereof.

          (c)   For purposes of vesting, eligibility to participate and level of benefits under the employee benefit plans of Parent providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Employee Benefit Plan in which such Company Employee participated immediately prior to the Effective Time; provided, that the foregoing shall not apply to defined benefit plans (for the sake of benefit accruals only) or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, Parent shall (i) cause each Company Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans except to the extent any waiting period in effect under the comparable Employee Benefit Plan in which such Company Employee participated immediately prior to the Effective Time would not have been satisfied; and (ii) use reasonable best efforts to cause (A) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or disability benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents; and (B) any eligible expenses incurred by such Company Employee and his or her covered dependents during the portion of the plan year of the Employee Benefit Plan ending on the date such Company Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (d)   Prior to the Effective Time, if requested by Parent in writing at least 20 Business Days prior to Closing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall cause the Datalink Corporation Employee Tax Savings Plan and

  Trust (the "Company 401(k) Plan") to be terminated effective immediately prior to the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, then (i) the Company shall provide Parent with evidence that the Company 401(k) Plan has been terminated to the extent permitted by applicable Law and the terms of the applicable plan or arrangement (the form and substance of which evidence shall be subject to review and approval by Parent, not to be unreasonably withheld, conditioned or delayed) not later than immediately prior to the Effective Time and (ii) the Parent shall cause its 401(k) plan (or the plan of an Affiliate) to accept rollovers of outstanding balances and participant loans under the Company 401(k) Plan on the Closing Date.

          (e)   Nothing in this Agreement shall (1) modify or amend any Employee Benefit Plan of the Company or other agreement, plan, program, or document unless this Agreement explicitly states that the provision "amends" such Employee Benefit Plan of the Company or other agreement, plan, program, or document, (2) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Employee Benefit Plan in accordance with their terms, (3) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Company Employee, or (4) create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Company Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain. Without limiting the generality of Section 8.6, nothing in this Section 5.2 shall be construed as giving any Person (including any Company Employee or dependent or beneficiary thereof) any right, remedy or claim under or in respect of this Section 5.2.

          (f)    Prior to making any written communications (within the meaning of Rule 14a-12 promulgated under the Exchange Act) to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the Transactions (other than any communications which are consistent in all material respects with prior communications made by Parent or by the Company in accordance with this Agreement), the Company or any of its Subsidiaries shall use commercially reasonable efforts to provide Parent with a copy of the intended communication and to provide Parent with a reasonable period of time to review and comment on the communication.

        Section 5.3    Public Statements.     Each of Parent and the Company agrees that no public release or announcement concerning the Transactions shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law, court process or any listing rules of NASDAQ or other national securities exchanges or trading markets; provided, however, that these restrictions shall not apply to (a) any Company communications regarding (or any Parent communications in response thereto) a Company Adverse Change Recommendation, (b) releases or announcements to the extent that they are substantially similar to previous releases or announcements made by the Company or Parent in compliance herewith or (c) the Pro Forma 8-K to be filed after the close of business of the Business Day prior to the Closing Date. The parties shall issue a joint press release, mutually acceptable to the Company and Parent, promptly upon execution and delivery of this Agreement.

        Section 5.4    Antitrust Law and Other Consents; Further Actions.

          (a)   Parent, Merger Sub and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions as promptly as practicable. Without limiting the generality of the foregoing, each party to this Agreement shall (i) use reasonable best efforts to make or obtain as soon as practicable all Consents (if any) required to be made with or given to any Governmental Authority by such party in connection with the Merger and each of the other Transactions; and (ii) at Parent's request, use reasonable best efforts to make or obtain as soon as practicable each other Consent (if any) of any third party (including any Governmental Authority) required, proper or advisable to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party in connection with the Merger and each of the other Transactions; provided, that in no event will the Company be obligated to pay prior to the Effective Time any material fee, penalty or other material consideration to any third party to obtain any consent pursuant to this Section 5.4, and the Company shall not pay or become obligated with respect to any fee, penalty or other consideration to any third party (other than filing fees payable pursuant to filings required under Antitrust Laws as set forth in Section 5.4(b)) to obtain any consent pursuant to this Section 5.4 without the prior consent of Parent. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any actions described in this Section 5.4.

          (b)   Without limiting the generality of Section 5.4(a), as promptly as practicable after the date of this Agreement (but in no event later than the tenth Business Day after the date hereof, or, in the case of filings pursuant to clause (ii), the fifteenth Business Day after the date hereof), each of Parent and the Company shall file and not withdraw (i) any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the United States Department of Justice, as applicable, pursuant to the HSR Act, together with a request for early termination of the applicable waiting period under the HSR Act, and (ii) any filings required to be made by it with any Governmental Authority under any other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition ("Other Antitrust Laws" and, together with the HSR Act, the "Antitrust Laws"), and shall promptly make any further filings pursuant thereto that may be necessary.

          (c)   If Parent or the Company (or any of their respective Affiliates) receives a request for additional information from any Governmental Authority that is related to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, and after consultation with the other party, an appropriate response to such request. No party shall participate in any meeting or engage in any material substantive conversation with any Governmental Authority relating to the Transactions without giving the other party prior notice of the meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. Parent shall advise the Company promptly of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with any Governmental Authority in connection with the Transactions. In furtherance and not in limitation of the foregoing, Parent shall use its reasonable best efforts to resolve any objections that may be asserted with respect to the Transactions under any Antitrust Law as promptly as practicable. Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

        Section 5.5    Notification of Certain Matters.     Prior to the Effective Time, the Company shall provide prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall provide prompt notice to the Company, of (a)(i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Transactions; (ii) any notice or other communication from any Governmental Authority in connection with the Transactions; (iii) any Actions commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or Parent and Merger Sub, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions; or (b) any material failure of Parent and Merger Sub or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement; or (ii) limit the remedies available to the party receiving such notice; provided, further, that a party's good faith failure to comply with this Section 5.5 shall not provide any other party the right not to effect the Transactions, except to the extent that any other provision of this Agreement independently provides such right.

        Section 5.6    Access to Information; Confidentiality.

          (a)   During the Pre-Closing Period, the Company shall afford, and shall cause the officers, directors and employees of the Company and its Subsidiaries to afford, the officers, employees and agents of Parent and Merger Sub reasonable access during normal business hours, to the officers, employees, properties, facilities, books, records, correspondence (in each case, whether in physical or electronic form), contracts and other assets of the Company and its Subsidiaries as Parent shall reasonably request as long as such access does not interfere with the conduct of the Company's business, and shall promptly furnish Parent and Merger Sub (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication received by the Company from the SEC concerning compliance with securities laws with respect to matters unrelated to the Transactions; and (ii) all other information concerning its business, properties and personnel, in each case (A) as Parent through its officers, employees or agents may reasonably request; (B) that are in the possession, custody or control of the Company; and (C) the disclosure of which would not (x) violate any Law or Judgment or any confidentiality obligation of the Company if, in the case of confidentiality obligations to third parties, the Company shall have used commercially reasonable efforts to obtain the consent of such party or (y) result in a waiver of attorney-client privilege, work product doctrine or similar privilege. Parent, Merger Sub and their respective officers, employees and agents will hold any such information that is non-public in confidence in accordance with the Confidentiality Agreement.

          (b)   The provisions of the Confidentiality Agreement dated June 14, 2016 between Parent and the Company (the "Confidentiality Agreement") shall remain in full force and effect in accordance with its terms until the Effective Time, at which time the Confidentiality Agreement shall automatically terminate without further action, except that the standstill restrictions contained therein shall terminate immediately upon the execution and delivery of this Agreement.

        Section 5.7    No Solicitation.

          (a)   During the Pre-Closing Period, except as permitted by Section 5.7(b), the Company shall not, and shall not (and shall cause its Subsidiaries not to) authorize or permit its and its Subsidiaries' directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to (and shall direct and use reasonable best efforts to cause its and its Subsidiaries' Representatives not to), directly or indirectly, (i) initiate, solicit, knowingly encourage, induce or facilitate (including through the furnishing of any nonpublic information) the submission or announcement of, or otherwise cooperate with or assist in, any Takeover Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Takeover Proposal; (ii) participate in any discussions or negotiations with any Person with respect to any Takeover Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Takeover Proposal; (iii) approve, endorse or recommend any Takeover Proposal; (iv) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Takeover Proposal (other than an Acceptable Confidentiality Agreement), or any Contract requiring the Company to abandon, terminate or fail to consummate the Transactions; (v) submit any Takeover Proposal to a vote of the shareholders of the Company; or (vi) resolve, agree or publicly propose to do any of the foregoing. Notwithstanding the foregoing, nothing contained in this Section 5.7(a) or elsewhere in this Agreement shall prohibit the Company or the Company's Board from stating and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14a-9, 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, however, that in no event shall the foregoing affect the obligations of the Company specified in Section 5.7(d)(i) (it being understood that any "stop, look and listen" communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not be considered a Company Adverse Change Recommendation) or Article 7.

          (b)   Notwithstanding anything to the contrary in Section 5.7(a) or elsewhere in this Agreement, prior to the time, but not after, the Required Company Shareholder Vote is obtained, following receipt by the Company from a third party of an unsolicited bona fide written Takeover Proposal made after the date hereof that has not been withdrawn and that did not (nor did any precursor thereto) result from a breach of Section 5.7(a) by the Company, any of its Subsidiaries or its or their Representatives (as if they were bound hereby), the Company and its Representatives shall be permitted to participate in discussions regarding such Takeover Proposal solely to clarify the terms of such Takeover Proposal. In addition, and notwithstanding anything to the contrary in Section 5.7(a) or elsewhere in this Agreement, prior to the time, but not after, the Required Company Shareholder Vote is obtained, the Company and its Representatives may enter into and participate in discussions or negotiations with such third party and its Representatives in response to an unsolicited bona fide written Takeover Proposal made after the date hereof that has not been withdrawn and that did not result (nor did any precursor thereto) from a breach of Section 5.7(a) by the Company, any of its Subsidiaries or its or their Representatives (as if they were bound hereby), and may furnish access and nonpublic information to such third party if (A) the Company Board has determined in good faith, after consultation with outside legal counsel and the Company Financial Advisor, that such Takeover Proposal is reasonably likely to constitute a Superior Proposal and failure to take such action would be inconsistent with the Company Board's fiduciary duties under applicable Law; and (B) any nonpublic information furnished to such third party is (1) subject to an executed confidentiality agreement in a customary form that is no less favorable to the Company with respect to confidentiality than the Confidentiality Agreement and that does not contain any provision that would prevent the Company from complying with its obligation to provide disclosure to Parent required pursuant to this Section 5.7 ("Acceptable Confidentiality Agreement") and (2) furnished to Parent substantially concurrently with (but not more than 24 hours after) such nonpublic information is furnished to such Person (to the extent such nonpublic information has not been previously furnished or made available by the Company to Parent). During the Pre-Closing Period, the Company shall promptly (and in any event within 24 hours after the occurrence thereof) advise Parent of the receipt of any Takeover Proposal or any inquiries, proposals or offers with respect to a Takeover Proposal, or any non-public information with regard to a Takeover Proposal that is requested from, or any discussions or negotiations sought to be initiated regarding such Takeover Proposal that is made or submitted by, any Person during the Pre-Closing Period, specifying the material terms and conditions thereof (including the identity of the party making the Takeover Proposal, inquiry, proposal, offer or request), and thereafter shall advise and confer with Parent and keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours after the occurrence of any changes, developments, discussions or negotiations), regarding any material changes to the status or material terms of any such inquiries, proposals or offers (including any modifications to the financial or other material terms and conditions of such Takeover Proposal). Notwithstanding anything to the contrary in this Agreement, prior to the time, but not after, the Required Company Shareholder Vote is obtained, the Company Board or any committee thereof may modify, waive, amend or release any existing standstill obligations owed by any Person to the Company or any of its Subsidiaries if the Company Board or such committee has determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the Company Board's or such committee's fiduciary duties under applicable Law.

          (c)   As of the date hereof, the Company and each of the Company's Subsidiaries shall, and shall cause its respective Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Person that relate to any Takeover Proposal or any inquiry or indication of interest that would reasonably be expected to lead to a Takeover Proposal or any request for nonpublic information relating to the Company with respect to any Takeover Proposal or any inquiry or indication of interest that would reasonably be expected to lead to a Takeover Proposal. The Company shall also promptly terminate all physical and electronic data room access previously granted to any such Person or its Representatives and, if applicable, shall request each Person that has heretofore executed a confidentiality agreement in connection with a possible Takeover Proposal to return to the Company or destroy any confidential information that has been provided to such Person or its Representatives.

          (d)   (i) Except as permitted pursuant to Section 5.7(d)(ii), neither the Company Board nor any committee thereof shall (A) withhold, withdraw (or amend, modify or qualify in a manner adverse to Parent), or publicly propose to withhold, withdraw (or amend, modify or qualify in a manner adverse to Parent), the Board Actions; (B) fail to include the Board Recommendation and other Board Actions in the Proxy Statement; (C) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable or recommend the adoption of, any Takeover Proposal; (D) following the commencement of any tender offer or exchange offer that constitutes a Takeover Proposal, fail to publicly reject or recommend against any such Takeover Proposal, tender offer or exchange offer and issue a press release expressly reaffirming the Board Actions within ten Business Days after Parent requests a reaffirmation of the Board Actions (or if the Company Shareholders Meeting is to occur prior to the tenth Business Day, such period ending on the later of (x) the Business Day prior to the Company Shareholders Meeting and (y) the second Business Day after such request); or (E) following the public announcement of a Takeover Proposal (or the public announcement of an intention to make a Takeover Proposal) other than the commencement of a tender or exchange offer contemplated by clause (D), fail to issue a press release expressly reaffirming the Board Actions within ten Business Days after Parent requests a reaffirmation thereof (or if the Company Shareholders Meeting is to occur prior to the tenth Business Day, such period ending on the later of (x) the Business Day prior to the Company Shareholders Meeting and (y) the second Business Day after such request) (any action described in this Section 5.7(d)(i) being referred to as a "Company Adverse Change Recommendation").

             (ii)  Notwithstanding anything to the contrary contained in Section 5.7(d)(i) or elsewhere in this Agreement, if at any time after the date of this Agreement and prior to the time, but not after, the Required Company Shareholder Vote is obtained (I) the Company receives an unsolicited, bona fide, written Takeover Proposal that the Company Board has determined in good faith, after consultation with outside legal counsel and the Company Financial Advisor, is a Superior Proposal (after giving effect to all of the revisions to the terms of this Agreement which may be offered by Parent, including pursuant to clause (3) below) or (II) there has been an Intervening Event, then the Company Board prior to the time, but not after, the Required Company Shareholder Vote is obtained (x) may make a Company Adverse Change Recommendation and/or (y) in the case of a Superior Proposal, may terminate this Agreement in accordance with Section 7.1(d) in order to enter into a definitive agreement providing for the implementation of such Superior Proposal, in each case if at any time prior to the time, but not after, the Required Company Shareholder Vote is obtained the Company Board has determined in good faith, after consultation with outside legal counsel and the Company Financial Advisor, that the failure to make such Company Adverse Change Recommendation and/or the failure to terminate this Agreement would be inconsistent with the Company Board's fiduciary duties under applicable Law; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless concurrently with such termination the Company pays the Termination Fee and otherwise complies with the provisions of Section 7.1 and Section 7.3; and provided, further, that (1) in the case of a Superior Proposal, the Company Board may not effect a Company Adverse Change Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless such Takeover Proposal (and any precursor thereto) did not result from or arise in connection with a breach by the Company, its Subsidiaries or any of their Representatives (as if they were bound hereby) of its obligations under Section 5.7(a), (2) the Company shall have provided prior written notice to Parent, at least four Business Days in advance, of its intention to take such action, which notice shall include, as applicable, (a) the terms and conditions of such Superior Proposal and attaching a copy of the most current draft of any written agreement relating to such Superior Proposal (it being understood and agreed that any amendment to any material term or condition of such Superior Proposal shall require a new written notice to Parent and an additional two Business Day notice period) or (b) the facts and circumstances in reasonable detail of the Intervening Event, (3) the Company shall have given Parent four or two, as applicable, Business Days after Parent's receipt of the written notice of such Superior Proposal or Intervening Event to propose revisions to the terms of this Agreement or make another proposal and shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (4) after considering the results of such negotiations and giving effect to such proposed revisions or other proposal, if any, the Company Board shall have determined in good faith, after consultation with outside legal counsel and the Company Financial Advisor, that, as applicable, (a) such Superior Proposal continues to meet the definition of "Superior Proposal" or (b) the Intervening Event continues to warrant a Company Adverse Change Recommendation and, after consultation with outside legal counsel, that the failure to make such Company Adverse Change Recommendation and/or the failure to terminate this Agreement would be inconsistent with the Company Board's fiduciary duties under applicable Law.

        Section 5.8    Indemnification and Insurance.

          (a)   Parent and Merger Sub agree that all rights to advancement of expenses, indemnification and exculpation by the Company existing in favor of each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company (each an "Indemnified Party") as provided in the Company Charter Documents as in effect on the date of this Agreement, or pursuant to any other indemnification agreements in effect on the date of this Agreement (for the avoidance of doubt, giving effect to the amendments adopted on the date hereof) and set forth in Exhibits to the Company SEC Reports or on Section 5.8(a) of the Company Disclosure Letter (collectively, the "Existing Indemnification Rights") shall survive the Merger from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless, and advance expenses to, any officer or director of the Company as of the date hereof or who becomes such prior to the Effective Time with respect to (x) all acts or omissions by them in their capacities as such at any time at or prior to the Effective Time or (y) any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to the Merger, this Agreement, and any Transactions, in their capacities as such, in either case, to the fullest extent permitted by the Company Charter Documents, any other indemnification agreements in effect on the date of this Agreement and set forth in Exhibits to the Company SEC Reports or on Section 5.8(a) of the Company Disclosure Letter, or applicable law. In the event of any such Action, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time; (B) the Surviving Corporation will advance all expenses as incurred by such director or officer in the defense of such Action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified; and (C) no person seeking to be indemnified will be liable for any settlement of such Action effected without his or her consent, provided that the foregoing clauses (A), (B), and (C) shall not be deemed to limit or impose additional conditions on the rights of any Indemnified Party under the Existing Indemnification Rights. The articles of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the articles of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each Indemnified Party than are set forth in the Company Charter Documents as in effect on the date of this Agreement.

          (b)   Parent shall either (i) cause to be maintained in effect, for a period of six years after the Effective Time, the directors' and officers' liability insurance policy that is in effect at the date of this Agreement (the "D&O Insurance") covering acts or omissions at or prior to the Effective Time with respect to those Persons who are covered by the D&O Insurance as of the Effective Time, or (ii) obtain, in consultation with the Company, a prepaid (or "tail") directors' and officers' liability insurance policy covering acts or omissions occurring at or prior to the Effective Time for a period of six years after the Effective Time, with respect to those Persons who are covered by the D&O Insurance as of the Effective Time on terms with respect to such coverage and amounts no less favorable to such indemnified Persons than those of the D&O Insurance; provided, that (A) Parent may substitute one or more policies of a reputable and financially sound insurance company for the D&O Insurance, so long as such substitute policies have at least the same coverage and amounts and contain terms and conditions which are no less advantageous to the Persons currently covered by the D&O Insurance; (B) Parent shall not be required to pay any annual premium for the D&O Insurance or any substitutes with respect thereto in excess of 300% of the amount (the "Maximum Amount") paid by the Company for coverage for the period of twelve months most recently commenced prior to the date of this Agreement; and (C) if the premium for the D&O Insurance or any substitutes therefor exceeds such amount, Parent shall purchase a substitute policy with the greatest coverage available for 300% of the Maximum Amount. Parent shall provide a copy of such D&O Insurance to each director and officer of the Company.

          (c)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8.

          (d)   The obligations of Parent and the Surviving Corporation under this Section 5.8 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.8 applies without the written consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.8 applies shall be third-party beneficiaries of this Section 5.8, each of whom may enforce the provisions of this Section 5.8).

          (e)   The provisions of this Section 5.8 are intended to be in addition to the rights otherwise available to the current and former officers and directors of the Company by Law, charter, statute, bylaw or agreement.

        Section 5.9    State Takeover Laws.     Each of the Company, the Company Board, Parent and Merger Sub shall, to the extent permitted by applicable Law, use its commercially reasonable efforts to (a) take all actions necessary so that no "control share acquisition," "fair price," "moratorium" or other anti-takeover or similar statute or regulation becomes applicable to the Transactions and (b) if any such anti-takeover or similar statute or regulation becomes applicable to the Transactions, take all actions necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the Transactions.

        Section 5.10    Stock Exchange De-listing.     After the Effective Time, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of NASDAQ to enable the de-listing by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

        Section 5.11    Section 16 Matters.     Prior to the Effective Time, the Company shall (and is permitted to) take all such steps as may be required to cause any dispositions of Shares in connection with the Transactions (including derivative securities of such Shares) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.12    Defense of Actions.     Each of the Company and Parent shall promptly notify the other party of any litigation related to this Agreement, the Merger or the Transactions that is brought, or to the Knowledge of such party, threatened in writing, in the name of or against the Company, Parent, Merger Sub and/or any of their respective directors (any such litigation, a "Transaction Litigation") and shall keep the other party fully informed on a reasonably current basis with respect to the status thereof. The Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, and each party shall cooperate with the other, in the defense or settlement of any Transaction Litigation. The Company shall not settle, agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with Transaction Litigation against the Company and/or its directors, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

        Section 5.13    Treatment of Company Indebtedness.     The Company shall use its reasonable best efforts to provide all cooperation reasonably requested by Parent and Merger Sub in arranging for, at the Closing, the termination of the Credit Agreement, dated as of July 17, 2013, by and between the Company and Castle Pines Capital LLC, as amended (the "Credit Agreement"), and in such case, the procurement of a customary payoff letter in connection therewith, together with any termination statements on Form UCC-3 or other releases reasonably necessary to evidence the satisfaction and release of any Liens on the assets of the Company or its Subsidiaries arising in connection therewith; provided that in no event shall this Section 5.13 require the Company to cause the Credit Agreement to be terminated unless the Company or its Subsidiaries have received from Parent funds to pay in full the payoff amount for the Credit Agreement and costs and expenses associated therewith.

        Section 5.14    Financial Information Cooperation.     During the Pre-Closing Period, the Company will cooperate and use commercially reasonable efforts to assist Parent in connection with the preparation and filing by Parent of the Pro Forma 8-K. The Company shall use commercially reasonable efforts to cause and enable RSM US LLP to provide to Parent (and not withdraw) its consent to incorporation by reference into the registration statements filed by Parent under the Securities Act of its audit report with respect to the Company's financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2015 (or, if Closing occurs after the Company has published its financial statements for the fiscal year ended December 31, 2016, then the audit report with respect to the Company's financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2016) to be included on the Pro Forma 8-K.

ARTICLE 6
CONDITIONS

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of each of the following conditions:

          (a)    Shareholder Approval.    The Plan of Merger shall have been duly adopted at the Company Shareholders Meeting by the Required Company Shareholder Vote.

          (b)    No Injunctions or Restraints.    No Judgment issued by a court of competent jurisdiction or by a Governmental Authority, nor any Law or other legal restraint or prohibition, shall be in effect that would make the Merger illegal or otherwise prevent or prohibit the consummation thereof.

          (c)    Regulatory Consent.    Any waiting period (and any extensions thereof) applicable to consummation of the Transactions under the HSR Act and under those Other Antitrust Laws set forth in Section 6.1(c) of the Company Disclosure Letter shall have expired or been terminated.

        Section 6.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of each of the following conditions:

          (a)    Litigation.    There shall not be pending any Action by any Governmental Authority of competent jurisdiction that seeks, directly or indirectly, to make illegal, prohibit, materially delay or otherwise restrain the consummation of the Merger or the performance of the Agreement.

          (b)    Representations and Warranties.    (I) The representations and warranties of the Company set forth in Section 2.2 and Section 2.6 (solely with respect to the first sentence therein) shall be true and correct in all respects as of the date hereof and as of the Closing as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except in the case of Section 2.2 for any inaccuracies that are de minimis in both amount and nature, (II) the representations and warranties of the Company set forth in Section 2.1(a) (solely with respect to the first sentence therein), Section 2.3(a), Section 2.3(d), Section 2.3(e), 2.3(f) and Section 2.21 shall be true and correct in all material respects as of the date hereof and as of the Closing as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (III) all of the Company's other representations and warranties set forth in the Agreement that (i) are not made as of a specific date shall be true and correct as of the date hereof and as of the Closing; or (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in such representations and warranties) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)    Covenants.    The Company shall have performed in all material respects the covenants and obligations required to be performed or complied with by it under the Agreement at or prior to the Closing and the Company shall have complied with Section 4.1(b)(vii) in all respects other than breaches that are de minimis in amount and nature.

          (d)    Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any effect, event, occurrence, condition, development or a state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (e)    Certificate.    Parent and Merger Sub shall have received a certificate executed by the Company's Chief Executive Officer or Chief Financial Officer confirming on behalf of the Company that the conditions set forth in Section 6.2(b), Section 6.2(c) and Section 6.2(d) shall have been satisfied immediately prior to the Closing.

          (f)    Pro Forma 8-K Consents.    (I) RSM US LLP shall have provided to Parent (and not withdrawn) its consent to incorporation by reference into any registration statements filed by Parent under the Securities Act of its audit report with respect to the Company's financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2015 (or, if Closing occurs after the Company has published its financial statements for the fiscal year ended December 31, 2016, then the audit report with respect to the Company's financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2016), to be included in the Pro Forma 8-K, such consent to be dated no earlier than 2 calendar days prior to the Closing and (II) the Company and its management shall have provided all representation or other letters required from any Person for RSM US LLP to provide the consent contemplated by clause (I). Notwithstanding the foregoing, in the event that Parent would not otherwise be prepared to file the Pro Forma 8-K (for the avoidance of doubt, assuming satisfaction of the condition set forth in the foregoing sentence) and the Company has complied in all material respects with Section 5.14 and has timely filed all quarterly and annual reports on Form 10-Q and Form 10-K, respectively, required to be filed by it after the date of this Agreement, this condition shall not apply.

          (g)    2016 Annual Report.    If Closing occurs on or after March 1, 2017, the Company shall have filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "2016 Annual Report"), it being understood that in no circumstance shall the 2016 Annual Report not have been filed on a timely basis.

        Section 6.3    Conditions to Obligations of the Company.     The obligations of the Company to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of each of the following conditions:

          (a)    Representations and Warranties.    (I) The representations and warranties of Parent and Merger Sub set forth in Section 3.1 (solely with respect to the first sentence therein), Section 3.3(a), and Section 3.3(b) shall be true and correct in all material respects as of the date hereof and as of the Closing as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (II) all of Parent and Merger Sub's other representations and warranties set forth in the Agreement that (i) are not made as of a specific date shall be true and correct as of the date hereof and as of the Closing; or (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in such representations and warranties) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Covenants.    Parent and Merger Sub shall have performed in all material respects the covenants and obligations required to be performed or complied with by it under the Agreement at or prior to the Closing.

          (c)    Certificate.    The Company shall have received a certificate executed by an executive officer of Parent confirming on behalf of Parent and Merger Sub that the conditions set forth in Section 6.3(a) and Section 6.3(b) shall have been satisfied immediately prior to closing.

        Section 6.4    Failure of Conditions.     None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article 6 to be satisfied to excuse performance by such party of its obligations hereunder, if such failure was caused primarily by such party's failure to act in good faith and in compliance with the terms of this Agreement.

ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated:

          (a)   by mutual written consent of Parent and the Company at any time prior to the Effective Time; or

          (b)   by either the Company or Parent as follows:

              (i)  if the Effective Time shall not have occurred on or before April 25, 2017 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party if the failure of the Effective Time to occur on or before the Outside Date was primarily caused by or resulted primarily from the failure of such party (or in the case of Parent, Merger Sub) to fulfill any of its obligations under this Agreement in any material respect;

             (ii)  if any Judgment issued by a court of competent jurisdiction or by a Governmental Authority, or Law or other legal restraint or prohibition, in each case making the consummation of the Merger illegal or permanently restraining, enjoining or otherwise preventing the consummation thereof shall be in effect and shall have become final and nonappealable; provided that the right to terminate pursuant to this Section 7.1(b)(ii) shall not be available if the issuance of such Judgment, legal restraint or prohibition was primarily caused by or resulted primarily from the failure of such party (or in the case of Parent, Merger Sub) to fulfill any of its obligations under this Agreement in any material respect;

            (iii)  if the Required Company Shareholder Approval has not been obtained at the Company Shareholders Meeting, after all adjournments or postponements thereof taken in accordance with this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party if the failure to obtain the Required Company Shareholder Approval was primarily caused by or resulted primarily from the failure of such party (or in the case of Parent, Merger Sub) to fulfill any of its obligations under this Agreement in any material respect;

          (c)   by Parent, prior to the time the Required Company Shareholder Vote is obtained, if (i) a Company Adverse Change Recommendation shall have occurred (whether or not in compliance with Section 5.7); (ii) the Company Board shall (A) approve, adopt or recommend any Takeover Proposal; or (B) approve or recommend, or enter into or allow the Company to enter into, a merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive Contract (other than a confidentiality agreement contemplated by Section 5.7(a)) providing for a Takeover Proposal (whether or not in compliance with Section 5.7); or (iii) the Company shall have distributed the Proxy Statement and failed to include the Board Recommendation and other Board Action therein;

          (d)   by the Company, at any time prior to, but not after, the time the Required Company Shareholder Vote is obtained, in accordance with Section 5.7(d)(ii), provided that the Company, concurrently with such termination, pays the Termination Fee to Parent in accordance with the applicable provisions of Section 7.3;

          (e)   by Parent, prior to the Effective Time, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Article 6 not to be satisfied; and (ii) is incapable of being cured prior to the Outside Date or, if curable, has not been cured within the earlier of (x) the Outside Date and (y) 30 days after written notice thereof has been given by Parent to the Company; provided that neither Parent nor Merger Sub is then in breach of any representation, warranty, covenant or agreement under this Agreement (except where such breach by Parent or Merger Sub would not cause any of the conditions set forth in Article 6 not to be satisfied); or

          (f)    by the Company, prior to the Effective Time, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, which breach or failure to perform (i) shall have had a Parent Material Adverse Effect; and (ii) is incapable of being cured prior to the Outside Date or, if curable, has not been cured within the earlier of (x) the Outside Date and (y) 30 days after written notice thereof has been given by the Company to Parent; provided that the Company is not then in breach of any representation, warranty, covenant or agreement under this Agreement (except where such breach by the Company would not cause any of the conditions set forth in Article 6 not to be satisfied).

          (g)   The party desiring to terminate this Agreement shall deliver written notice of such termination to the other party, setting forth in such notice the provision of this Section 7.1 pursuant to which such party is terminating this Agreement.

        Section 7.2    Effect of Termination.     Upon the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and of no effect without any liability of any party to another party except for the provisions of (a) this Section 7.2; (b) Section 7.3 (Fees and Expenses); (c) Section 7.4 (Amendment); (d) Section 7.5 (Waiver) and (e) Article 8 (General Provisions), which shall survive such termination; provided that nothing herein shall relieve any party from liability for any fraud or intentional breach of this Agreement. The Confidentiality Agreement shall not be affected by the termination of this Agreement and shall continue in full force and effect in accordance with its terms.

        Section 7.3    Fees and Expenses.

          (a)   Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated. Parent shall bear and timely pay (i) all filing fees associated with the HSR Act and (ii) all transfer, documentary, sales, use, stamp, registration and other similar Taxes imposed with respect to the Transactions (other than any such Taxes required solely by reason of a request by a holder of Company Common Stock that payment of the Merger Consideration be made to a Person other than the registered holder of such Company Common Stock).

          (b)   The Company shall pay Parent a termination fee of $7.5 million (the "Termination Fee"), in the event that this Agreement is terminated:

              (i)  by Parent pursuant to Section 7.1(c);

             (ii)  by the Company pursuant to Section 7.1(d); or

            (iii)  by either Parent or the Company pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or Section 7.1(e), so long as, (A) before the date of such termination, a Takeover Proposal shall have been made or publicly announced or otherwise become publicly known, or any Person shall have publicly announced (and not publicly withdrawn without qualification at least ten days prior to the date of termination or, in the case of a termination pursuant to Section 7.1(b)(iii), at least ten days prior to the Company Shareholder Meeting (and, if applicable, any adjournment or postponement thereof)) an intention to make a Takeover Proposal; and (B) within twelve months after the date of termination, the Company shall have entered into a definitive agreement for a Takeover Proposal that is subsequently consummated or a Takeover Proposal is consummated; provided, however, that, for purposes of this Section 7.3(b)(iii), all references to "20%" in the definition of "Takeover Proposal" shall be deemed to be references to "50%"; and (C) in the case of any termination pursuant to Section 7.1(e), the circumstances underlying such termination right first arose after the date of such Takeover Proposal or announcement of such intention or the making of any inquiry or expression of potential interest to the Company Board or any officer or director of the Company with respect to any Takeover Proposal.

          (c)   Any fee due under Section 7.3(b)(i) shall be paid to Parent by wire transfer of same-day funds within three Business Days after the date of termination of this Agreement. Any fee under Section 7.3(b)(ii) shall be paid to Parent by wire transfer of same-day funds concurrently with the termination. Any fee due under Section 7.3(b)(iii) shall be paid to Parent by wire transfer of same-day funds within three Business Days after the date on which the last applicable event referenced therein occurs. The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for any amount due pursuant to this Section 7.3, then the Company shall pay Parent and Merger Sub its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

          (d)   No more than one Termination Fee may be payable under this Article 7. Parent (for itself and its affiliates) hereby agrees that, upon any termination of this Agreement under circumstances in which Parent is entitled to the Termination Fee under Section 7.1(b), Parent and its Affiliates are precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor any of its affiliates may seek (and Parent will cause its Affiliates not to seek) to obtain any recovery, Judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company, its Subsidiaries or Affiliates, or any of their respective Representatives, partners, managers, members, or shareholders in connection with this Agreement or the Transactions; provided that nothing herein shall relieve any party from liability for any fraud or willful breach of this Agreement. "Willful breach" means a breach that is a consequence of an act deliberately taken by the breaching party, or the deliberate failure by the breaching party to take an act it is required to take under this Agreement, in each case with actual knowledge that the taking of, or the failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

        Section 7.4    Amendment.     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement and the Transactions by the respective Boards of Directors or shareholders of the parties hereto; provided, however, that after any adoption of the Plan of Merger by the holders of Shares, no amendment that requires further shareholder approval under applicable Law after shareholder approval hereof shall be made without such required further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 7.5    Waiver.     At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE 8
GENERAL PROVISIONS

        Section 8.1    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) when delivered (with confirmation of delivery) if sent, fees prepaid, via a reputable nationwide express courier service; or (iii) on the date of transmission (with confirmation of transmission) if sent by facsimile or electronic mail (or the first Business Day following such transmission if sent either after normal business hours of the recipient or on a date that is not a Business Day), in each case to the intended recipient as set forth below:

if to the Company:
Datalink Corporation 10050 Crosstown Circle, Suite 500 Eden Prairie, Minnesota 55344
Attn:	Paul F. Lidsky
Telephone:	(952) 944-3462
Facsimile:	(952) 279-5601
Email:	plidsky@datalink.com

with a copy (which will not constitute notice) to:
Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402
Attn:	Jonathan Zimmerman Jonathan Nygren Brandon Mason
Telephone:	(612) 766-7000
Facsimile:	(612) 766-1600
Email:	jon.zimmerman@faegrebd.com jon.nygren@faegrebd.com brandon.mason@faegrebd.com if to Parent or Merger Sub:
Insight Enterprises, Inc. 6820 South Harl Avenue Tempe, AZ 85283
Attn:	Samuel C. Cowley
Telephone:	(480) 333-3000
Facsimile:	(480) 760-7892
Email:	Sam.Cowley@insight.com

with a copy (which will not constitute notice) to:
Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attn:	Stephen M. Kotran Sarah P. Payne
Telephone:	(212) 558-4000
Facsimile:	(212) 291-9086 (650) 461-5747
Email:	KotranS@sullcrom.com PayneSA@sullcrom.com

        Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

        Section 8.2    Nonsurvival of Representations, Warranties and Agreements.     None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article 1, Section 5.8, and Article 8.

        Section 8.3    Interpretations.     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if". The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any Law shall be deemed to refer to such Law as from time to time amended and also to all rules and regulations promulgated thereunder and interpretations thereof, unless the context requires otherwise. Any reference to any Contract or other document means such Contract or document as from time to time amended, modified or supplemented and includes all exhibits, schedules or other attachments thereto. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 8.4    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the Laws of the State of Minnesota without giving effect to any choice or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Minnesota.

          (b)   The parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in Hennepin County, Minnesota, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any such court with respect to any dispute arising out of, relating to or in connection with this Agreement or any Transaction, including the Merger; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any Transaction, including the Merger, in any court other than any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in any state or federal court located in Hennepin County, Minnesota, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.1 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the Transactions, including the Merger.

          (c)   Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action or liability directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto hereby (i) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such action or liability, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this agreement and the transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.4(c).

        Section 8.5    Counterparts; Facsimile Transmission of Signatures.     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile, email or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Receipt of a party's executed signature page to this Agreement by facsimile, email or other electronic transmission with permission to release such signature page shall constitute effective execution and delivery of this Agreement by such party.

        Section 8.6    Assignment; No Third-Party Beneficiaries.     This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent without the Company's prior consent; provided, however, that no assignment shall release Parent of its obligations hereunder. This Agreement is not intended to, and will not, confer upon any Person other than the parties hereto any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 5.8; (b) unless and until the Effective Time shall have occurred, for the right of holders of Shares (including Restricted Stock), holders of Options, holders of Restricted Stock Units, and holders of Performance Stock Units, as applicable, to pursue claims for damages and other relief, including equitable relief, for any breach of this Agreement by Parent or Merger Sub (including based on loss of the economic benefits of the Transactions to the holders of Company Securities based on the consideration that would have otherwise been payable to such holders, the loss of market value or decline in the stock price of Company Common Stock or otherwise); and (c) from and after the Effective Time, the rights of holders of Shares (including Restricted Stock), holders of Options, holders of Restricted Stock Units, and holders of Performance Stock Units, as applicable, to receive the consideration set forth in Article 1; provided, however, that the rights granted pursuant to clause (b) of this Section 8.6 will only be enforceable on behalf of holders of Company Common Stock (including Restricted Stock), holders of Options, holders of Restricted Stock Units and holders of Performance Stock Units, as applicable, by the Company in its sole and absolute discretion, it being understood and agreed that any and all interests in such claims will attach to such Shares and subsequently transfer therewith and, consequently, any damages, settlements, or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company's sole and absolute discretion, be (i) distributed, in whole or in part, by the Company to the holders of Shares of record as of any date determined by the Company; or (ii) retained by the Company for the use and benefit of the Company on behalf of its shareholders in any manner the Company deems fit.

        Section 8.7    Severability.     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 8.8    Entire Agreement.     This Agreement (including the Company Disclosure Letter and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at Closing) and the Confidentiality Agreement contain all of the terms of the understandings of the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

        Section 8.9    Enforcement; Specific Performance.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 8.10    Disclosure Letter.     The inclusion of any information in the Company Disclosure Letter shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in a Company Material Adverse Effect or is outside the Ordinary Course of Business.

        Section 8.11    Non-Recourse.     Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equity holders, controlling Persons, shareholders, Representatives, affiliates, members, managers, general or limited partners or assignees of the Company, Parent or Merger Sub or any of their respective affiliates shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Merger Sub under this Agreement or of or for any action, suit, arbitration, claim, litigation, investigation, or proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate such Transactions), in each case whether based on Contract, tort, strict liability, other Laws or otherwise and whether by piercing the corporate veil, by a claim by or on behalf of a party hereto or another Person or otherwise.

[Signature Pages Follow]

        IN WITNESS WHEREOF, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above.

PARENT:
INSIGHT ENTERPRISES, INC.
By:	/s/ KENNETH T. LAMNECK
	Name:	Kenneth T. Lamneck
	Title:	President and Chief Executive Officer

MERGER SUB:
REEF ACQUISITION CO.
By:	/s/ KENNETH T. LAMNECK
	Name:	Kenneth T. Lamneck
	Title:	President and Chief Executive Officer

Signature Page

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date first written above.

COMPANY:
DATALINK CORPORATION
By:	/s/ PAUL F. LIDSKY
	Name:	Paul F. Lidsky
	Title:	Chief Executive Officer

Signature Page

Exhibit A

Definitions

        As used in this Agreement, the following terms have the following meanings:

        "Action" means any claims, charges, complaints, actions, suits, arbitration, inquiries, proceedings, injunctions, demands, litigations, citations, summons, subpoenas, audits or investigations of any nature, whether at law or in equity, by or before any Governmental Authority.

        "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        "Business Days" means "Business Days" as defined in Rule 14d-1(g)(3) promulgated by the SEC under the Exchange Act.

        "Code" means the Internal Revenue Code of 1986.

        "Company Employees" means the employees of the Company as of the Effective Time.

        "Company Material Adverse Effect" means any effect, change, event, condition, occurrence, development or state of facts or circumstances that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect (except, in the case of clauses (a) through (e) and (j) below, to the extent such condition has had a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses):

        (a)   changes in conditions in the global economy or capital or financial markets generally;

        (b)   changes in general regulatory, political, economic or financial conditions in the United States or any foreign jurisdiction;

        (c)   general market or economic conditions in the industry or industries in which the Company operates;

        (d)   changes in applicable Law or interpretations thereof;

        (e)   changes in GAAP or other accounting principles or the interpretation thereof;

        (f)    any change in the Company's stock price or trading volume, any decrease in the ratings or ratings outlook for the Company or any of its Subsidiaries, or any failure by the Company to meet (or the publication of any report regarding) any projections, forecasts, budgets, estimates or outlook of or relating to the Company or its Subsidiaries, including with respect to revenues or earnings or other internal or external financial or operating projections (it being agreed that the underlying facts and circumstances giving rise to the foregoing occurrences may, subject to the other limitations set forth in this definition, be taken into account in determining whether a Company Material Adverse Effect has occurred);

        (g)   the announcement or pendency of this Agreement or the Transactions, the execution, announcement, performance or existence of this Agreement, the identity of the parties hereto or any of their respective Affiliates, Representatives or financing sources (including any actual or potential loss or impairment after the date hereof of any Contract or business relationship as a result of any of the foregoing) or any Action brought or threatened by shareholders of the Company asserting allegations of breach of fiduciary duty relating to this Agreement or the Transactions; provided, that with respect to references to Company Material Adverse Effect in the representations and warranties expressly set forth in Section 2.3 and Section 2.18(b), the exception set forth in this clause (g) shall not apply;

        (h)   the taking or not taking of any action at the request of or with the express consent of Parent or Merger Sub or as expressly required by this Agreement (including any actual or potential loss or impairment after the date hereof of any Contract or business relationship as a result of any of the foregoing);

        (i)    any event, condition, or circumstance that is disclosed on Schedule A of the Company Disclosure Letter;

        (j)    the threat, occurrence, escalation, outbreak or worsening of any force majeure event, acts of God, acts of war, police or military action, armed hostilities, sabotage or terrorism; and

        (k)   the occurrence of any natural disaster.

        "Consent" means any consent, approval, order or authorization of, or registration, declaration or filing.

        "Contract" means any contract, agreement, arrangement, instrument, commitment, loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, or obligation.

        "Environmental Laws" means any applicable federal, state or local law or other legal requirement pertaining to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any law or legal requirement relating to Hazardous Substances.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Hazardous Substances" means any pollutant, contaminant, hazardous substance, hazardous waste or petroleum products, and any other chemical waste, substance or material listed in or regulated or identified in any Environmental Law.

        "Independent Contractor" means any Person who has performed services for the Company or any of its Subsidiaries as an Independent Contractor or consultant and who has received (or will receive for 2013) a Form 1099-MISC from the Company or any of its Subsidiaries reporting any compensation received by such Person in exchange for the services performed by such Person for the Company or any of its Subsidiaries.

        "Intervening Event" means an event, fact, development or occurrence with respect to the Company or any of its Subsidiaries occurring or arising after the date hereof that (i) was not known by or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) as of the date hereof to the Company Board and (ii) does not relate to (A) any Takeover Proposal, (B) any events, changes or circumstances relating to Parent, Merger Sub or any of their Affiliates, (C) the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from any Governmental Authority in connection with this Agreement and the consummation of the Merger and the Transactions, (D) the fact, in and of itself, that the Company meets or exceeds any internal or analysts' expectations or projections for the results of operations for any period ending on or after the date hereof (provided that the exception in this clause (D) shall not prevent or otherwise affect any such event, fact, development or occurrence underlying the Company meeting or exceeding such metrics from being taken into account in determining whether an Intervening Event has occurred) and (E) any changes after the date hereof in the market price or trading volume of the Shares (provided that the exception in this clause (E) shall not prevent or otherwise affect any such event, fact, development or occurrence underlying such change in market price or trading value from being taken into account in determining whether an Intervening Event has occurred).

        "IRS" means the United States Internal Revenue Service.

        "Knowledge" and similar phrases mean the actual knowledge, after reasonable inquiry, of each of (a) in the case of the Company, its Chief Executive Officer, its Chief Financial Officer, its Chief Operating Officer and its Executive Vice President, Human Resources; and (b) in the case of Parent or Merger Sub, their executive officers.

        "Lien" means any mortgage, deed of trust, hypothecation, pledge, lien (statutory or otherwise), lease, sublease, license, claim, security interest, charge or encumbrance or transfer restriction of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and, with respect to capital stock, any option or other right to purchase or any restriction on voting or other rights, in each case other than (i) any Lien for Taxes which are not yet due or which are being contested in good faith; (ii) Liens securing indebtedness or liabilities that are reflected in the Company Disclosure Letter or the Company SEC Reports; (iii) such non-monetary Liens or other imperfections of title, if any, that are not materially adverse to the Company and its Subsidiaries, including (A) easements whether or not shown by the public records, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (B) any supplemental Taxes or assessments not shown by the public records and (C) title to any portion of the premises lying within the right of way or boundary of any public road or private road; (iv) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations; (v) Liens disclosed on existing title reports or existing surveys which have (together with all title exception documents) been delivered to Parent; (vi) mechanics', carriers', workmen's, repairmen's and similar Liens incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith and for which adequate accruals or reserves have been established, in each case, to the extent required by GAAP; (vii) in the case of leased real property, any Lien to which the fee or any other interest in the leased premises is subject; and (viii) other Liens that would not reasonably be expected to significantly impair the marketability, value or use of the assets subject to such Liens.

        "Material Supplier" means any of, or any Subsidiaries of or successors to, any of the Persons set forth in Section 2.18(a)(vii) of the Company Disclosure Letter.

        "NASDAQ" means the NASDAQ Global Market (a listing tier of the registered national securities exchange operated by The NASDAQ Stock Market LLC).

        "Option" means any option granted to a current or former employee, director or Independent Contractor of the Company or any predecessor thereof to purchase Shares pursuant to any of the Stock Plans.

        "Option Consideration" means, with respect to any Share issuable under a particular Option, whether vested or unvested, an amount (not less than zero) equal to (a) the Merger Consideration, without interest; less (b) the exercise price payable in respect of each Share issuable under such Option.

        "Ordinary Course of Business" means the ordinary course of business of the Company and its Subsidiaries, consistent with past practice or a reasonable extension thereof taking into account the facts and circumstances in existence from time to time.

        "Parent Material Adverse Effect" means any effect, change, event, condition, occurrence, development or state of facts or circumstances that, individually or in the aggregate, has or would reasonably be expected to prevent, or materially impair or delay, the ability of either Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger or the other Transactions.

        "Performance Stock Unit" means any award of a right (other than awards of Options) entitling the holder thereof to Shares or cash equal to or based on the value of Shares that has been issued pursuant to any of the Stock Plans subject to performance-based vesting conditions.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

        "Pre-Closing Period" means the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms.

        "Pro Forma 8-K" means a Current Report on Form 8-K to be filed by Parent at or prior to Closing, which 8-K will include pro forma financial statements prepared by Parent with respect to the Transactions (including as contemplated by Article 11 of Regulation S-X) and historical financial statements of the Company as contemplated by Rule 3-05 of Regulation S-X (including financial statements for the period as of and ending September 30, 2016).

        "Restricted Stock" means any Share that has been issued as a restricted stock award pursuant to any of the Stock Plans.

        "Restricted Stock Unit" means any award of a right (other than awards of Options or Performance Stock Units) entitling the holder thereof to Shares or cash equal to or based on the value of Shares that has been issued pursuant to any of the Stock Plans.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Specified Securities" means any (a) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof; (b) commercial paper with a rating of at least A-1 by Standard & Poor's, or P-2 by Moody's Investors Service, Inc., that is scheduled to mature not more than ninety days after the date of issue and that is issued by a corporation organized under the Laws of the United States or any state thereof; (c) deposits (including time deposits and certificates of deposit that are scheduled to mature not more than ninety days after the date of issue) with or issued by a bank or trust company organized under the Laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000; or (d) money market funds that invest only in securities described in clauses (a) through (c) above.

        "Stock Plans" means any plan or agreement under which any outstanding restricted Share, option to purchase Shares, or any other award of a right entitling the holder thereof to Shares or cash equal to or based on the value of Shares has been issued or granted to a current or former employee, director or Independent Contractor of the Company or any predecessor thereof, including the Company's 2000 Director Stock Option Plan, 2009 Incentive Compensation Plan, 2011 Incentive Compensation Plan and Deferred Stock Unit Master Agreements.

        "Subsidiary" means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity; or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

        "Superior Proposal" means an unsolicited, bona fide written Takeover Proposal (provided, that for purposes of this definition, references to 20% in the definition of "Takeover Proposal" shall be deemed to be references to 50%) made by a third party that the Company Board determines in good faith, after consultation with outside legal counsel and the Company Financial Advisor (x) is reasonably capable of being consummated in accordance with its terms and (y) if consummated, would be more favorable to the shareholders of the Company from a financial point of view than the Merger, in each case taking into account all relevant legal, regulatory, financing (including certainty of financing) and other factors (after giving effect to all adjustments to the terms of the Merger offered by Parent (including pursuant to Section 5.7(d)(ii)).

        "Takeover Proposal" means any indication of interest, offer or proposal (other than an indication of interest, offer or proposal made or submitted by Parent or one or more of its Affiliates) contemplating or otherwise relating to any transaction or series of transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction involving the Company or any of its Subsidiaries and (i) in which a Person or "group" (as defined in the Exchange Act) of Persons directly or indirectly would acquire or own beneficial or record ownership of securities representing more than 20% of the outstanding securities or voting power of any class of voting securities of the Company or any surviving entity or the resulting direct or indirect parent of the Company or such surviving entity or (ii) in which the Company would issue securities representing more than 20% of the outstanding securities of any class of voting securities of the Company; (b) any sale, lease, exchange, transfer, extraordinary dividend, license, acquisition or disposition of any business or businesses or assets of the Company or any of its Subsidiaries in each case that would constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries; or (c) any liquidation or dissolution of the Company.

        "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments in the nature of a tax including income, franchise, profits, corporation, capital gains, capital stock, estimated, production, environmental, goods and services, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, unemployment, severance, occupation, import, custom, stamp, capital, alternative, add-on minimum or other governmental taxes, imposed by any Tax Authority, including any interest, penalties, fines or additions to tax applicable or related thereto.

        "Tax Authority" means any Governmental Authority or subdivision or agency thereof exercising any authority to impose, regulate or administer the imposition of Taxes.

        "Tax Return" means any return, election, report, claim for refund, declaration, statement, certificate, bill, schedule or other document, together with all amendments, attachments and supplements thereto, required to be filed with any Tax Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        "Tax Sharing Agreements" means all existing agreements or arrangements (whether or not written) binding the Company that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

        "Transactions" means the Merger, the Voting Agreement and the other transactions contemplated by this Agreement.

        The following terms have the meanings set forth in the sections of this Agreement indicated below:

2016 Annual Report	Section 6.2(g)
Acceptable Confidentiality Agreement	Section 5.7(b)
Agreement	Preamble
Anti-Bribery Laws	Section 2.14(a)
Antitrust Laws	Section 5.4(b)
Articles of Merger	Section 1.2(b)
Bankruptcy and Equity Exception	Section 2.3(a)
Board Actions	Section 2.3(e)
Board of Directors	Recitals
Board Recommendation	Section 2.3(e)
Book-Entry Shares	Section 1.7(b)
Certificate	Section 1.7(b)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Company	Preamble
Company 401(k) Plan	Section 5.2(d)
Company Adverse Change Recommendation	Section 5.7(d)(i)
Company Board	Recitals
Company Charter Documents	Section 2.1(b)
Company Common Stock	Recitals
Company Disclosure Documents	Section 2.8
Company Disclosure Letter	Article 2
Company Financial Advisor	Section 2.9
Company Financial Statements	Section 2.5(b)
Company Intellectual Property	Section 2.15(a)
Company Leases	Section 2.19(c)
Company Material Contract	Section 2.18(a)
Company Registered Intellectual Property	Section 2.15(b)
Company SEC Reports	Section 2.5(a)
Company Securities	Section 2.2(d)
Company Shareholders Meeting	Section 5.1(a)
Confidentiality Agreement	Section 5.6(b)
Constituent Corporations	Section 1.1
Continuing Employees	Section 5.2(a)
Credit Agreement	Section 5.13
D&O Insurance	Section 5.8(b)
Dissenters' Rights	Section 1.6(a)
Dissenting Shares	Section 1.6(a)
Effective Time	Section 1.2(b)
Employee Benefit Plan	Section 2.10(a)
ERISA Affiliate	Section 2.10(f)
ERISA Plan	Section 2.10(a)
Exchange Fund	Section 1.7(a)
Existing Indemnification Rights	Section 5.8(a)
GAAP	Section 2.5(b)
Governmental Authority	Section 2.3(c)

Group Securities	Section 2.4
HSR Act	Section 2.3(c)
Indemnified Party	Section 5.8(a)
In-licensed Intellectual Property	Section 2.15(c)
Intellectual Property	Section 2.15(a)
IT Assets	Section 2.16(b)
Judgment	Section 2.3(b)
Law	Section 2.3(b)
Leased Real Property	Section 2.19(c)
Management Accounts	Section 2.5(g)
Maximum Amount	Section 5.8(b)
MBCA	Recitals
Merger	Recitals
Merger Consideration	Section 1.5(a)(i)
Merger Sub	Preamble
New Plans	Section 5.2(c)
Other Antitrust Laws	Section 5.4(b)
Outside Date	Section 7.1(b)(i)
Parent	Preamble
Paying Agent	Section 1.7(a)
Plan of Merger	Preamble
Proxy Statement	Section 2.3(c)
Representatives	Section 5.7(a)
Required Company Shareholder Vote	Section 2.3(a)
Sarbanes-Oxley Act	Section 2.5(d)
Share or Shares	Recitals
Significant Customers	Section 2.22
Special Committee	Section 2.3(d)
Surviving Corporation	Section 1.1
Termination Fee	Section 7.3(b)
Transaction Litigation	Section 5.12
Voting Agreement	Recitals

Exhibit B

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
DATALINK CORPORATION

        1.    Name.    The name of the corporation is Datalink Corporation.

        2.    Registered Office and Registered Agent.    The address of the registered office of the corporation in Minnesota is 100 South 5th Street, Suite 1075, Minneapolis, Minnesota 55402. The registered agent of the corporation at such address is CT Corporation System Inc.

        3.    Authorized Shares.    The aggregate number of shares that the corporation is authorized to issue is 1,000 shares, par value $0.001 per share, all of which shares are designated as common shares.

        4.    No Cumulative Voting.    There shall be no cumulative voting by the shareholders of the corporation.

        5.    No Preemptive Rights.    The shareholders of the corporation shall not have any preemptive rights arising under the Minnesota Business Corporation Act. This provision is not applicable to rights arising in connection with a designation of rights and preferences of a series of preferred stock or arising under contract.

        6.    Limitation of Directors' Liability.    To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment, modification nor repeal of this Article nor the adoption of any provision in these articles of incorporation inconsistent with this Article shall adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

        7.    Written Action by Directors.    An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or consented to by authenticated electronic communication, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present. A written action may be signed in separate counterparts.

        8.    Written Action by Shareholders.    At any time that the corporation is not a "publicly held corporation" (as defined by Minnesota Statutes Section 302A.011, Subd. 40), an action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by shareholders having voting power equal to the voting power that would be required to take the same action at a meeting of the shareholders at which all shareholders were present, but in no event may written action be taken by holders of less than a majority of the voting power of all shares entitled to vote on that action.

        9.    No Dissenters' Rights for Articles Amendments.    To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a shareholder of the corporation shall not be entitled to dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, an amendment of the articles of incorporation.

        10.    Control Share Acquisitions.    Minnesota Statutes Section 302A.449, Subd. 7, and 302A.671 (all as may be amended from time to time) concerning Control Share Acquisitions shall not apply to this corporation.

Exhibit C

VOTING AGREEMENT

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of November 6, 2016 (this "Agreement"), by and among Insight Enterprises, Inc., a Delaware corporation ("Parent"), Datalink Corporation, a Minnesota corporation (the "Company"), and the undersigned holders (the "Shareholders" and each, a "Shareholder") of capital stock of the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Parent, Reef Acquisition Co., a Minnesota corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the "Merger"), and each outstanding Share will be converted into the right to receive the Merger Consideration; and

        WHEREAS, as a material condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Shareholders agree, and the Shareholders, in order to induce Parent and Merger Sub to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Parent and Merger Sub in connection therewith, have agreed, to enter into this Agreement and abide by the covenants and obligations as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

General

        1.1.    Defined Terms.     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

        "Beneficial Owner" means, with respect to any securities, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial owner" as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The terms "Beneficial Ownership," "Beneficially Own" and "Beneficially Owned" shall have a correlative meaning.

        "Covered Securities" means, with respect to each Shareholder, such Shareholder's Existing Shares, together with any Shares or other voting capital stock of the Company of which such Shareholder has or acquires Beneficial Ownership on or after the date hereof; provided that for purposes of this definition of "Covered Securities," a Person shall be deemed to be the Beneficial Owner of any Shares which such Person has the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such Shares is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

        "Covered Shares" means, with respect to each Shareholder, such Shareholder's Existing Shares, together with any Shares or other voting capital stock of the Company of which such Shareholder has or acquires Beneficial Ownership (determined without the application of Rule 13d-3(d)(1)) on or after the date hereof.

        "Existing Shares" means, with respect to each Shareholder, the number of Shares Beneficially Owned (determined without the application of Rule 13d-3(d)(1)) and/or owned of record by such Shareholder, as set forth opposite such Shareholder's name in Schedule I hereto.

        "Transfer" means, directly or indirectly, to sell, transfer, assign, deposit, pledge, encumber (including creating or incurring any lien upon), hypothecate or similarly dispose of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer), or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership or any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, deposit, pledge, encumbrance (including the creation or incurment of any lien upon), hypothecation or similar disposition of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer).

ARTICLE II

Voting

        2.1.    Agreement to Vote.     Subject to the terms of this Agreement, each Shareholder hereby covenants and agrees, severally and not jointly, that during the term of this Agreement, at the Company Shareholders Meeting and at any other meeting of the holders of Shares, however called, including any adjournment or postponement thereof, and in connection with any written consent of the holders of Shares, or in any other circumstance upon which a vote, consent or other approval of the holders of Shares is sought, such Shareholder shall, in each case, to the fullest extent that such matters are submitted for the vote, written consent or approval of such Shareholder and that the Covered Shares are entitled to vote thereon or consent thereto:

          (a)   appear at any such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (A) in favor of the approval of the Merger Agreement and any related proposal in furtherance thereof and/or in furtherance of effecting the Merger and the other Transactions; (B) against any action or agreement submitted for the vote or written consent of the holders of Shares that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or that is otherwise in opposition to the Merger or any of the other Transactions; (C) against any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer of all or substantially all of the assets or securities of the Company and any of its subsidiaries (other than pursuant to the Merger) or any other Takeover Proposal; and (D) against any other action, agreement or transaction submitted for the vote or written consent of the holders of Shares that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Merger and the other Transactions;

  provided, that the foregoing covenants shall apply solely with respect to actions taken with respect to the Covered Shares.

  Any such vote shall be cast (or consent shall be given) by such Shareholder in accordance with such procedures relating thereto as will ensure that he or she is duly counted, including for purposes of determining whether a quorum is present. Neither this Section 2.1(b) nor anything else in this Agreement shall require such Shareholder to exercise any warrants or options (if any) to acquire Shares or other capital stock of the Company. Such Shareholder shall provide Parent with at least five Business Days' prior written notice prior to signing any action proposed to be taken by written consent with respect to any Covered Shares. The obligations of such Shareholder under this Agreement, including this Article II, shall apply whether or not a Company Adverse Change Recommendation has occurred.

          (c)   Solely in the event of a failure by such Shareholder to act in accordance with such Shareholder's obligations as to voting pursuant to Sections 2.1(a) and 2.1(b), such Shareholder hereby irrevocably grants to and appoints Parent (and any designee thereof) as such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to represent, vote and otherwise act (by voting at any meeting of shareholders of the company or otherwise) with respect to such Shareholder's Covered Shares solely as and to the extent set forth in this Section 2.1 until the termination of this Agreement in accordance with Section 5.1, to the same extent and with the same effect as such Shareholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to this Section 2.1(c) is coupled with an interest and shall be irrevocable. Such Shareholder will take such further action and will execute such other instruments as may be necessary to effectuate the grant of this proxy. Notwithstanding the foregoing, this proxy shall terminate upon termination of this agreement in accordance with Section 5.1.

        2.2.    Cap.     For the avoidance of doubt, in no event shall the aggregate amount of Covered Shares subject to this Agreement exceed 19.9% of the issued and outstanding Shares (as such percentage is calculated pursuant to Section 302A.011, Subd. 41 of the MBCA), and this Section 2.2 shall be deemed to release from the obligations under this Agreement such number of Covered Shares as may be necessary to cause such aggregate amount to not exceed such percentage.

        2.3.    No Inconsistent Agreements.     Other than this Agreement, each Shareholder confirms and agrees, severally and not jointly, that such Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement is in effect, any voting arrangement, whether by proxy, consent, power of attorney, voting agreement, voting trust or otherwise, with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement is in effect, a proxy, consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not take any action that would have the effect of making any representation and warranty of such Shareholder contained herein untrue or incorrect or preventing or disabling such Shareholder from performing any of his or her obligations under this Agreement.

ARTICLE III

Representations and Warranties

        3.1.    Representations and Warranties of the Shareholders.     Each Shareholder hereby represents and warrants, severally and not jointly, to Parent as follows:

          (a)    Due Authority; Validity of Agreement.    Such Shareholder has all requisite legal right, power, authority and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against him or her in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)    Ownership.    (i) Such Shareholder is, and at all times through the Effective Time will be, the Beneficial Owner of, and has, and (except with respect to any Existing Shares transferred in accordance with Section 4.1) at all times through the Effective Time will have, good, valid and marketable title to, such Shareholder's Existing Shares, (ii) the Shareholder has, and (except with respect to any Existing Shares transferred in accordance with Section 4.1) at all times through the Effective Time will have, sole voting power, and sole power of disposition (subject, in the case of Restricted Stock, to the restrictions applicable thereto), with respect to all of the Existing Shares, (iii) the Existing Shares are all of the Shares owned, either of record or beneficially, by the Shareholder as of the date hereof, (iv) the Existing Shares are, and (except with respect to any Existing Shares transferred in accordance with Section 4.1) at all times through the Effective Time will be, free and clear of all Liens, other than liens arising under the securities Laws, any Liens created by this Agreement and the restrictions imposed by the applicable grant agreement and plan relating to any Shares that are unvested awards of "restricted shares," (v) the Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Existing Shares, and (vi) the Shareholder has, and (except with respect to any Existing Shares transferred in accordance with Section 4.1) at all times through the Effective Time will have, the sole right and power to agree to all of the matters set forth in this Agreement. Schedule I sets forth the number of Shares Beneficially Owned by such Shareholder as of the date hereof.

          (c)    No Violation.    The execution, delivery and performance of this Agreement by such Shareholder do not and will not (whether with or without notice or lapse of time, or both) (i) breach, violate, result in the loss of any benefit under, constitute a default under, result in the termination of or a right of termination or cancellation under, or result in the creation, acceleration or change of any rights or obligations of any party or the creation of any lien upon any of the Covered Shares under, any Contract that is binding on such Shareholder or any of his or her properties or assets, or (ii) violate any Laws applicable to such Shareholder or by which any of such Shareholder's assets or properties is bound, except for any of the foregoing as would not, individually or in the aggregate, impair the ability of such Shareholder to consummate the transactions contemplated hereby.

          (d)    Consents and Approvals.    Other than filings, permits, authorizations, consents and approvals as may be required under securities Laws, the execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of his or her obligations under this Agreement will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing or registration with or declaration or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings, registrations, declarations or notifications, would not, individually or in the aggregate, materially impair the ability of such Shareholder to consummate the transactions contemplated hereby.

          (e)    Absence of Litigation.    As of the date hereof, there is no legal proceeding or Judgment in effect, pending or, to such Shareholder's knowledge, threatened against such Shareholder before or by any Governmental Authority that would, individually or in the aggregate, impair the ability of such Shareholder to consummate the transactions contemplated hereby.

          (f)    Reliance by Parent and Merger Sub.    Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement and the representations and warranties, covenants and other agreements of such Shareholder contained herein.

        3.2.    Representations and Warranties of Parent.     Parent hereby represents and warrants to the Shareholders as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by Parent and no other corporate action on the part of Parent is necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)    No Violation.    The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby do not and will not (whether with or without notice or lapse of time, or both) (i) breach or violate any provision of the certificate of incorporation or bylaws of Parent, (ii) breach, violate, result in the loss of any benefit under, constitute a default under, result in the termination of or a right of termination or cancellation under, or result in the creation, acceleration or change of any rights or obligations of any party or the creation of any lien upon any of the properties or assets of Parent under, any Contract that is binding on Parent or (iii) violate any Law applicable to Parent or by which any of Parent's assets or properties is bound, except in each case as would not, individually or in the aggregate, impair the ability of Parent to consummate the transactions contemplated hereby.

ARTICLE IV

Other Covenants

        4.1.    Prohibition on Transfers, Other Actions.     Each Shareholder hereby covenants and agrees, severally and not jointly, not to (i) Transfer any of such Shareholder's Covered Securities, Beneficial Ownership thereof or any other interest specifically therein (including by tendering into any tender or exchange offer by any Person other than Parent or any of its subsidiaries); (ii) enter into any agreement, arrangement or understanding with any Person (other than Parent or Merger Sub), or take any other action that would prevent or disable such Shareholder from performing his or her obligations under this Agreement; or (iii) take any action that would result in such Shareholder not having the legal power, authority or right to comply with and perform his or her covenants under this Agreement; provided, that this Section 4.1 shall not prohibit the Transfer of any of the Covered Securities by such Shareholder (A) upon the death of such Shareholder, (B) to any member of such Shareholder's immediate family, (C) as a result of the forfeiture to the Company or cancellation of any equity award pursuant to the terms thereof, or (D) the sale of Shares issued pursuant to an equity award upon vesting, settlement or exercise of such equity award solely to cover the exercise price thereof or to satisfy tax obligations resulting from such vesting, settlement or exercise; provided, however, that any Transfer referred to in the foregoing clause (A) or (B) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement. Any purported Transfer of the Covered Securities in violation of this Section 4.1 shall be null and void ab initio. Promptly following the date hereof, (i) each Shareholder and Parent shall deliver joint written instructions to the Company and the Company's transfer agent stating that while this Agreement is in effect, the Existing Shares cannot be Transferred in any manner without the prior written consent of Parent and (ii) the Company shall (or shall cause the Company's transfer agent to) comply with the requirements of Sections 302A.417,

302A.429 and 302A.455 of the MBCA. If any Covered Securities are acquired after the date hereof by any of the Shareholders, the foregoing instructions shall be delivered with respect to such newly acquired Covered Securities promptly following the acquisition of such Covered Securities.

        4.2.    No Solicitation.     Each Shareholder, solely in such Shareholder's capacity as a shareholder of the Company, agrees not to, directly or indirectly, take any action that would violate Section 5.7 of the Merger Agreement if such Shareholder were deemed a "Representative" of the Company for purposes of such Section 5.7 of the Merger Agreement; provided, the foregoing shall not serve to limit or restrict any actions taken by a Shareholder in any capacity other than as shareholder of the Company or to the extent such actions are permitted or required under such Section 5.7 of the Merger Agreement.

        4.3.    Notice of Acquisitions.     Each Shareholder hereby agrees, severally and not jointly, to notify Parent in writing as promptly as practicable (and in any event within two business days following such acquisition by such Shareholder) of the number of any additional Shares or other securities of the Company of which such Shareholder acquires Beneficial Ownership on or after the date hereof.

        4.4.    Waiver of Appraisal Rights.     Each Shareholder hereby irrevocably and unconditionally waives any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger and the other Transactions that such Shareholder may have by virtue of any Covered Shares owned by such Shareholder, including, under Section 302A.471 or 302A.473 of the MBCA. Each Shareholder agrees that he or she will not in his or her capacity as a Shareholder of the Company bring, commence, institute, maintain, prosecute, join in or voluntarily aid, and shall take all actions necessary to opt out of any class in any class action with respect to, any legal proceeding, which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement, (b) alleges that the execution and delivery of this Agreement by such Shareholder, either alone or together with the other agreements to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof, or (c) makes any other claim against Parent, Merger Sub or their respective Representatives with respect to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Shareholder for any breach of this Agreement or the Merger Agreement by Parent or its Affiliates.

        4.5.    Further Assurances.     From time to time, at Parent's reasonable request and expense, each Shareholder shall execute and deliver such additional documents, transfers, assignments, endorsements, proxies, consents and other instruments and take all such further reasonable action as may be necessary to effectuate the intent of this Agreement.

        4.6.    Company Agreement.     The Company hereby acknowledges the restrictions on Transfers of Covered Securities contained in Section 4.1. The Company agrees (i) not to register the Transfer of any certificated or uncertificated interest representing any Covered Securities without the prior written consent of Parent and (ii) to take all such other actions reasonably necessary in furtherance of such Shareholder's commitments hereunder, including (to the extent reasonably within the Company's power) prohibiting or refusing to give effect to any action in violation hereof.

        4.7.    Public Announcement.     Each Shareholder hereby (a) consents to and authorizes the publication and disclosure by Parent, Merger Sub and the Company (including in any publicly filed documents relating to the Merger and the other Transactions) of: (i) such Shareholder's identity, (ii) such Shareholder's ownership of Shares of the Company or other securities of the Company (including the number of such shares or other securities), (iii) the nature of such Shareholder's commitments, arrangements and understandings under this Agreement, and (iv) any other information that Parent or the Company determines to be necessary in any SEC disclosure document in connection with the Merger and the other Transactions, and (b) agrees as promptly as practicable to notify Parent and the Company of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document.

ARTICLE V

Miscellaneous

        5.1.    Termination.     This Agreement shall remain in effect until the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, at which time this Agreement shall automatically terminate and be of no further force or effect (other than with respect to breaches occurring prior to the termination of the Merger Agreement that caused or contributed in any material respect to the termination of the Merger Agreement).

        5.2.    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and Parent shall have no authority to direct the Shareholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.3.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) when delivered (with confirmation of delivery) if sent, fees prepaid, via a reputable nationwide express courier service; or (iii) on the date of transmission (with confirmation of transmission) if sent by facsimile or electronic mail (or the first Business Day following such transmission if sent either after normal business hours of the recipient or on a date that is not a Business Day), in each case to the intended recipient as set forth below:

if to the Company:
Datalink Corporation 10050 Crosstown Circle, Suite 500 Eden Prairie, Minnesota 55344
Attn.:	Paul F. Lidsky
Telephone:	(952) 944-3462
Facsimile:	(952) 279-5601
Email:	plidsky@datalink.com
with a copy (which will not constitute notice) to:
Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402
Attn.:	Jonathan Zimmerman Jonathan Nygren Brandon Mason
Telephone:	(612) 766-7000
Facsimile:	(612) 766-1600
Email:	jon.zimmerman@faegrebd.com jon.nygren@faegrebd.com brandon.mason@faegrebd.com if to Parent or Merger Sub:
Insight Enterprises, Inc. 6820 South Harl Avenue Tempe, AZ 85283
Attn.:	Samuel C. Cowley
Telephone:	(480) 333-3000
Facsimile:	(480) 760-7892
Email:	Sam.Cowley@insight.com
with a copy (which will not constitute notice) to:
Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attn.:	Stephen M. Kotran Sarah P. Payne
Telephone:	(212) 558-4000
Facsimile:	(212) 291-9086 (650) 461-5747
Email:	KotranS@sullcrom.com PayneSA@sullcrom.com

        Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

        5.4.    Interpretation.     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if". The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any Law shall be deemed to refer to such Law as from time to time amended and also to all rules and regulations promulgated thereunder and interpretations thereof, unless the context requires otherwise. Any reference to any Contract or other document means such Contract or document as from time to time amended, modified or supplemented and includes all exhibits, schedules or other attachments thereto. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        5.5.    Counterparts; Facsimile Transmission of Signatures.     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile, e-mail or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Receipt of a party's executed signature page to this Agreement by facsimile, e-mail or other electronic transmission with permission to release such signature page shall constitute effective execution and delivery of this Agreement by such party. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto, unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

        5.6.    Entire Agreement.     This Agreement (including the Schedule hereto and the documents and instruments referred to herein) contains all of the terms of the understandings of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

        5.7.  Governing Law; Submission to Jurisdiction; Waivers.

          (a)   This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the Laws of the State of Minnesota without giving effect to any choice or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Minnesota.

          (b)   The parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in Hennepin County, Minnesota, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any such court with respect to any dispute arising out of, relating to or in connection with this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement, in any court other than any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any state or federal court located in Hennepin County, Minnesota, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company, Parent and each Shareholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.3 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement.

          (c)   Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action or liability directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto hereby (i) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such action or liability, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this agreement and the transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 5.7(c).

        5.8.    Amendment; Waiver; Expenses.

          (a)   This Agreement may not be amended, except by an instrument in writing signed by each of the parties hereto. Each party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

          (b)   All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

        5.9.    Enforcement; Specific Performance.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.

        5.10.    Severability.     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        5.11.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.

        5.12.    Shareholder Capacity.     Each Shareholder is entering into this Agreement solely in his or her capacity as the Beneficial Owner of Shares, and not such Shareholder's capacity as a director or, if applicable, officer of the Company or any of its subsidiaries. Accordingly, notwithstanding anything to the contrary contained in this Agreement, nothing herein shall in any way (a) restrict or limit such Shareholder from taking (or omitting to take) any action in his or her capacity as a director or officer of the Company taken in order to fulfill his or her fiduciary obligations under applicable Law or (b) restrict or limit (or require such Shareholder to attempt to restrict or limit) such Shareholder from acting in such capacity or voting in such capacity in the good faith exercise of his or her fiduciary duties under applicable Law. Notwithstanding the foregoing, the parties hereto acknowledge that the directors and officers of the Company are restricted in the manner set forth in the Merger Agreement.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

INSIGHT ENTERPRISES, INC.
By:	/s/ KENNETH T. LAMNECK
	Name:	Kenneth T. Lamneck
	Title:	President and Chief Executive Officer

Signature Page

DATALINK CORPORATION
By:	/s/ GREGORY T. BARNUM
	Name:	Gregory T. Barnum
	Title:	Chief Financial Officer

THE SEVERAL SHAREHOLDERS
/s/ BRENT G. BLACKEY Brent G. Blackey
/s/ PAUL F. LIDSKY Paul F. Lidsky
/s/ GREG R. MELAND Greg R. Meland
/s/ J. PATRICK O'HALLORAN J. Patrick O'Halloran
/s/ JAMES E. OUSLEY James E. Ousley
/s/ MERCEDES A. WALTON Mercedes A. Walton
/s/ JAMES L. ZUCCO, JR. James L. Zucco, Jr.

Signature Page

Schedule I

Existing Shares Beneficially Owned by Shareholders

        Each of the Shareholders set forth below Beneficially Owns or owns of record the following Shares as of the date first written above:

Shareholder	# Shares
Brent G. Blackey	54,255
Paul F. Lidsky	136,601
Greg R. Meland	1,229,057
J. Patrick O'Halloran	42,131
James E. Ousley	68,800
Mercedes A. Walton	18,789
James L. Zucco, Jr.	14,631

Annex B

VOTING AGREEMENT

Annex B

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of November 6, 2016 (this "Agreement"), by and among Insight Enterprises, Inc., a Delaware corporation ("Parent"), Datalink Corporation, a Minnesota corporation (the "Company"), and the undersigned holders (the "Shareholders" and each, a "Shareholder") of capital stock of the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Parent, Reef Acquisition Co., a Minnesota corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the "Merger"), and each outstanding Share will be converted into the right to receive the Merger Consideration; and

        WHEREAS, as a material condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Shareholders agree, and the Shareholders, in order to induce Parent and Merger Sub to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Parent and Merger Sub in connection therewith, have agreed, to enter into this Agreement and abide by the covenants and obligations as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

General

        1.1.    Defined Terms.     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

        "Beneficial Owner" means, with respect to any securities, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial owner" as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The terms "Beneficial Ownership," "Beneficially Own" and "Beneficially Owned" shall have a correlative meaning.

        "Covered Securities" means, with respect to each Shareholder, such Shareholder's Existing Shares, together with any Shares or other voting capital stock of the Company of which such Shareholder has or acquires Beneficial Ownership on or after the date hereof; provided that for purposes of this definition of "Covered Securities," a Person shall be deemed to be the Beneficial Owner of any Shares which such Person has the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such Shares is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

        "Covered Shares" means, with respect to each Shareholder, such Shareholder's Existing Shares, together with any Shares or other voting capital stock of the Company of which such Shareholder has or acquires Beneficial Ownership (determined without the application of Rule 13d-3(d)(1)) on or after the date hereof.

        "Existing Shares" means, with respect to each Shareholder, the number of Shares Beneficially Owned (determined without the application of Rule 13d-3(d)(1)) and/or owned of record by such Shareholder, as set forth opposite such Shareholder's name in Schedule I hereto.

        "Transfer" means, directly or indirectly, to sell, transfer, assign, deposit, pledge, encumber (including creating or incurring any lien upon), hypothecate or similarly dispose of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer), or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership or any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, deposit, pledge, encumbrance (including the creation or incurment of any lien upon), hypothecation or similar disposition of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer).

ARTICLE II

Voting

        2.1.    Agreement to Vote.     Subject to the terms of this Agreement, each Shareholder hereby covenants and agrees, severally and not jointly, that during the term of this Agreement, at the Company Shareholders Meeting and at any other meeting of the holders of Shares, however called, including any adjournment or postponement thereof, and in connection with any written consent of the holders of Shares, or in any other circumstance upon which a vote, consent or other approval of the holders of Shares is sought, such Shareholder shall, in each case, to the fullest extent that such matters are submitted for the vote, written consent or approval of such Shareholder and that the Covered Shares are entitled to vote thereon or consent thereto:

          (a)   appear at any such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (A) in favor of the approval of the Merger Agreement and any related proposal in furtherance thereof and/or in furtherance of effecting the Merger and the other Transactions; (B) against any action or agreement submitted for the vote or written consent of the holders of Shares that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or that is otherwise in opposition to the Merger or any of the other Transactions; (C) against any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer of all or substantially all of the assets or securities of the Company and any of its subsidiaries (other than pursuant to the Merger) or any other Takeover Proposal; and (D) against any other action, agreement or transaction submitted for the vote or written consent of the holders of Shares that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Merger and the other Transactions;

  provided, that the foregoing covenants shall apply solely with respect to actions taken with respect to the Covered Shares.

  Any such vote shall be cast (or consent shall be given) by such Shareholder in accordance with such procedures relating thereto as will ensure that he or she is duly counted, including for purposes of determining whether a quorum is present. Neither this Section 2.1(b) nor anything else in this Agreement shall require such Shareholder to exercise any warrants or options (if any) to acquire Shares or other capital stock of the Company. Such Shareholder shall provide Parent with at least five Business Days' prior written notice prior to signing any action proposed to be taken by written consent with respect to any Covered Shares. The obligations of such Shareholder under this Agreement, including this Article II, shall apply whether or not a Company Adverse Change Recommendation has occurred.

          (c)   Solely in the event of a failure by such Shareholder to act in accordance with such Shareholder's obligations as to voting pursuant to Sections 2.1(a) and 2.1(b), such Shareholder hereby irrevocably grants to and appoints Parent (and any designee thereof) as such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to represent, vote and otherwise act (by voting at any meeting of shareholders of the company or otherwise) with respect to such Shareholder's Covered Shares solely as and to the extent set forth in this Section 2.1 until the termination of this Agreement in accordance with Section 5.1, to the same extent and with the same effect as such Shareholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to this Section 2.1(c) is coupled with an interest and shall be irrevocable. Such Shareholder will take such further action and will execute such other instruments as may be necessary to effectuate the grant of this proxy. Notwithstanding the foregoing, this proxy shall terminate upon termination of this agreement in accordance with Section 5.1.

        2.2.    Cap.     For the avoidance of doubt, in no event shall the aggregate amount of Covered Shares subject to this Agreement exceed 19.9% of the issued and outstanding Shares (as such percentage is calculated pursuant to Section 302A.011, Subd. 41 of the MBCA), and this Section 2.2 shall be deemed to release from the obligations under this Agreement such number of Covered Shares as may be necessary to cause such aggregate amount to not exceed such percentage.

        2.3.    No Inconsistent Agreements.     Other than this Agreement, each Shareholder confirms and agrees, severally and not jointly, that such Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement is in effect, any voting arrangement, whether by proxy, consent, power of attorney, voting agreement, voting trust or otherwise, with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement is in effect, a proxy, consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not take any action that would have the effect of making any representation and warranty of such Shareholder contained herein untrue or incorrect or preventing or disabling such Shareholder from performing any of his or her obligations under this Agreement.

ARTICLE III

Representations and Warranties

        3.1.    Representations and Warranties of the Shareholders.     Each Shareholder hereby represents and warrants, severally and not jointly, to Parent as follows:

          (a)    Due Authority; Validity of Agreement.    Such Shareholder has all requisite legal right, power, authority and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against him or her in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)    Ownership.    (i) Such Shareholder is, and at all times through the Effective Time will be, the Beneficial Owner of, and has, and (except with respect to any Existing Shares transferred in accordance with Section 4.1) at all times through the Effective Time will have, good, valid and marketable title to, such Shareholder's Existing Shares, (ii) the Shareholder has, and (except with respect to any Existing Shares transferred in accordance with Section 4.1) at all times through the Effective Time will have, sole voting power, and sole power of disposition (subject, in the case of Restricted Stock, to the restrictions applicable thereto), with respect to all of the Existing Shares, (iii) the Existing Shares are all of the Shares owned, either of record or beneficially, by the Shareholder as of the date hereof, (iv) the Existing Shares are, and (except with respect to any Existing Shares transferred in accordance with Section 4.1) at all times through the Effective Time will be, free and clear of all Liens, other than liens arising under the securities Laws, any Liens created by this Agreement and the restrictions imposed by the applicable grant agreement and plan relating to any Shares that are unvested awards of "restricted shares," (v) the Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Existing Shares, and (vi) the Shareholder has, and (except with respect to any Existing Shares transferred in accordance with Section 4.1) at all times through the Effective Time will have, the sole right and power to agree to all of the matters set forth in this Agreement. Schedule I sets forth the number of Shares Beneficially Owned by such Shareholder as of the date hereof.

          (c)    No Violation.    The execution, delivery and performance of this Agreement by such Shareholder do not and will not (whether with or without notice or lapse of time, or both) (i) breach, violate, result in the loss of any benefit under, constitute a default under, result in the termination of or a right of termination or cancellation under, or result in the creation, acceleration or change of any rights or obligations of any party or the creation of any lien upon any of the Covered Shares under, any Contract that is binding on such Shareholder or any of his or her properties or assets, or (ii) violate any Laws applicable to such Shareholder or by which any of such Shareholder's assets or properties is bound, except for any of the foregoing as would not, individually or in the aggregate, impair the ability of such Shareholder to consummate the transactions contemplated hereby.

          (d)    Consents and Approvals.    Other than filings, permits, authorizations, consents and approvals as may be required under securities Laws, the execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of his or her obligations under this Agreement will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing or registration with or declaration or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings, registrations, declarations or notifications, would not, individually or in the aggregate, materially impair the ability of such Shareholder to consummate the transactions contemplated hereby.

          (e)    Absence of Litigation.    As of the date hereof, there is no legal proceeding or Judgment in effect, pending or, to such Shareholder's knowledge, threatened against such Shareholder before or by any Governmental Authority that would, individually or in the aggregate, impair the ability of such Shareholder to consummate the transactions contemplated hereby.

          (f)    Reliance by Parent and Merger Sub.    Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement and the representations and warranties, covenants and other agreements of such Shareholder contained herein.

        3.2.    Representations and Warranties of Parent.     Parent hereby represents and warrants to the Shareholders as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by Parent and no other corporate action on the part of Parent is necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)    No Violation.    The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby do not and will not (whether with or without notice or lapse of time, or both) (i) breach or violate any provision of the certificate of incorporation or bylaws of Parent, (ii) breach, violate, result in the loss of any benefit under, constitute a default under, result in the termination of or a right of termination or cancellation under, or result in the creation, acceleration or change of any rights or obligations of any party or the creation of any lien upon any of the properties or assets of Parent under, any Contract that is binding on Parent or (iii) violate any Law applicable to Parent or by which any of Parent's assets or properties is bound, except in each case as would not, individually or in the aggregate, impair the ability of Parent to consummate the transactions contemplated hereby.

ARTICLE IV

Other Covenants

        4.1.    Prohibition on Transfers, Other Actions.     Each Shareholder hereby covenants and agrees, severally and not jointly, not to (i) Transfer any of such Shareholder's Covered Securities, Beneficial Ownership thereof or any other interest specifically therein (including by tendering into any tender or exchange offer by any Person other than Parent or any of its subsidiaries); (ii) enter into any agreement, arrangement or understanding with any Person (other than Parent or Merger Sub), or take any other action that would prevent or disable such Shareholder from performing his or her obligations under this Agreement; or (iii) take any action that would result in such Shareholder not having the legal power, authority or right to comply with and perform his or her covenants under this Agreement; provided, that this Section 4.1 shall not prohibit the Transfer of any of the Covered Securities by such Shareholder (A) upon the death of such Shareholder, (B) to any member of such Shareholder's immediate family, (C) as a result of the forfeiture to the Company or cancellation of any equity award pursuant to the terms thereof, or (D) the sale of Shares issued pursuant to an equity award upon vesting, settlement or exercise of such equity award solely to cover the exercise price thereof or to satisfy tax obligations resulting from such vesting, settlement or exercise; provided, however, that any Transfer referred to in the foregoing clause (A) or (B) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement. Any purported Transfer of the Covered Securities in violation of this Section 4.1 shall be null and void ab initio. Promptly following the date hereof, (i) each Shareholder and Parent shall deliver joint written instructions to the Company and the Company's transfer agent stating that while this Agreement is in effect, the Existing Shares cannot be Transferred in any manner without the prior written consent of Parent and (ii) the Company shall (or shall cause the Company's transfer agent to) comply with the requirements of Sections 302A.417,

302A.429 and 302A.455 of the MBCA. If any Covered Securities are acquired after the date hereof by any of the Shareholders, the foregoing instructions shall be delivered with respect to such newly acquired Covered Securities promptly following the acquisition of such Covered Securities.

        4.2.    No Solicitation.     Each Shareholder, solely in such Shareholder's capacity as a shareholder of the Company, agrees not to, directly or indirectly, take any action that would violate Section 5.7 of the Merger Agreement if such Shareholder were deemed a "Representative" of the Company for purposes of such Section 5.7 of the Merger Agreement; provided, the foregoing shall not serve to limit or restrict any actions taken by a Shareholder in any capacity other than as shareholder of the Company or to the extent such actions are permitted or required under such Section 5.7 of the Merger Agreement.

        4.3.    Notice of Acquisitions.     Each Shareholder hereby agrees, severally and not jointly, to notify Parent in writing as promptly as practicable (and in any event within two business days following such acquisition by such Shareholder) of the number of any additional Shares or other securities of the Company of which such Shareholder acquires Beneficial Ownership on or after the date hereof.

        4.4.    Waiver of Appraisal Rights.     Each Shareholder hereby irrevocably and unconditionally waives any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger and the other Transactions that such Shareholder may have by virtue of any Covered Shares owned by such Shareholder, including, under Section 302A.471 or 302A.473 of the MBCA. Each Shareholder agrees that he or she will not in his or her capacity as a Shareholder of the Company bring, commence, institute, maintain, prosecute, join in or voluntarily aid, and shall take all actions necessary to opt out of any class in any class action with respect to, any legal proceeding, which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement, (b) alleges that the execution and delivery of this Agreement by such Shareholder, either alone or together with the other agreements to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof, or (c) makes any other claim against Parent, Merger Sub or their respective Representatives with respect to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Shareholder for any breach of this Agreement or the Merger Agreement by Parent or its Affiliates.

        4.5.    Further Assurances.     From time to time, at Parent's reasonable request and expense, each Shareholder shall execute and deliver such additional documents, transfers, assignments, endorsements, proxies, consents and other instruments and take all such further reasonable action as may be necessary to effectuate the intent of this Agreement.

        4.6.    Company Agreement.     The Company hereby acknowledges the restrictions on Transfers of Covered Securities contained in Section 4.1. The Company agrees (i) not to register the Transfer of any certificated or uncertificated interest representing any Covered Securities without the prior written consent of Parent and (ii) to take all such other actions reasonably necessary in furtherance of such Shareholder's commitments hereunder, including (to the extent reasonably within the Company's power) prohibiting or refusing to give effect to any action in violation hereof.

        4.7.    Public Announcement.     Each Shareholder hereby (a) consents to and authorizes the publication and disclosure by Parent, Merger Sub and the Company (including in any publicly filed documents relating to the Merger and the other Transactions) of: (i) such Shareholder's identity, (ii) such Shareholder's ownership of Shares of the Company or other securities of the Company (including the number of such shares or other securities), (iii) the nature of such Shareholder's commitments, arrangements and understandings under this Agreement, and (iv) any other information that Parent or the Company determines to be necessary in any SEC disclosure document in connection with the Merger and the other Transactions, and (b) agrees as promptly as practicable to notify Parent and the Company of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document.

ARTICLE V

Miscellaneous

        5.1.    Termination.     This Agreement shall remain in effect until the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, at which time this Agreement shall automatically terminate and be of no further force or effect (other than with respect to breaches occurring prior to the termination of the Merger Agreement that caused or contributed in any material respect to the termination of the Merger Agreement).

        5.2.    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and Parent shall have no authority to direct the Shareholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.3.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) when delivered (with confirmation of delivery) if sent, fees prepaid, via a reputable nationwide express courier service; or (iii) on the date of transmission (with confirmation of transmission) if sent by facsimile or electronic mail (or the first Business Day following such transmission if sent either after normal business hours of the recipient or on a date that is not a Business Day), in each case to the intended recipient as set forth below:

if to the Company:
Datalink Corporation 10050 Crosstown Circle, Suite 500 Eden Prairie, Minnesota 55344
Attn.:	Paul F. Lidsky
Telephone:	(952) 944-3462
Facsimile:	(952) 279-5601
Email:	plidsky@datalink.com
with a copy (which will not constitute notice) to:
Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402
Attn.:	Jonathan Zimmerman Jonathan Nygren Brandon Mason
Telephone:	(612) 766-7000
Facsimile:	(612) 766-1600
Email:	jon.zimmerman@faegrebd.com jon.nygren@faegrebd.com brandon.mason@faegrebd.com if to Parent or Merger Sub:
Insight Enterprises, Inc. 6820 South Harl Avenue Tempe, AZ 85283
Attn.:	Samuel C. Cowley
Telephone:	(480) 333-3000
Facsimile:	(480) 760-7892
Email:	Sam.Cowley@insight.com
with a copy (which will not constitute notice) to:
Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attn.:	Stephen M. Kotran Sarah P. Payne
Telephone:	(212) 558-4000
Facsimile:	(212) 291-9086 (650) 461-5747
Email:	KotranS@sullcrom.com PayneSA@sullcrom.com

        Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

        5.4.    Interpretation.     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if". The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any Law shall be deemed to refer to such Law as from time to time amended and also to all rules and regulations promulgated thereunder and interpretations thereof, unless the context requires otherwise. Any reference to any Contract or other document means such Contract or document as from time to time amended, modified or supplemented and includes all exhibits, schedules or other attachments thereto. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        5.5.    Counterparts; Facsimile Transmission of Signatures.     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile, e-mail or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Receipt of a party's executed signature page to this Agreement by facsimile, e-mail or other electronic transmission with permission to release such signature page shall constitute effective execution and delivery of this Agreement by such party. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto, unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

        5.6.    Entire Agreement.     This Agreement (including the Schedule hereto and the documents and instruments referred to herein) contains all of the terms of the understandings of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

        5.7.  Governing Law; Submission to Jurisdiction; Waivers.

          (a)   This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the Laws of the State of Minnesota without giving effect to any choice or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Minnesota.

          (b)   The parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in Hennepin County, Minnesota, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any such court with respect to any dispute arising out of, relating to or in connection with this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement, in any court other than any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any state or federal court located in Hennepin County, Minnesota, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company, Parent and each Shareholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.3 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement.

          (c)   Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action or liability directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto hereby (i) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such action or liability, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this agreement and the transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 5.7(c).

        5.8.    Amendment; Waiver; Expenses.

          (a)   This Agreement may not be amended, except by an instrument in writing signed by each of the parties hereto. Each party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

          (b)   All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

        5.9.    Enforcement; Specific Performance.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.

        5.10.    Severability.     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        5.11.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.

        5.12.    Shareholder Capacity.     Each Shareholder is entering into this Agreement solely in his or her capacity as the Beneficial Owner of Shares, and not such Shareholder's capacity as a director or, if applicable, officer of the Company or any of its subsidiaries. Accordingly, notwithstanding anything to the contrary contained in this Agreement, nothing herein shall in any way (a) restrict or limit such Shareholder from taking (or omitting to take) any action in his or her capacity as a director or officer of the Company taken in order to fulfill his or her fiduciary obligations under applicable Law or (b) restrict or limit (or require such Shareholder to attempt to restrict or limit) such Shareholder from acting in such capacity or voting in such capacity in the good faith exercise of his or her fiduciary duties under applicable Law. Notwithstanding the foregoing, the parties hereto acknowledge that the directors and officers of the Company are restricted in the manner set forth in the Merger Agreement.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

INSIGHT ENTERPRISES, INC.
By:	/s/ KENNETH T. LAMNECK
	Name:	Kenneth T. Lamneck
	Title:	President and Chief Executive Officer

Signature Page

DATALINK CORPORATION
By:	/s/ GREGORY T. BARNUM
	Name:	Gregory T. Barnum
	Title:	Chief Financial Officer

THE SEVERAL SHAREHOLDERS
/s/ BRENT G. BLACKEY Brent G. Blackey
/s/ PAUL F. LIDSKY Paul F. Lidsky
/s/ GREG R. MELAND Greg R. Meland
/s/ J. PATRICK O'HALLORAN J. Patrick O'Halloran
/s/ JAMES E. OUSLEY James E. Ousley
/s/ MERCEDES A. WALTON Mercedes A. Walton
/s/ JAMES L. ZUCCO, JR. James L. Zucco, Jr.

Signature Page

Schedule I

Existing Shares Beneficially Owned by Shareholders

        Each of the Shareholders set forth below Beneficially Owns or owns of record the following Shares as of the date first written above:

Shareholder	# Shares
Brent G. Blackey	54,255
Paul F. Lidsky	136,601
Greg R. Meland	1,229,057
J. Patrick O'Halloran	42,131
James E. Ousley	68,800
Mercedes A. Walton	18,789
James L. Zucco, Jr.	14,631

Annex C

DISSENTERS' RIGHTS UNDER THE MINNESOTA BUSINESS CORPORATION ACT

Annex C

DISSENTERS' RIGHTS UNDER THE MINNESOTA BUSINESS CORPORATION ACT

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

        Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a)   unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

            (1)   alters or abolishes a preferential right of the shares;

            (2)   creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

            (3)   alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

            (4)   excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

            (5)   eliminates the right to obtain payment under this subdivision;

          (b)   a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c)   a plan of merger, whether under this chapter or under chapter 322B or 322C, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

          (d)   a plan of exchange, whether under this chapter or under chapter 322B or 322C, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

          (e)   a plan of conversion is adopted by the corporation and becomes effective;

          (f)    an amendment of the articles in connection with a combination of a class or series under section 302A.402 that reduces the number of shares of the class or series owned by the shareholder to a fraction of a share if the corporation exercises its right to repurchase the fractional share so created under section 302A.423; or

          (g)   any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

        Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

          (b)   A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

        Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

          (b)   If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

          (c)   Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:

            (1)   The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, or the NASDAQ Global Select Market.

            (2)   The applicability of clause (1) is determined as of:

                (i)  the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

               (ii)  the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

            (3)   Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

        Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

        Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

          (b)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

          (c)   "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

          (d)   "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09, subdivision 1, paragraph (c), clause (1).

        Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

        Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

        Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to (i) all shareholders who have complied with subdivision 3, (ii) all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

          (1)   the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

          (2)   any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

          (3)   a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

          (4)   a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

          (b)   In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

        Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

          (1)   the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

          (2)   an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

          (3)   a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

          (b)   The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

          (c)   If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

        Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

        Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

        Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

          (b)   If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

          (c)   The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

Annex D

OPINION OF RAYMOND JAMES FINANCIAL, INC.

Annex D

3414 Peachtree Road NE, Suite 500, Atlanta, GA 30326 · (404) 442-5800

November 6th, 2016

Board of Directors
Datalink Corporation
10050 Crosstown Circle, Suite 500
Eden Prairie, MN 55344

Members of the Board of Directors:

        We understand that Insight Enterprises Inc. ("Insight") and Datalink Corporation (the "Company"), propose to enter into the Agreement (defined below) pursuant to which, among other things, a newly formed subsidiary of Insight ("Merger Sub") will be merged with and into the Company with the separate existence of Merger Sub ceasing to exist and the Company continuing as the surviving corporation (the "Transaction") and that, in connection with the Transaction, each outstanding share of common stock, par value $0.001 per share, of the Company (the "Common Shares") held by anyone other than Insight, Merger-Sub or any direct or indirect subsidiary of Insight or the Company (the "Holders") will be converted into the right to receive $11.25 per share in cash (the "Common Share Transaction Consideration"). The Board of Directors of the Company (the "Board") has requested that Raymond James & Associates, Inc. ("Raymond James") provide an opinion (the "Opinion") to the Board as to whether, as of the date hereof, the Common Share Transaction Consideration to be received by the Holders of the Common Shares in the Transaction pursuant to the Agreement is fair from a financial point of view to such Holders.

        In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

  1.
  reviewed the financial terms and conditions as stated in the draft of the Agreement dated as of November 6th, 2016 (the "Agreement");

  2.
  reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Company for the periods ending December 31, 2019, as approved for our use by the Company (the "Projections");

  3.
  reviewed the Company's recent public filings and certain other publicly available information regarding the Company;

  4.
  reviewed financial, operating and other information regarding the Company and the industry in which it operates;

  5.
  reviewed the financial and operating performance of the Company and those of other selected public companies that we deemed to be relevant;

  6.
  considered the publicly available financial terms, and terms available to us on a confidential basis, of certain transactions we deemed to be relevant;

  7.
  reviewed the current and historical market prices for the Common Shares, and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

  8.
  reviewed a certificate addressed to Raymond James from a member of senior management of the Company regarding, among other things, the accuracy of the information, data, and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company;

  9.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate; and

  10.
  discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

        With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.

        Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of November 6th, 2016 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

        We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We provided advice to the Board with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Common Share Transaction Consideration to be received by the holders of the Common Shares.

        We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transaction.

        In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of Common Shares as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company's officers, directors or employees, or class of such persons, whether relative to the compensation received by the holders of the Common Shares or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company's or any other party's security holders or other constituencies vis-à-vis any other class or group of the Company's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Insight or the ability of the Company or Insight to pay their respective obligations when they come due.

        The delivery of this opinion was approved by an opinion committee of Raymond James.

        Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Transaction. Raymond James will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

        In the ordinary course of our business, Raymond James may trade in the securities of the Company and/or Insight for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Insight or other participants in the Transaction in the future, for which Raymond James may receive compensation.

        It is understood that this letter is for the information of the Board of Directors of the Company (solely in each directors capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be reproduced or used for any other purpose without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Share Transaction Consideration to be received by the Holders of the Common Shares in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such Holders.

Very truly yours,

RAYMOND JAMES & ASSOCIATES, INC.

1234567 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For 0 Against 0 Abstain 0 1 To approve and adopt the Agreement and Plan of Merger, dated as of November 6, 2016 (the merger agreement), by and among Datalink Corporation ("Datalink"), Insight Enterprises, Inc., and Reef Acquisition Co. ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Datalink (the "merger"). 0 0 0 0 0 0 2 To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Datalink's named executive officers in connection with the merger. To approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. 3 NOTE: This proxy, when properly executed, will be voted as directed, or if no distinction is given, FOR Proposals 1, 2 and 3. Discretionary authority is hereby confirmed as to all matters which may properly come before the meeting or any adjournments or postponements thereof. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000303453_1 R1.0.1.29 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 4, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 4, 2017. Have your proxy card in hand when you John Sample 234567call and then follow the instructions. 234567 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 DATALINK CORPORATION ATTN: GREGORY BARNUM 10050 CROSSTOWN CIRCLE, SUITE 500 EDEN PRAIRIE, MN 55344 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com DATALINK CORPORATION SPECIAL MEETING OF SHAREHOLDERS Thursday, January 5, 2017 9:00 a.m. To be held at the Corporate offices 10050 Crosstown Circle, Suite 500 Eden Prairie, MN 55344 This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint Gregory T. Barnum and Paul F. Lidsky, and each of them, with full power of substitution, to vote all of your shares of Datalink Corporation common stock held of record on the record date on the matters shown on the reverse side and any other matters which may come before the Special Meeting of Shareholders and all adjournments and postponements thereof. See reverse for voting instructions. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Continued and to be signed on reverse side 0000303453_2 R1.0.1.29